PROSPECTUS SUPPLEMENT
(To Prospectus dated November 25, 2002)

                                 $1,166,341,300
                                  (Approximate)
                          Bear Stearns ARM Trust 2003-1
                                     Issuer
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                  Master Servicer and Securities Administrator
                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

    BEAR STEARNS ARM TRUST, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-1

     The Seller will form Bear Stearns ARM Trust 2003-1, and the trust will issue the certificates which will represent the entire beneficial interest in the trust. The assets of the trust will be primarily a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, divided into eight groups. Cashflow from the mortgage loans and certain other proceeds from the mortgage loans will pay the classes of related certificates. Only the certificates identified below are offered hereby.

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE PROSPECTUS BEFORE PURCHASING ANY CERTIFICATES.

     The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

$239,692,900     Variable Rate(1)  Class I-A-1 Certificates      $25,110,300(2)  Variable Rate(1)   Class VIII-A-X Certificates
$113,342,700     Variable Rate(1)  Class II-A-1 Certificates     $44,023,800     Variable Rate(1)   Class M Certificates(3)
$190,689,900     Variable Rate(1)  Class III-A-1 Certificates    $       100     Variable Rate(1)   Class R-I Certificates
$ 25,928,500     Variable Rate(1)  Class IV-A-1 Certificates     $       100     Variable Rate(1)   Class R-II Certificates
$167,595,200     Variable Rate(1)  Class V-A-1 Certificates      $       100     Variable Rate(1)   Class R-III Certificates
$254,617,100     Variable Rate(1)  Class VI-A-1 Certificates     $13,500,700     Variable Rate(1)   Class B-1 Certificates(4)
$  74,817,300    Variable Rate(1)  Class VII-A-1 Certificates    $ 9,978,800     Variable Rate(1)   Class B-2 Certificates(4)
$ 74,817,300(2)  Variable Rate(1)  Class VII-A-X Certificates    $ 7,043,800     Variable Rate(1)   Class B-3 Certificates(4)
$ 25,110,300     Variable Rate(1)  Class VIII-A-1 Certificates

--------------------------
(1)      As described on page S-4 through page S-6 herein.
(2)      Notional Amount.
(3)      This class is a senior mezzanine certificate.
(4)      This class is a subordinate certificate.

     Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates set forth above, subject to certain conditions, from time to time in negotiated transactions at varying prices to be determined at the time of sale. See "Method of Distribution" herein.

     The Underwriter will deliver to purchasers the Class R-I, Class R-II and Class R-III Certificates in physical form, and the remaining certificates set forth above in book-entry form through The Depository Trust Company, in each case on or about February 28, 2003.

                            BEAR, STEARNS & CO. INC.

          The date of this prospectus supplement is February 26, 2003.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Caption                                                                     Page
-------                                                                     ----

SUMMARY OF TERMS ............................................................S-4
RISK FACTORS................................................................S-20
DESCRIPTION OF THE MORTGAGE LOANS...........................................S-22
     Special Characteristics of the Mortgage Loans..........................S-23
     Indices on the Mortgage Loans..........................................S-24
THE MASTER SERVICER AND THE SERVICERS ......................................S-26
     General ...............................................................S-26
     The Master Servicer....................................................S-26
     The Servicers .........................................................S-27
MORTGAGE LOAN ORIGINATION ..................................................S-31
     General................................................................S-31
DESCRIPTION OF THE CERTIFICATES ............................................S-36
     General ...............................................................S-36
     Book-Entry Registration................................................S-36
     Available Funds .......................................................S-37
     Distributions on the Certificates .....................................S-38
     Interest ..............................................................S-41
     Principal .............................................................S-42
     Allocation of Losses; Subordination....................................S-47
     Subordination .........................................................S-48
     Optional Purchase of Defaulted Loans...................................S-50
YIELD AND PREPAYMENT CONSIDERATIONS.........................................S-50
     General................................................................S-50
     Assumed Final Distribution Date .......................................S-51
     Weighted Average Lives ................................................S-52
     Prepayment Model ......................................................S-52
     Pricing Assumptions ...................................................S-52
     Interest Only Yield Considerations ....................................S-52
     Decrement Tables ......................................................S-59
THE POOLING AND SERVICING AGREEMENT.........................................S-60
     General................................................................S-60
     Voting Rights..........................................................S-60
     Assignment of Mortgage Loans...........................................S-60
     Representations and Warranties.........................................S-61
     Collection and Other Servicing Procedures..............................S-62
     Hazard Insurance.......................................................S-63
     Realization Upon Defaulted Mortgage Loans..............................S-63
     Servicing Compensation and Payment of Expenses.........................S-64
     The Protected Accounts.................................................S-64
     The Master Servicer Collection Account.................................S-64
     The Distribution Account...............................................S-65
     Certain Matters Regarding the Master Servicer..........................S-65
     Events of Default......................................................S-66
     Monthly Advances.......................................................S-67
     Reports to Certificateholders..........................................S-67
     Termination............................................................S-67
     The Trustee............................................................S-68
     The Securities Administrator...........................................S-68
FEDERAL INCOME TAX CONSIDERATIONS...........................................S-68
     Special Tax Considerations Applicable to Residual
     Certificates...........................................................S-69
     Characterization of the Offered Certificates...........................S-69
     Tax Return Disclosure and Investor List Requirements...................S-70
ERISA CONSIDERATIONS........................................................S-70
LEGAL INVESTMENT............................................................S-71
RESTRICTIONS ON PURCHASE AND TRANSFER
     OF THE RESIDUAL CERTIFICATES...........................................S-72
METHOD OF DISTRIBUTION......................................................S-73
LEGAL MATTERS...............................................................S-73
RATING......................................................................S-73
INDEX OF PRINCIPAL DEFINITIONS .............................................S-75
MORTGAGE LOAN ASSUMPTIONS...................................................AX-1
CERTAIN CHARACTERISTICS OF THE
     MORTGAGE LOANS..........................................................A-1




                                   PROSPECTUS

Caption                                                                     Page
-------                                                                     ----

Prospectus Supplement..........................................................1
Incorporation of Certain Documents by Reference................................1
Risk Factors...................................................................2
The Trust Funds................................................................5
Use of Proceeds...............................................................17
The Seller....................................................................18
The Mortgage Loans............................................................18
Description of the Securities.................................................21
Exchangeable Securities.......................................................29
Credit Enhancement............................................................34
Yield and Prepayment Considerations...........................................40
Administration................................................................42
Legal Aspects of the Mortgage Loans...........................................56
Federal Income Tax Consequences...............................................65
State Tax Consequences........................................................96
ERISA Considerations..........................................................96
Legal Investment.............................................................105
Method of Distribution.......................................................106
Legal Matters................................................................107
Financial Information........................................................107
Rating.......................................................................107
Where You Can Find More Information..........................................107
Glossary.....................................................................108

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     The issuer provides information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

     If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     The Issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provide the pages on which these captions are located.

     The Issuer may have filed preliminary information regarding the trust's assets and the certificates with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

     Statements contained herein which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results could differ materially from those contained in those statements.

     The Seller's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION APPEARING IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. TO UNDERSTAND THE OFFERING, YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS SUPPLEMENT AND PROSPECTUS. YOU CAN FIND THE LOCATION OF THE MEANING ASSIGNED TO CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY IN THE INDEX OF PRINCIPAL DEFINITIONS HEREIN.

ISSUER..............................  Bear Stearns ARM Trust 2003-1, also referred to as the "trust."

SELLER..............................  Structured Asset Mortgage Investments,
                                      Inc., or SAMI.

MORTGAGE LOAN SELLER................  EMC Mortgage Corporation, an affiliate of the seller.

MASTER SERVICER.....................  Wells Fargo Bank Minnesota, National
                                      Association.

SERVICERS...........................  Cendant Mortgage Corporation, Wells Fargo
                                      Home Mortgage, Inc., GMAC Mortgage
                                      Corporation, Chevy Chase Bank F.S.B.,
                                      Countrywide Home Loans, Inc., Alliance
                                      Mortgage Company, Washington Mutual Bank,
                                      FA, and Nexstar Financial Corporation.

TRUSTEE ............................  JPMorgan Chase Bank.

SECURITIES ADMINISTRATOR............  Wells Fargo Bank Minnesota, National
                                      Association.

CUT-OFF DATE........................  February 1, 2003.

CLOSING DATE........................  On or about February 28, 2003.

THE CERTIFICATES
   TITLE............................  Bear Stearns ARM Trust, Mortgage
                                           Pass-Through Certificates, Series
                                           2003-1. The trust will issue the
                                           certificates pursuant to a pooling
                                           and servicing agreement to be dated
                                           as of the Cut-off Date among EMC
                                           Mortgage Corporation, the seller, the
                                           trustee, the master servicer and the
                                           securities administrator.

   OFFERED CERTIFICATES.............  The  classes of certificates in the approximate principal amounts set
                                           forth on the cover page hereto. The
                                           offered certificates have
                                           pass-through rates as follows:

                                      o   The Class I-A-1, Class R-I, Class R-II
                                      and Class R-III Certificates will bear
                                      interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 1 Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.083% per annum.

                                      o  The Class II-A-1 Certificates will bear
                                      interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 2 Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.430% per annum.

                                      o  The Class III-A-1 Certificates will
                                      bear interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 3 Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.468% per annum.

                                      o  The Class IV-A-1 Certificates will bear
                                      interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 4 Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.560% per annum.

                                      o   The Class V-A-1 Certificates will bear
                                      interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 5 Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.464% per annum.

                                      o  The Class VI-A-1 Certificates will bear
                                      interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 6 Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.235% per annum.

                                      o   On or prior to the distribution date
                                      in January 2008, the Class VII-A-1
                                      Certificates will bear interest at a
                                      variable pass-through rate equal to the
                                      lesser of (i) a fixed interest rate and
                                      (ii) weighted average of the net rates of the Group 7 Mortgage Loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 3.812% per annum. After the distribution date in January 2008, the Class VII-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 7 Mortgage Loans.

                                      o   The Class VII-A-X Certificates will
                                      bear interest at a variable pass-through rate equal to the excess, if any, of the weighted average of the net rates of the Group 7 Mortgage Loans minus the Class VII-A-1 pass-through rate. The pass-through rate with respect to the first interest accrual period is expected to be approximately 1.451% per annum based on a notional amount equal to the current principal balance of the Class VII-A-1 Certificates. After the distribution date in January 2008, the Class VII-A-X Certificates will not bear any interest.

                                      o  On or prior to the distribution date in
                                      November 2009, the Class VIII-A-1
                                      Certificates will bear interest at a
                                      variable pass- through rate equal to the weighted average of the net rates of the Group 8 Mortgage Loans less 0.383%. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.990% per annum. After the distribution date in November 2009, the Class VIII-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the Group 7 Mortgage Loans.

                                      o  The Class VIII-A-X Certificates will
                                      bear interest at a fixed rate equal to
                                      0.383% per annum based on a notional
                                      amount equal to the current principal
                                      balance of the Class VIII-A-1
                                      Certificates. After the distribution date in November 2009, the Class VIII-A-X Certificates will not bear any interest.

                                      o  The Class M, Class B-1, Class B-2 and
                                      Class B-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of each Mortgage Loan Group, weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group, the current principal amount of the related class or classes of Senior Certificates. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.287% per annum.

   OTHER CERTIFICATES...............  The  trust also will issue the following classes of "Other Certificates," in
                                           the indicated approximate original
                                           principal amounts, which, in the case
                                           of the Class B-4, Class B-5 and Class
                                           B-6 Certificates, will provide credit
                                           support to the offered certificates,
                                           but which are not offered by this
                                           prospectus supplement:

                                        CLASS           INITIAL PRINCIPAL AMOUNT
                                ----------------------  ------------------------
                                Class B-4 Certificates         $3,521,800
                                Class B-5 Certificates         $1,760,900
                                Class B-6 Certificates         $2,348,519

                                      Interest accrues on the Class B-4, Class
                                           B-5 and Class B-6 Certificates at the
                                           same rate as interest accrues on the
                                           Class M, Class B-1, Class B-2 and
                                           Class B-3 Certificates.

                                      The  information contained herein with
                                           respect to the Other Certificates is
                                           provided only to permit you to better
                                           understand the Offered Certificates.

   OTHER DESIGNATIONS -

      CERTIFICATES..................  Offered certificates and other certificates.

      SENIOR CERTIFICATES...........  The  Class I-A-1, Class II-A-1, Class
                                           III-A-1, Class IV-A-1, Class V-A-1,
                                           Class VI-A-1, Class VII-A-1, Class
                                           VII-A-X, Class VIII-A-1, Class
                                           VIII-A-X, Class R-I, Class R-II and
                                           Class R- III certificates.

      GROUP 1 SENIOR CERTIFICATES...  The Class I-A-1, Class R-I, Class R-II and
                                           Class R-III certificates.

      GROUP 2 SENIOR CERTIFICATES...  The Class II-A-1 certificates.

      GROUP 3 SENIOR CERTIFICATES...  The Class III-A-1 certificates.

      GROUP 4 SENIOR CERTIFICATES...  The Class IV-A-1 certificates.

      GROUP 5 SENIOR CERTIFICATES...  The Class V-A-1 certificates.

      GROUP 6 SENIOR CERTIFICATES...  The Class VI-A-1 certificates.

      GROUP 7 SENIOR CERTIFICATES...  The Class VII-A-1 certificates and Class
                                           VII-A-X certificates.

      GROUP 8 SENIOR CERTIFICATES...  The Class VIII-A-1 certificates and Class
                                           VIII-A-X certificates.

      INTEREST ONLY CERTIFICATES....  The Class VII-A-X certificates and Class
                                           VIII-A-X certificates.

      SENIOR MEZZANINE
      CERTIFICATES..................  The Class M certificates.

      SUBORDINATE CERTIFICATES......  The Class B-1, Class B-2, Class B-3,
                                           Class B-4, Class B-5 and Class B-6
                                           certificates.

      OFFERED SUBORDINATE
      CERTIFICATES..................  The Class B-1, Class B-2 and Class B-3
                                           certificates.

      REGULAR CERTIFICATES..........  All classes of certificates other than the
                                           Residual Certificates.

      RESIDUAL CERTIFICATES.........  The Class R-I, Class R-II and Class R-III
                                           certificates.

      PHYSICAL CERTIFICATES.........  The Residual Certificates and Other
                                           Certificates.

      BOOK-ENTRY CERTIFICATES.......  All certificates other than the physical certificates.

      DENOMINATIONS.................  Senior certificates, other than the
                                           Residual Certificates, and the senior
                                           mezzanine certificates, $1,000 and
                                           increments of $1.00 in excess
                                           thereof; each Residual Certificate, a
                                           single certificate of $50; and the
                                           offered subordinate certificates,
                                           $25,000 and increments of $1.00 in
                                           excess thereof.

      REGISTRATION..................  Each investor in a class of book-entry certificates will hold beneficial
                                           interests in such certificates
                                           through DTC. Each class of physical
                                           certificates will be issued in
                                           certificated fully- registered form.

      DISTRIBUTION DATES............  The 25th day of each month, or if such day is not a business day, then the
                                           next succeeding business day,
                                           beginning in March 2003.

      RECORD DATE...................  The close of business on the last business day of the month preceding
                                           the month in which the related
                                           distribution date occurs.

      INTEREST ACCRUAL PERIOD.......  The calendar month preceding the month in which the distribution date occurs
                                           beginning in February 2003.

THE MORTGAGE POOL...................  Primarily first lien adjustable rate mortgage loans secured by one- to
                                           four-family residences, an interest
                                           in shares issued by a cooperative
                                           apartment corporation and the related
                                           proprietary lease, and individual
                                           condominium units having original
                                           terms to stated maturity of 30 years
                                           or less.

                                      After an initial fixed-rate period of
                                           three, five, seven or ten years, the
                                           interest rate on each mortgage loan
                                           will be adjusted semi- annually based
                                           on Six-Month LIBOR, or annually based
                                           on One-Year LIBOR or One-Year U.S.
                                           Treasury, to equal the related index
                                           plus a fixed percentage set forth in
                                           or computed in accordance with the
                                           related note subject to rounding and
                                           to certain other limitations,
                                           including an initial cap, a
                                           subsequent periodic cap on each
                                           adjustment date and a maximum
                                           lifetime mortgage rate, all as more
                                           fully described under "Description of
                                           the Mortgage Loans" in this
                                           prospectus supplement. The related
                                           index is as described under
                                           "Description of the Mortgage
                                           Loans--Index on the Mortgage Loans"
                                           in this prospectus supplement.

                                      The mortgage loans have been divided into
                                           eight groups designated as the Group
                                           1, Group 2, Group 3, Group 4, Group
                                           5, Group 6, Group 7 and Group 8
                                           mortgage loans as more fully
                                           described below and in Schedule A to
                                           this prospectus supplement. The Group
                                           1 Senior, Group 2 Senior, Group 3
                                           Senior, Group 4 Senior, Group 5
                                           Senior, Group 6 Senior, Group 7
                                           Senior and Group 8 Senior
                                           certificates will be entitled to
                                           receive distributions solely with
                                           respect to the Group 1, Group 2,
                                           Group 3, Group 4, Group 5, Group 6,
                                           Group 7 and Group 8 mortgage loans,
                                           respectively, except under the
                                           limited circumstances described in
                                           this prospectus supplement.

                                      Approximately 38.51%, 52.80%, 0.26%,
                                           12.60%, 17.80%, 69.82%, and 27.89% of
                                           the Group 1, Group 2, Group 3, Group
                                           4, Group 5, Group 7 and Group 8
                                           mortgage loans, and approximately
                                           22.44% of the mortgage loans in the
                                           aggregate, were originated by, and
                                           are serviced by, Countrywide Home
                                           Loans, Inc. Approximately 39.57%,
                                           37.63%, and 8.94% of the Group 1,
                                           Group 4, and Group 7 mortgage loans,
                                           and approximately 10.19% of the
                                           mortgage loans in the aggregate, were
                                           originated by, and are serviced by,
                                           Washington Mutual Bank, FA.
                                           Approximately 15.62%, 70.58%, 41.11%,
                                           89.44% and 38.11% of the Group 2,
                                           Group 3, Group 5, Group 6 and Group 8
                                           mortgage loans, and approximately
                                           41.99% of the mortgage loans in the
                                           aggregate, were originated by, and
                                           are serviced by, Wells Fargo Home
                                           Mortgage, Inc. Approximately 1.45%,
                                           4.98%, 11.36%, 6.58% and 6.42% of the
                                           Group 1, Group 2, Group 4, Group 7
                                           and Group 8 mortgage loans, and
                                           approximately 1.70% of the mortgage
                                           loans in the aggregate, were
                                           originated by, and are serviced by,
                                           Nexstar Financial Corporation.
                                           Approximately 18.59%, 19.50%, 6.05%
                                           and 0.51% of the Group 1, Group 4,
                                           Group 6 and Group 7 mortgage loans,
                                           and approximately 5.99% of the
                                           mortgage loans in the aggregate, were
                                           originated by E-Loan, Inc., and are
                                           serviced by, Alliance Mortgage
                                           Company. Approximately 8.73%, 16.47%,
                                           3.72%, 37.73% and 2.00% of the Group
                                           2, Group 3, Group 4, Group 5 and
                                           Group 8 mortgage loans, and
                                           approximately 9.40% of the mortgage
                                           loans in the aggregate, are serviced
                                           by, Cendant Mortgage Corporation.

                                      Approximately 0.53%, 11.99%, 9.00%,
                                           15.19%, 1.01%, 1.08%, 12.96% and
                                           19.48% of the Group 1, Group 2, Group
                                           3, Group 4, Group 5, Group 6, Group 7
                                           and Group 8 mortgage loans, and
                                           approximately 5.04% of the mortgage
                                           loans in the aggregate, are serviced
                                           by, GMAC Mortgage Corporation.
                                           Approximately 1.34%, 5.89%, 3.69%,
                                           4.35%, 3.42%, 1.19%, and 6.11% of the
                                           Group 1, Group 2, Group 3, Group 5,
                                           Group 6, Group 7 and Group 8 mortgage
                                           loans and approximately 3.24% of the
                                           mortgage loans in the aggregate, were
                                           originated by, and are serviced by
                                           Chevy Chase Bank F.S.B.

                                      Approximately 11.99%, 5.57% and 18.26% of
                                           the Group 2, Group 3 and Group 8
                                           mortgage loans, and approximately
                                           2.64% of the mortgage loans in the
                                           aggregate, serviced by GMAC Mortgage
                                           Corporation were sold to the Mortgage
                                           Loan Seller by E*TRADE Bank and were
                                           originated by multiple third- party
                                           correspondents of E*TRADE Bank.
                                           Approximately 2.01% of the Group 3
                                           mortgage loans, and 0.35% of the
                                           mortgage loans in the aggregate,
                                           serviced by Cendant Mortgage
                                           Corporation were sold to the Mortgage
                                           Loan Seller by E*TRADE Bank and were
                                           originated by multiple third- party
                                           correspondents of E*TRADE Bank.

                                      Approximately 0.78%, 2.73% and 6.26% of
                                           the Group 2, Group 3 and Group 5
                                           mortgage loans, respectively, and
                                           approximately 1.52% of the mortgage
                                           loans in the aggregate, will consist
                                           of mortgage loans which are secured
                                           by, in addition to the related
                                           mortgaged property, additional
                                           collateral generally consisting of
                                           marketable securities.

                                      Approximately 40.21%, 29.09%, 26.02%,
                                           3.72%, 43.69%, 27.71%, 14.94% and
                                           29.34% of the Group 1, Group 2, Group
                                           3, Group 4, Group 5, Group 6, Group 7
                                           and Group 8 mortgage loans,
                                           respectively, and 31.35% of the
                                           mortgage loans in the aggregate, will
                                           receive interest only for the initial
                                           period set forth in the related
                                           mortgage note.

                                      The  issuer has set forth below certain
                                           information regarding the mortgage
                                           loans and the related mortgaged
                                           properties as of the cut-off date.
                                           Schedule A, which is attached and is
                                           a part of this prospectus supplement,
                                           presents more detailed statistical
                                           information relating to the mortgage
                                           loans. You should also refer to
                                           "Description of the Mortgage Loans"
                                           in this prospectus supplement.

                                                                   GROUP 1                  GROUP 2                   GROUP 3
                                                                  MORTGAGE                 MORTGAGE                  MORTGAGE
                                                                    LOANS                    LOANS                     LOANS
                                                       -------------------------   ----------------------    ----------------------
Number of Mortgage Loans..............................                      546                       270                       410
Aggregate Scheduled Principal Balance.................             $257,734,627              $121,873,940              $205,042,938
Minimum Scheduled Principal Balance...................                  $63,729                   $81,910                   $62,441
Maximum Scheduled Principal Balance...................               $1,670,000                $1,397,590                $1,000,000
Average Scheduled Principal Balance...................                 $472,041                  $451,385                  $500,105
Minimum Mortgage Rate.................................                   4.000%                    5.000%                    5.125%
Maximum Mortgage Rate.................................                   7.500%                    6.500%                    7.125%
Weighted Average Mortgage Rate........................                   5.412%                    5.719%                    5.759%
Weighted Average Net Rate.............................                   5.083%                    5.430%                    5.468%
Minimum Remaining Term to Maturity (months)...........                      335                       347                       295
Maximum Remaining Term to Maturity (months)...........                      360                       360                       359

Weighted Average Remaining Term to Maturity (months)..                      358                       357                       357
Weighted Average Original Loan-to-Value Ratio.........                   66.44%                    68.91%                    61.47%

Weighted Average Effective Loan-to-Value Ratio........                   66.44%                    68.73%                    60.85%
                                                                      CA-63.30%                 CA-39.60%                 CA-31.47%
                                                                       IL-3.36%                 GA-12.68%                 MA-10.46%
Top 3 Locations of Mortgage Property..................                 WA-3.26%                  MA-5.97%                  NJ-6.44%

                                                          1 Year LIBOR - 39.92%     1 Year LIBOR - 54.41%      1 Year LIBOR - 2.43%
                                                            1 Year CMT - 52.21%       1 Year CMT - 31.49%       1 Year CMT - 77.65%
Loan Type.............................................    6 Month LIBOR - 7.87%     6 Month LIBOR - 14.09    6 Month LIBOR - 19.93%
Weighted Average Gross Margin.........................                   2.540%                    2.434%                    2.607%
Weighted Average Cap at First Interest
   Adjustment Date....................................                   5.024%                    4.882%                    4.922%
Weighted Average Periodic Cap.........................                   2.000%                    1.918%                    1.835%
Weighted Average Maximum Lifetime
   Mortgage Rate (per annum)..........................                  10.515%                   10.777%                   10.796%
Weighted Average Months to First Interest
Adjustment Date (months)..............................                       58                        81                       117


                                                                  GROUP 4                   GROUP 5
                                                                 MORTGAGE                  MORTGAGE
                                                                   LOANS                     LOANS
                                                       -------------------------   ----------------------
Number of Mortgage Loans..............................                       64                       340
Aggregate Scheduled Principal Balance.................              $27,880,138              $180,209,914
Minimum Scheduled Principal Balance...................                  $64,912                   $65,400
Maximum Scheduled Principal Balance...................                 $958,120                $1,999,438
Average Scheduled Principal Balance...................                 $435,627                  $530,029
Minimum Mortgage Rate.................................                   2.875%                    5.000%
Maximum Mortgage Rate.................................                   6.875%                    6.875%
Weighted Average Mortgage Rate........................                   4.886%                    5.813%
Weighted Average Net Rate.............................                   4.560%                    5.464%
Minimum Remaining Term to Maturity (months)...........                      346                       238
Maximum Remaining Term to Maturity (months)...........                      360                       360

Weighted Average Remaining Term to Maturity (months)..                      357                       357
Weighted Average Original Loan-to-Value Ratio.........                   65.26%                    64.25%

Weighted Average Effective Loan-to-Value Ratio........                   65.26%                    62.63%
                                                                      CA-41.51%                 CA-41.63%
                                                                      IL-16.04%                  NJ-6.43%
Top 3 Locations of Mortgage Property..................                 CO-7.13%                  VA-5.62%

                                                          1 Year LIBOR - 27.79%     1 Year LIBOR - 16.59%
                                                            1 Year CMT - 68.49%       1 Year CMT - 44.98%
Loan Type.............................................    6 Month LIBOR - 3.72%    6 Month LIBOR - 38.43%
Weighted Average Gross Margin.........................                   2.677%                    2.401%
Weighted Average Cap at First Interest
   Adjustment Date....................................                   2.183%                    4.913%
Weighted Average Periodic Cap.........................                   1.963%                    1.659%
Weighted Average Maximum Lifetime
   Mortgage Rate (per annum)..........................                  10.525%                   10.857%
Weighted Average Months to First Interest
Adjustment Date (months)..............................                       33                       118


(1) Loan-to-Value ratios are calculated by taking the Scheduled Principal Balance and dividing it by the lesser of the original appraised value and sell price of the property for Purchase Loans and by the original appraised value for refinance loans. Effective Loan-to-Value Ratio for any Mortgage Loan is calculated as (i) the original loan amount less the amount of any required additional collateral, generally 30% divided by (ii) the appraised value of the mortgaged property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the mortgaged property.

(2) Months to next rate adjustment is calculated by using the first rate adjustment date for loans still in hybrid period and by using next rate adjustment for loans that are fully indexed.

                                                                 GROUP 6                  GROUP 7
                                                                MORTGAGE                 MORTGAGE
                                                                  LOANS                    LOANS
                                                         ----------------------    ----------------------
Number of Mortgage Loans..............................                      607                       170
Aggregate Scheduled Principal Balance.................             $273,781,846               $80,448,744
Minimum Scheduled Principal Balance...................                  $84,500                  $300,000
Maximum Scheduled Principal Balance...................               $1,250,000                $1,022,402
Average Scheduled Principal Balance...................                 $451,041                  $473,228
Minimum Mortgage Rate.................................                   3.500%                    4.125%
Maximum Mortgage Rate.................................                   6.750%                    7.250%
Weighted Average Mortgage Rate........................                   5.609%                    5.543%
Weighted Average Net Rate.............................                   5.235%                    5.268%
Minimum Remaining Term to Maturity (months)...........                      348                       354
Maximum Remaining Term to Maturity (months)...........                      360                       360

Weighted Average Remaining Term to Maturity (months)..                      359                       359
Weighted Average Original Loan-to-Value Ratio.........                   64.92%                    69.91%

Weighted Average Effective Loan-to-Value Ratio........                   64.92%                    69.91%
Top 3 Locations of Mortgage Property..................                CA-54.26%                 CA-33.23%
                                                                       NJ-4.74%                  MI-7.46%
                                                                       VA-4.33%                  IL-7.16%
                                                           1 Year LIBOR - 1.78%     1 Year LIBOR - 82.78%
                                                            1 Year CMT - 92.96%       1 Year CMT - 16.03%
Loan Type.............................................    6 Month LIBOR - 5.25%     6 Month LIBOR - 1.19%
Weighted Average Gross Margin.........................                   2.722%                    2.457%
Weighted Average Cap at First Interest
   Adjustment Date....................................                   4.950%                    4.976%
Weighted Average Periodic Cap.........................                   2.000%                    2.000%
Weighted Average Maximum Lifetime
   Mortgage Rate (per annum)..........................                  10.661%                   10.555%
Weighted Average Months to First Interest
Adjustment Date (months)..............................                       83                        59


                                                                GROUP 8                     TOTAL
                                                               MORTGAGE                    MORTGAGE
                                                                 LOANS                       LOANS
                                                         ----------------------    -----------------------
Number of Mortgage Loans..............................                       57                      2,464
Aggregate Scheduled Principal Balance.................              $27,000,373             $1,173,972,520
Minimum Scheduled Principal Balance...................                $ 157,000                    $62,441
Maximum Scheduled Principal Balance...................               $1,241,102                 $1,999,438
Average Scheduled Principal Balance...................                 $473,691                   $476,450
Minimum Mortgage Rate.................................                   4.625%                     2.875%
Maximum Mortgage Rate.................................                   7.125%                     7.500%
Weighted Average Mortgage Rate........................                   5.681%                     5.614%
Weighted Average Net Rate.............................                   5.373%                     5.287%
Minimum Remaining Term to Maturity (months)...........                      354                        238
Maximum Remaining Term to Maturity (months)...........                      359                        360

Weighted Average Remaining Term to Maturity (months)..                      357                        358
Weighted Average Original Loan-to-Value Ratio.........                   66.04%                     65.34%

Weighted Average Effective Loan-to-Value Ratio........                   66.04%                     64.96%
Top 3 Locations of Mortgage Property..................                GA-39.70%                  CA-46.18%
                                                                      CA-15.95%                   MA-4.71%
                                                                       MA-7.27%                   IL-4.48%
                                                          1 Year LIBOR - 30.52%      1 Year LIBOR - 24.83%
                                                            1 Year CMT - 61.37%        1 Year CMT - 61.01%
Loan Type.............................................    6 Month LIBOR - 8.11%     6 Month LIBOR - 14.15%
Weighted Average Gross Margin.........................                   2.577%                     2.560%
Weighted Average Cap at First Interest
   Adjustment Date....................................                   4.878%                     4.883%
Weighted Average Periodic Cap.........................                   1.980%                     1.909%
Weighted Average Maximum Lifetime
   Mortgage Rate (per annum)..........................                  10.742%                    10.686%
Weighted Average Months to First Interest
Adjustment Date (months)..............................                       81                         86


(1) Loan-to-Value ratios are calculated by taking the Scheduled Principal Balance and dividing it by the lesser of the original appraised value and sell price of the property for Purchase Loans and by the original appraised value for refinance loans. Effective Loan-to-Value Ratio for any Mortgage Loan is calculated as (i) the original loan amount less the amount of any required additional collateral, generally 30% divided by (ii) the appraised value of the mortgaged property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the mortgaged property.

(2) Months to next rate adjustment is calculated by using the first rate adjustment date for loans still in hybrid period and by using next rate adjustment for loans that are fully indexed.

DISTRIBUTIONS ON THE CERTIFICATES...  GENERAL. The issuer will make distributions with respect to each
                                           class of certificates primarily from
                                           certain collections and other
                                           recoveries on the mortgage loans in
                                           the related mortgage loan group. On
                                           each distribution date with respect
                                           to either payments of interest or
                                           principal: (1) the senior
                                           certificates will be entitled to
                                           receive all amounts distributable to
                                           them for such distribution date
                                           before any distributions are made to
                                           the senior mezzanine certificates and
                                           the subordinate certificates on such
                                           date, (2) the senior mezzanine
                                           certificates will be entitled to
                                           receive all amounts distributable to
                                           them for such distribution date
                                           before any distributions are made to
                                           the subordinate certificates on such
                                           date, and (3) the subordinate
                                           certificates of each class will be
                                           entitled to receive all amounts
                                           distributable to them for such
                                           distribution date before any
                                           distributions are made on such date
                                           on any class of subordinate
                                           certificates with a higher numerical
                                           class designation.

                                      The Servicers will collect monthly
                                           payments of principal and interest on
                                           the Mortgage Loans and will be
                                           obligated to make advances of
                                           delinquent monthly principal and
                                           interest payments under the
                                           circumstances described herein. After
                                           retaining Servicing Fees due to them
                                           and amounts that reimburse them for
                                           reimbursable expenses and advances,
                                           the Servicers will remit such
                                           collections and any required
                                           delinquency advances to the Master
                                           Servicer. The Master Servicer will be
                                           obligated to make any required
                                           delinquency advances if the
                                           applicable Servicer fails in its
                                           obligation to do so, to the extent
                                           provided in the Agreement. After
                                           retaining any amounts due to the
                                           Master Servicer under the Agreement,
                                           the Master Servicer will remit
                                           collections received by it and any
                                           required delinquency advances to the
                                           Trustee on the Business Day prior to
                                           each Distribution Date. The aggregate
                                           amount of such monthly collections
                                           and advances is described under the
                                           heading "Description of the
                                           Certificates--Available Funds" in
                                           this Prospectus Supplement.

                                      Distributions to Certificateholders will
                                           be made as follows:

                           _____________________________________________________

                                                   Step 1

                           Distributions of interest to the Senior Certificates
                           _____________________________________________________


                           _____________________________________________________

                                                   Step 2

                           Distribution of principal to the Senior Certificates
                                 (other than the Interest Only Certificates)
                           _____________________________________________________

                           _____________________________________________________

                                                   Step 3

                              Distributions of interest to the Senior Mezzanine
                                                Certificates
                           _____________________________________________________


                           _____________________________________________________

                                                   Step 4

                             Distributions of principal to the Senior Mezzanine
                                                Certificates
                           _____________________________________________________


                           _____________________________________________________

                                                   Step 5

                           Distribution to the Offered Subordinate Certificates as follows:

                                o Interest to the Class B-1 Certificates
                                o Principal to the Class B-1 Certificates
                                o Interest to the Class B-2 Certificates
                                o Principal to the Class B-2 Certificates
                                o Interest to the Class B-3 Certificates
                                o Principal to the Class B-3 Certificates
                           _____________________________________________________


                           _____________________________________________________

                                                   Step 6
                            Distribution of interest and principal to the Other
                                                Certificates
                           _____________________________________________________


                           _____________________________________________________

                                                   Step 7

                           Distribution of any remaining funds to the Residual
                                              Certificates (1)
                           _____________________________________________________

                           (1) It is very unlikely that any distributions will be made to the Residual Certificates under Step 7.


                                      As a certificateholder, you will
                                           generally be entitled to receive on
                                           each distribution date interest on
                                           the certificates of each class you
                                           hold, which will accrue during the
                                           preceding interest accrual period, in
                                           an amount equal to:

                                           o  1/12th

                                           MULTIPLIED BY

                                           o  the applicable pass-through rate
                                              for such class set forth in this
                                              prospectus supplement

                                           MULTIPLIED BY

                                           o    the current principal amount or
                                                notional amount of such class
                                                immediately prior to such
                                                distribution date.

                                      You  will also be entitled to receive any
                                           previously accrued and unpaid
                                           interest on such classes.

                                      Shortfalls of interest incurred on the
                                           mortgage loans may reduce interest
                                           distributions. The servicers will
                                           make up certain interest shortfalls
                                           as a result of partial prepayments or
                                           prepayments in full with compensating
                                           interest payments to the extent
                                           provided in this prospectus
                                           supplement. Interest will be
                                           calculated on the basis of a 360-day
                                           year comprised of twelve 30-day
                                           months.

                                      Principal distributions on certificates
                                           entitled to principal distributions
                                           will be allocated among the various
                                           classes of certificates as more fully
                                           described under "Description of the
                                           Certificates--Distributions on the
                                           Certificates" in this prospectus
                                           supplement. Not all classes of
                                           offered certificates will receive
                                           principal on each distribution date.

CREDIT ENHANCEMENT --
      GENERAL.......................  The senior mezzanine certificates will provide credit enhancement for the
                                           senior certificates. The subordinate
                                           certificates will provide credit
                                           enhancement for the senior
                                           certificates and the senior mezzanine
                                           certificates. Each class of
                                           subordinate certificates with a
                                           higher numerical class designation
                                           will provide credit enhancement for
                                           each class of certificates with a
                                           lower numerical class designation.

CREDIT ENHANCEMENT --
   SUBORDINATION; ALLOCATION
   OF LOSSES                          The issuer will make distributions to
                                           senior certificates prior to
                                           distributions to the senior mezzanine
                                           certificates and the subordinate
                                           certificates. The issuer will make
                                           distributions to the senior mezzanine
                                           certificates prior to the
                                           distributions to the subordinate
                                           certificates. The issuer will make
                                           distributions as among the
                                           subordinate certificates, to such
                                           classes in numerical order.

                                      So long as the subordinate certificates
                                           are outstanding, the issuer will
                                           allocate losses on the mortgage loans
                                           first to the subordinate
                                           certificates, in reverse numerical
                                           order beginning with the class with
                                           the highest numerical designation.
                                           After the aggregate principal balance
                                           of the subordinate certificates is
                                           reduced to zero, the issuer will
                                           allocate losses on the mortgage loans
                                           to the senior mezzanine certificates,
                                           and then to the related senior
                                           certificates. The issuer will
                                           allocate a loss to a certificate by
                                           reducing its principal amount by the
                                           amount of the loss. Losses occur if:

                                              o  the trust cannot dispose of a
                                                 mortgaged property upon
                                                 liquidation for an amount at
                                                 least equal to the
                                                 total amount the Mortgagor owed
                                                 plus expenses of liquidation
                                                 and any unreimbursed advances;
                                                 or

                                              o  the mortgagor's monthly
                                                 payments are reduced or the
                                                 principal balance of the
                                                 mortgage loan is reduced
                                                 following a bankruptcy
                                                 proceeding or default
                                                 modification.

                                      If   no subordinate certificates or senior
                                           mezzanine certificates remain
                                           outstanding, losses with respect to
                                           the Group 1, Group 2, Group 3, Group
                                           4, Group 5, Group 6, Group 7 and
                                           Group 8 mortgage loans will be
                                           allocated among the related senior
                                           certificates in proportion to their
                                           remaining principal amounts.

                                      Such subordination will increase the
                                           likelihood of timely receipt by the
                                           holders of the certificates with
                                           higher relative payment priority of
                                           the maximum amount to which they are
                                           entitled on any distribution date and
                                           will provide such holders protection
                                           against losses resulting from
                                           defaults on mortgage loans to the
                                           extent described in this prospectus
                                           supplement.

                                      As of the Closing Date, the aggregate
                                           current principal amounts of the
                                           Class M, Class B-1, Class B-2, Class
                                           B-3, Class B-4, Class B-5 and Class
                                           B-6 certificates will equal
                                           approximately 7.00% of the aggregate
                                           current principal amounts of all the
                                           classes of certificates. As of the
                                           Closing Date, the aggregate current
                                           principal amounts of the Class B-1,
                                           Class B-2, Class B-3, Class B-4,
                                           Class B-5 and Class B-6 certificates
                                           will equal approximately 3.25% of the
                                           aggregate current principal amounts
                                           of all the classes of certificates.
                                           As of the closing date, the aggregate
                                           current principal amounts of the
                                           Class B-4, Class B-5 and Class B-6
                                           certificates will equal approximately
                                           0.65% of the aggregate current
                                           principal amounts of all the classes
                                           of certificates.

                                      In addition, to extend the period during
                                           which the subordinate certificates
                                           and the senior mezzanine certificates
                                           remain available as credit
                                           enhancement to the senior
                                           certificates, the issuer will
                                           allocate the entire amount of any
                                           prepayments and certain other
                                           unscheduled recoveries of principal
                                           with respect to the mortgage loans in
                                           the related mortgage loan group to
                                           the senior certificates in the
                                           related certificate group to the
                                           extent described in this prospectus
                                           supplement during the first seven
                                           years after the cut-off date (with
                                           such allocation to be subject to
                                           further reduction over an additional
                                           four year period thereafter as
                                           described in this prospectus
                                           supplement), unless the amount of
                                           subordination provided to the related
                                           group of senior certificates is twice
                                           the amount as of the cut-off date,
                                           and certain loss and delinquency
                                           tests are satisfied. This will
                                           accelerate the amortization of the
                                           senior certificates in each
                                           certificate group as a whole while,
                                           in the absence of losses in respect
                                           of the mortgage loans in the related
                                           mortgage loan group, increasing the
                                           percentage interest in the principal
                                           balance of the mortgage loans in such
                                           mortgage loan group the
                                           senior mezzanine certificates and
                                           subordinate certificates evidence.

                                      Also, after the aggregate principal
                                           balance of the senior certificates is
                                           reduced to zero, the issuer will
                                           allocate the entire amount of any
                                           prepayments and certain other
                                           unscheduled recoveries of principal
                                           to the senior mezzanine certificates
                                           unless certain loss and delinquency
                                           tests are satisfied. This will
                                           accelerate the amortization of the
                                           senior mezzanine certificates while,
                                           in the absence of loss in respect of
                                           the mortgage loans, increasing the
                                           percentage interest in the principal
                                           balance of the mortgage loans the
                                           subordinate certificates evidence.

                                      Additional information about these matters
                                           appears under the captions
                                           "Description of the
                                           Certificates--Distributions on the
                                           Certificates," "--Allocation of
                                           Losses; Subordination" and
                                           "--Subordination" in this prospectus
                                           supplement.

MONTHLY ADVANCES....................  The servicers will be obligated to advance delinquent scheduled payments
                                           of principal and interest on the
                                           mortgage loans under the
                                           circumstances described in this
                                           prospectus supplement.

YIELD AND PREPAYMENT
      CONSIDERATIONS................  The following will affect the yield to maturity of each class of
                                           certificates:

                                           o  the amount and timing of principal
                                              payments on the mortgage loans in
                                              the related mortgage loan group,

                                           o  the allocation of related group
                                              available funds to such class of
                                              certificates,

                                           o  the applicable pass-through rate
                                              for such class of certificates,

                                           o  the purchase price paid for such
                                              class of certificates, and

                                           o  losses and net interest shortfalls
                                              allocated to such class of
                                              certificates.

                                      The interaction of the foregoing factors
                                           may have different effects on the
                                           various classes of certificates. The
                                           effects on any class may vary at
                                           different times during the life of
                                           such class. No one can currently
                                           determine the actual rate of
                                           prepayments on the mortgage loans,
                                           the amount and timing of losses or
                                           net interest shortfalls or the yield
                                           to maturity of any certificates. You
                                           should consider your own estimates as
                                           to the anticipated rate of future
                                           prepayments on the mortgage loans and
                                           the suitability of the Certificates
                                           to your investment objectives. You
                                           should carefully review the
                                           discussions under "Yield and
                                           Prepayment Considerations" in this
                                           prospectus supplement and in the
                                           prospectus.

LIQUIDITY ..........................  There is currently no secondary market for the certificates, and you cannot be
                                           assured that one will develop. Bear,
                                           Stearns & Co. Inc. intends to
                                           establish a market in the offered
                                           certificates, but it is not obligated
                                           to do so. Even if such a market is
                                           established, it may not continue.
                                           Each certificateholder will receive
                                           monthly reports pertaining to the
                                           certificates. There are a limited
                                           number of sources which provide
                                           certain information about mortgage
                                           pass-through certificates in the
                                           secondary market, and they may not
                                           provide information about the
                                           certificates. You should consider the
                                           effect of limited information on the
                                           liquidity of the certificates.

ASSUMED FINAL
   DISTRIBUTION DATE................  April 25, 2033 for each class of certificates. It is likely that the
                                           actual final distribution dates will
                                           occur earlier due to prepayments or
                                           the exercise of the optional
                                           termination right described below.

OPTIONAL TERMINATION................  SAMI or its designee may repurchase from the trust all mortgage loans at the
                                           purchase price set forth in the
                                           pooling and servicing agreement when
                                           the scheduled principal balance of
                                           the mortgage loans is less than 5% of
                                           their scheduled principal balance on
                                           the cut-off date. Any such repurchase
                                           will result in the retirement of the
                                           certificates. In addition, if the
                                           seller determines, based upon an
                                           opinion of counsel, that the REMIC
                                           status of any REMIC has been lost or
                                           that a substantial risk exists that
                                           such status will be lost for the then
                                           current taxable year, it may
                                           terminate the trust and retire the
                                           certificates.

FEDERAL INCOME
   TAX CONSEQUENCES.................  The trust will elect to treat the mortgage loans and certain other of
                                           its assets as real estate mortgage
                                           investment conduits, commonly known
                                           as REMICs, for federal income tax
                                           purposes. The certificates (other
                                           than the Residual Certificates) will
                                           represent the regular interests in
                                           REMIC III. The Class R- I, Class R-II
                                           and Class R-III Certificates will
                                           each be the residual interest in a
                                           REMIC. The Residual Certificates may
                                           constitute "noneconomic" residual
                                           interests for purposes of the REMIC
                                           Regulations. You should review the
                                           material under the captions "Federal
                                           Income Tax Considerations" and
                                           "Restrictions on Purchase and
                                           Transfer of the Residual
                                           Certificates" in this prospectus
                                           supplement and "Federal Income Tax
                                           Considerations" in the prospectus for
                                           further information regarding the
                                           federal income tax consequences of
                                           investing in the certificates.

ERISA CONSIDERATIONS................  Subject to the conditions and considerations set forth under "ERISA
                                           Considerations" in this prospectus
                                           supplement and in the prospectus,
                                           pension, profit-sharing or other
                                           employee benefit plans as well as
                                           individual retirement accounts and
                                           certain types of Keogh Plans may
                                           purchase the Offered Certificates
                                           (other than the Residual
                                           Certificates).

                                      Salesof the Residual Certificates to such
                                           plans or retirement
                                           accounts are prohibited, except as
                                           permitted under "ERISA
                                           Considerations" in this prospectus
                                           supplement.

RESTRICTIONS ON PURCHASE AND
   TRANSFER OF THE RESIDUAL
   CERTIFICATES.....................  If you wish to purchase or subsequently transfer a Residual Certificate, you
                                           must obtain the consent of the seller
                                           and you may not be, or transfer to, a
                                           "disqualified organization" or a
                                           person who is not a "United States
                                           person" under the Code.

RATING..............................  The issuer will issue the offered certificates only if the respective
                                           classes receive at least the ratings
                                           set forth below from Moody's
                                           Investors Service, Inc. and Standard
                                           & Poor's, a division of the
                                           McGraw-Hill Companies, Inc. Moody's
                                           and Standard & Poor's are referred to
                                           herein as the "Rating Agencies."


                                                                RATING
                                                       -------------------------

                                                                    STANDARD &
                                        CLASS            MOODY'S      POOR'S
                                      --------------   -----------  ------------

                                      Class I-A-1          Aaa          AAA
                                      Class II-A-1         Aaa          AAA
                                      Class III-A-1        Aaa          AAA
                                      Class IV-A-1         Aaa          AAA
                                      Class V-A-1          Aaa          AAA
                                      Class VI-A-1         Aaa          AAA
                                      Class VII-A-1        Aaa          AAA
                                      Class VII-A-X        Aaa          AAA
                                      Class VIII-A-1       Aaa          AAA
                                      Class VIII-A-X       Aaa          AAA
                                      Class R-I            ---          AAA
                                      Class R-II           ---          AAA
                                      Class R-III          ---          AAA
                                      Class M              Aaa          AA+
                                      Class B-1            Aa2           AA
                                      Class B-2             A2           A
                                      Class B-3            Baa2         BBB

                                      You should evaluate the ratings of the
                                           offered certificates of any class
                                           independently from similar ratings on
                                           other types of securities. A rating
                                           is not a recommendation to buy, sell
                                           or hold securities. The rating
                                           agencies may revise or withdraw
                                           ratings at any time.

LEGAL INVESTMENT....................  The senior certificates, the senior mezzanine certificates and the Class
                                           B-1 certificates will constitute
                                           "mortgage related securities" for
                                           purposes of the Secondary Mortgage
                                           Market Enhancement Act of 1984 so
                                           long as a nationally recognized
                                           statistical rating organization rates
                                           such certificates in one of the two
                                           highest rating categories. It is not
                                           anticipated that the remaining
                                           classes of certificates will
                                           constitute "mortgage related
                                           securities" under the Secondary
                                           Mortgage Market Enhancement Act of
                                           1984.

                                      If your investment activities are
                                           subject to legal investment laws and
                                           regulations or to review by certain
                                           regulatory authorities, you should
                                           consult your own legal advisors to
                                           determine whether and to what extent
                                           there may be restrictions on your
                                           ability to invest in the
                                           certificates.

                                  RISK FACTORS

     THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

     As of the cut-off date, approximately 63.30%, 39.60%, 31.47%, 41.51%, 41.63%, 54.26%, 33.23% and 39.70% of the Group 1, Group 2, Group 3, Group 4,
Group 5, Group 6, Group 7 and Group 8 mortgage loans, respectively, and 46.18% of the mortgage loans in the aggregate, are secured by property in California. Property in California may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

     o economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

     o declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

     o any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

     SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES

     As of the cut-off date, approximately 40.21%, 29.09%, 26.02%, 3.72%, 43.69%, 27.71%, 14.94% and 29.34% of the Group 1, Group 2, Group 3, Group 4,
Group 5, Group 6, Group 7 and Group 8 mortgage loans, respectively, and 31.35% of the mortgage loans in the aggregate, have an initial interest only period. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

     Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

     SOME OF THE CERTIFICATES ARE SUBJECT TO SPECIAL RISKS.

          Certain of the Certificates are subject to special risks, described as follows:

     o The Notional Amount of the Class VII-A-X Certificates will be based upon the current principal amount of the Class VII-A-1 Certificates. As a result, the yield on the Class VII-A-X Certificates will be sensitive to the rate and timing of principal payments of the Group 7 mortgage loans to the extent allocated to the Class VII-A-1 Certificates. A rapid rate of principal payments on the Group 7 mortgage loans will have a materially negative effect on the yield to investors in the Class VII-A-X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the Group 7 mortgage loans could result in the failure of investors in the Class VII-A-X Certificates to recover fully their initial investments.

     o The Notional Amount of the Class VIII-A-X Certificates will be based upon the current principal amount of the Class VIII-A-1 Certificates. As a result, the yield on the Class VIII-A-X Certificates will be sensitive to the rate and timing of principal payments of the Group 8 mortgage loans to the extent allocated to the Class VIII-A-1 Certificates. A rapid rate of principal payments on the Group 8 mortgage loans will have a materially negative effect on the yield to investors in the Class VIII-A-X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the Group 8 mortgage loans could result in the failure of investors in the Class VIII-A-X Certificates to recover fully their initial investments.

     o Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein, but the holders of the Residual Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the Residual Certificates may have tax liabilities with respect to their certificates during the early years of the REMIC that substantially exceed the principal and interest payable thereon.

     OTHER RISKS. You should also review the risk factors beginning on page 2 of the Prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

     All of the Mortgage Loans will be acquired by the Seller on the date of issuance of the Certificates from the Mortgage Loan Seller, an affiliate of the Seller and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Mortgage Loan Seller acquired certain of the Mortgage Loans serviced by GMAC Mortgage Corporation ("GMACM") pursuant to purchase agreements between the Mortgage Loan Seller and GMACM which will be assigned to the trust to the extent described herein. Certain of the Mortgage Loans serviced by GMACM were acquired by the Mortgage Loan Seller from E*TRADE Bank pursuant to assignment and assumption agreements among the Mortgage Loan Seller, E*TRADE Bank and GMACM which will be assigned to the trust. The Mortgage Loan Seller acquired the Mortgage Loans originated by Merrill Lynch Credit Corporation and Cendant Mortgage Corporation ("Cendant") from Cendant pursuant to various purchase agreements between the Mortgage Loan Seller and Cendant which will be assigned to the trust to the extent described herein. Certain of the Mortgage Loans serviced by Cendant were acquired by the Mortgage Loan Seller from E*TRADE Bank pursuant to assignment and assumption agreements among the Mortgage Loan Seller, E*TRADE Bank and Cendant which will be assigned to the trust. The Mortgage Loan Seller acquired the Mortgage Loans originated by Wells Fargo Home Mortgage, Inc. ("WFHM") pursuant to purchase agreements between the Mortgage Loan Seller and WFHM which will be assigned to the trust to the extent described herein. The Mortgage Loan Seller acquired the Mortgage Loans originated by Washington Mutual Bank, FA ("WMBFA") or Washington Mutual Bank ("WMB") pursuant to purchase agreements between the Mortgage Loan Seller, WMBFA, WMB and certain of its affiliates which will be assigned to the trust to the extent described herein. The Mortgage Loan Seller acquired the Mortgage Loans originated by Chevy Chase Bank, F.S.B. ("Chevy Chase") pursuant to purchase agreements between the Mortgage Loan Seller and Chevy Chase which will be assigned to the trust to the extent described herein. The Mortgage Loan Seller acquired the Mortgage Loans originated by Countrywide Home Loans, Inc. ("Countrywide") pursuant to purchase agreements between the Mortgage Loan Seller and Countrywide which will be assigned to the trust to the extent described herein. The Mortgage Loan Seller acquired the Mortgage Loans serviced by Alliance Mortgage Company ("Alliance") from E-Loan, Inc. ("E-Loan") pursuant to a purchase agreement between the Mortgage Loan Seller and E-Loan which will be assigned to the trust to the extent described herein. The Mortgage Loan Seller acquired the Mortgage Loans originated by Nexstar Financial Corporation ("Nexstar") pursuant to purchase agreements between the Mortgage Loan Seller and Nexstar which will be assigned to the trust to the extent described herein.

     The Mortgage Pool will consist of approximately 2,464 Mortgage Loans with an approximate aggregate unpaid principal balance as of the Cut-off Date of approximately $1,173,972,520. The Mortgage Loans have been divided into eight groups designated as the "Group 1 Mortgage Loans", "Group 2 Mortgage Loans", "Group 3 Mortgage Loans", "Group 4 Mortgage Loans", "Group 5 Mortgage Loans", "Group 6 Mortgage Loans", "Group 7 Mortgage Loans", and "Group 8 Mortgage Loans". Each of the groups of the Mortgage Loans are referred to herein as a "Mortgage Loan Group." The Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 mortgage loans have initial fixed-rate periods of five, seven, ten, three, ten, seven, five or seven years, respectively. The Mortgage Pool consists of Mortgage Loans which are first lien adjustable-rate mortgages secured by one- to four-family residences, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease, individual condominium units, and manufactured housing units and having original terms to maturity of 30 years or less.

     The Mortgage Loans are being serviced as described below under "The Master Servicer and the Servicers." The Mortgage Loans were originated generally in accordance with the guidelines described in "Mortgage Loan Origination" below.

     The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the Mortgage Pool.1

--------

     1 The description herein and in Schedule A hereof of the Mortgage Loans is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the dates on which the Seller acquired the Mortgage Loans, (ii) requirements of Moody's or Standard and Poor's or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

     The "Net Rate" for each Mortgage Loan is the Mortgage Rate less the related Servicing Fee Rate and the Lender-Paid PMI Rate, if any, (each as defined herein) attributable thereto (in each case expressed as a per annum rate) (together, the "Aggregate Expense Rate"). For any Distribution Date, the "Due Date" for a Mortgage Loan will be the date in each month on which its Monthly Payment (as defined under "Description of the Certificates--Distributions of Principal" herein) is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement. Approximately 0.74%, 0.32% and 2.21% of the Group 1, Group 2, and Group 7 mortgage loans, respectively, and 0.35% of the mortgage loans in the aggregate, are covered by a lender-paid primary mortgage insurance policy (a "Lender-Paid PMI Policy"). With respect to the Mortgage Loans covered by the Lender-Paid PMI Policy, the premium will be paid by the Master Servicer out of interest collections on the related Mortgage Loans at a rate equal to the related "Lender-Paid PMI Rate." The weighted average Lender-Paid PMI Rate is 0.517%.

     The "Scheduled Principal Balance" of a Mortgage Loan with respect to a Distribution Date is (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

     All of the Mortgage Loans are adjustable rate Mortgage Loans. After the end of the initial fixed-rate period applicable to the mortgage loans, the interest rate borne by each Mortgage Loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year U.S. Treasury (the related "Index") plus (or minus) a fixed percentage set forth in or computed in accordance with the related note (a "Gross Margin") generally subject to rounding and to certain other limitations (including generally a maximum lifetime Mortgage Rate (a "Maximum Lifetime Mortgage Rate") and in certain cases a minimum lifetime Mortgage Rate (a "Minimum Lifetime Mortgage Rate") and in certain cases a maximum upward or downward adjustment on each Interest Adjustment Date (as defined herein).

     For any Mortgage Loan, the "Loan-to-Value Ratio" is the principal balance at origination divided by the lesser of (i) the sales price and (ii) the original appraised value of the related mortgaged property, except in the case of a refinanced mortgage loan, in which case the appraised value is used. The "Effective Loan-to-Value Ratio" subtracts the amount of the additional collateral, if any, from the sales price. The Mortgage Loans with Effective Loan-to-Value Ratios in excess of 80% are covered by Primary Insurance Policies (as defined in the Prospectus). See "Administration--Realization Upon Defaulted Mortgage Loans--Primary Insurance Policies" in the Prospectus.

SPECIAL CHARACTERISTICS OF THE MORTGAGE LOANS

     INTEREST ONLY LOANS. Approximately 40.21%, 29.09%, 26.02%, 3.72%, 43.69%,
27.71%, 14.94% and 29.34% of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 mortgage loans, respectively, and 31.35% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note.

     ADDITIONAL COLLATERAL LOANS. Approximately 0.78%, 2.73% and 6.26% of the Group 2, Group 3 and Group 5 mortgage loans, respectively, and 1.52% of the mortgage loans in the aggregate, will consist of mortgage loans which are secured by, in addition to the related mortgaged property, additional collateral generally consisting of marketable securities.

     COOPERATIVE LOANS. Approximately 0.22%, 1.15% and 0.37% of the Group 1, Group 5 and Group 6 mortgage loans, respectively, and 0.31% of the mortgage loans in the aggregate, will consist of mortgage loans which are secured by an interest in shares issued by a cooperative apartment corporation and the related proprietary lease ("Cooperatives Loans"). Certain aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Legal Aspects of Mortgage Loans--General-- Cooperative Loans" in the prospectus.

INDICES ON THE MORTGAGE LOANS

     ONE-YEAR U.S. TREASURY. The Index for approximately 52.21%, 31.49%, 77.65%, 68.49%, 44.98%, 92.96%, 16.03% and 61.37% of the Group 1, Group 2, Group 3,
Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans, respectively, and 61.01% of the Mortgage Loans in the aggregate, will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) (the "Release") as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date ("One-Year U.S. Treasury"), as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a Mortgage
Note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related Mortgage and Mortgage Note.

     One-Year U.S. Treasury is currently calculated based on information reported in the Release. Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the date that would have been applicable to mortgage loans whose index was most recently available as of the date forty-five days prior to the adjustment date and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any adjustment date or during the life of any Mortgage Loan with an Index of One-Year U.S. Treasury.


                                          ONE-YEAR U.S. TREASURY
                     ----------------------------------------------------------
ADJUSTMENT DATE       1998      1999     2000      2001       2002       2003
------------------   -------   -------  -------   -------   --------   --------
January 1.........    5.44%     4.52%    5.50%     6.14%      2.24%     1.46%
February 1........    5.53      4.49     5.69      5.78       2.17
March 1...........    5.25      4.55     6.12      4.79       2.13
April 1...........    5.28      4.67     6.20      4.72       2.24
May 1.............    5.37      4.77     6.18      4.47       2.58
June 1............    5.39      4.67     6.14      4.07       2.53
July 1............    5.46      4.79     6.38      3.76       2.40
August 1..........    5.42      5.12     6.23      3.53       2.24
September 1.......    5.36      5.01     6.09      3.62       2.20
October 1.........    5.23      5.23     6.17      3.50       1.76
November 1........    4.76      5.28     6.20      3.02       1.72
December 1........    4.18      5.34     5.98      2.39       1.65

     ONE-YEAR LIBOR. Approximately 39.92%, 54.41%, 2.43%, 27.79%, 16.59%, 1.78%,
82.78% and 30.52% of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans, respectively, and 24.83% of the Mortgage Loans in the aggregate, will adjust annually based on One-Year LIBOR. "One-Year LIBOR" will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in Wall Street Journal and are most recently available as of the time specified in the related Mortgage Note.


                                         ONE-YEAR LIBOR
                     -----------------------------------------------------------
ADJUSTMENT DATE       1997     1998     1999     2000    2001     2002     2003
------------------   ------   ------   ------   ------  ------   ------   ------
January 1.........    5.94%    5.66%    5.06%    6.75%   5.17%    2.49%    1.45%
February 1........    5.97     5.79     5.40     6.76    4.88     2.43
March 1...........    6.27     5.89     5.25     6.94    4.67     3.00
April 1...........    6.31     5.99     5.23     7.10    4.44     2.63
May 1.............    6.26     5.88     5.56     7.50    4.24     2.59
June 1............    6.13     5.84     5.84     7.18    4.18     2.28
July 1............    5.94     5.82     5.89     7.08    3.82     2.09
August 1..........    6.03     5.53     6.06     6.97    3.56     1.90
September 1.......    6.00     5.06     6.04     6.80    2.64     1.73
October 1.........    5.92     4.75     6.25     6.73    2.27     1.64
November 1........    6.01     5.12     6.27     6.56    2.39     1.73
December 1........    5.97     5.10     6.50     6.00    2.44     1.45

     SIX-MONTH LIBOR. Approximately 7.87%, 14.09%, 19.93%, 3.72%, 38.43%, 5.25%,
1.19% and 8.11% of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans, respectively, and 14.15% of the Mortgage Loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. "Six-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related Mortgage Note.


                                    SIX-MONTH LIBOR
                     -----------------------------------------------------------
ADJUSTMENT DATE       1997     1998     1999     2000    2001     2002     2003
------------------   ------   ------   ------   ------  ------   ------   ------
January 1.........    5.60%    5.84%    5.07%    6.13%   6.20%    2.03%    1.33%
February 1........    5.69     5.63     4.97     6.29    5.26     2.08
March 1...........    5.69     5.70     5.13     6.33    4.91     2.04
April 1...........    5.94     5.75     5.06     6.53    4.71     2.36
May 1.............    6.00     5.81     5.04     6.73    4.30     2.12
June 1............    6.00     5.75     5.25     7.11    3.98     2.08
July 1............    5.91     5.78     5.65     7.00    3.91     1.95
August 1..........    5.80     5.75     5.71     6.89    3.69     1.87
September 1.......    5.84     5.59     5.92     6.83    3.45     1.80
October 1.........    5.84     5.25     5.96     6.76    2.52     1.71
November 1........    5.79     4.98     6.12     6.72    2.15     1.60
December 1........    5.91     5.15     6.06     6.64    2.03     1.47


                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

     Wells Fargo Bank Minnesota, National Association ("Wells Fargo" or the "Master Servicer") will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2003 (the "Agreement"), among the Seller, EMC Mortgage Corporation ("EMC"), the Master Servicer, the Securities Administrator, and the Trustee.

     Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements (collectively, the "Servicing Agreements"), each of which will be assigned to the trust pursuant to various Assignment, Assumption and Recognition Agreements among the related Servicer, EMC and the Trustee on behalf of the Certificateholders; provided, however, that EMC will retain the right to enforce the representations and warranties made by the Servicers with respect to the related Mortgage Loans against them. The Servicers will be responsible for the servicing of the Mortgage Loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the related Mortgage Loans itself.

     The information set forth in the following paragraphs with respect to Wells Fargo and the Servicers has been provided by the respective party. None of SAMI, the Mortgage Loan Seller, the Securities Administrator, the Underwriter, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

THE MASTER SERVICER

     Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

     WFHM, Countrywide, Cendant, WMBFA, Alliance, Nexstar, Chevy Chase and GMACM will service the related Mortgage Loans in accordance with the related Servicing Agreements, each of which will be assigned to the trust on the Closing Date.

     The following table shows the percentage of the Mortgage Loans which are or will be serviced by each of WFHM, Countrywide, Cendant, WMBFA, Alliance, Nexstar, Chevy Chase and GMACM (collectively, the "Servicers") for each of the Mortgage Loan Groups and in the aggregate.


                                                                                                          TOTAL
  NAME OF       GROUP      GROUP      GROUP       GROUP      GROUP     GROUP       GROUP     GROUP       MORTGAGE
 SERVICER         1          2          3           4          5         6           7         8          LOANS
-----------    -------     -------    -------     -------   -------    ------      ------    -------     --------
   WFHM         ---         15.62%     70.58%       ---      41.11%    89.44%       ---       38.11%     41.99%
Countrywide     38.51%      52.80%      0.26%      12.60%    17.80%     ---        69.82%     27.89%     22.44%
  Cendant       ---          8.73%     16.47%       3.72%    35.73%     ---         ---        2.00%      9.40%
   WMBFA        39.57%       ---        ---        37.63%     ---       ---         8.94%      ---       10.19%
 Alliance       18.59%       ---        ---        19.50%     ---       6.05%       0.51%      ---        5.99%
  Nexstar        1.45%       4.98%      ---        11.36%     ---       ---         6.58%      6.42%      1.70%
Chevy Chase      1.37%       5.89%      3.69%       ---       4.35%     3.42%       1.19%      6.11%      3.24%
   GMACM         0.53%      11.99%      9.00%      15.19%     1.01%     1.08%      12.96%     19.48%      5.04%


WFHM

     WFHM is a direct, wholly owned subsidiary of Wells Fargo Bank, National Association and an indirect, wholly owned subsidiary of Wells Fargo & Company. WFHM is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. WFHM is an approved servicer of Fannie Mae and Freddie Mac. WFHM's principal office is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

     DELINQUENCY EXPERIENCE OF WFHM

     The following table sets forth certain information, as reported by WFHM concerning recent delinquency and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of WFHM's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered. The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity, and includes loans having a variety of payment characteristics. There can be no assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

                                            DELINQUENCY EXPERIENCE

                                                                  AS OF DECEMBER 31,
                              ------------------------------------------------------------------------------------
                                       2000                          2001                         2002
                              BY NUMBER     BY DOLLAR          BY        BY DOLLAR       BY NUMBER     BY DOLLAR
                                 OF          AMOUNT         NUMBER OF      AMOUNT            OF         AMOUNT
                                LOANS       OF LOANS          LOANS       OF LOANS          LOANS      OF LOANS
                              ---------    -----------      ---------    -----------     ---------    ------------
Total Loans................    89,978      $28,796,206        91,468     $31,526,756      57,527      $21,021,499
Period of Delinquency(1)
30-59 Days.................       459      $   136,939           536     $   168,811         398      $   129,563
60-89 Days.................        74      $    20,179           106     $    35,482         103      $    31,662
90 or more Days............        99      $    28,573           135     $    41,344         100      $    32,817
Total Delinquent Loans.....       632      $   185,691           777     $   245,637         601      $   194,042

Percent of Total Loans.....      0.70%            0.64%         0.85%           0.78%       1.04%             0.92%


Foreclosures(2)............                $    16,656                   $    39,220                  $    48,928
Foreclosure Ratio(3).......                       0.06%                         0.12%                        0.23%


(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.


COUNTRYWIDE

     Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. References in the remainder of this prospectus supplement to Countrywide should be read to include Countrywide and its consolidated subsidiaries.

     Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of December 31, 2002, Countrywide provided servicing for approximately $447.72 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

     Countrywide is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required.

     Countrywide may perform any of its obligations under the related Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, Countrywide will remain liable for its servicing duties and obligations under the related servicing agreement as if Countrywide alone were servicing the mortgage loans.

     COUNTRYWIDE'S FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     Historically, a variety of factors, including the appreciation of real estate values, have limited the servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the Countrywide's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide, serviced or master serviced by Countrywide and securitized. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the Mortgage Loans. The columns in the following tables may not total due to rounding.


                                             AT FEBRUARY 28(29),
                              --------------------------------------------------  AT DECEMBER 31,  AT DECEMBER 31,
                                  1998         1999        2000            2001            2001            2002
                              ----------   ----------   ----------      ----------      ----------     ------------
                                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)
Jumbo ARM Loans(1)
Number of loans                   17,384       10,235       10,401          11,678          11,957           21,567
Volume of loans               $4,909,223   $3,043,727   $3,286,709      $3,798,037      $4,334,489     $8,063,387.0
Delinquent Mortgage Loans
and Pending Foreclosures at
Period End
    30 - 59 days                    2.25%        2.45%        1.96%           2.79%           1.61%            1.18%
    60 - 89 days                    0.47         0.46         0.49            0.32            0.34             0.22
    90 days or more
    (excluding   pending
    foreclosures)                   0.64         0.75         0.51            0.40            0.41             0.24
Total of delinquencies              3.36         3.66         2.96            3.51            2.36             1.65
Foreclosure pending                 0.56         0.75         0.37            0.40            0.40             0.21
Total delinquencies and
Foreclosures pending                3.92         4.41         3.33            3.91            2.76             1.86
Losses on liquidated
loans(2)                      $(233,634)  $(2,536,728)  $ (876,985)     $  (47,952)     $ (716,016)    $   (189,554)


(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 28, 1998, February 28, 1999, February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001 and
    (iii) the 12 month period ending on December 31, 2002, respectively.


WMBFA

    WMBFA is a federally chartered savings association. WMBFA's principal executive offices are located at 1201 Third Avenue, Seattle, Washington 98101, telephone (206) 461-2000. The primary mortgage loan servicing office of WMBFA is located at 19850 Plummer Street, Chatsworth, California 91311. Its telephone number is (818) 775-2278. WMBFA is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC, primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBFA.

     DELINQUENCY EXPERIENCE OF WMBFA

     The following table sets forth information concerning single-family residential ("SFR") loans, which WMBFA holds in its own portfolio and services, as well as SFR nonaccrual loans and foreclosed assets. Assets considered to be nonperforming include nonaccrual loans and foreclosed assets. Loans are generally placed on nonaccrual status when they are four payments or more past due or when the timely collection of the principal of the loan, in whole or in part, is not expected. Management's classification of a loan as nonaccrual does not necessarily indicate that the principal of the loan is uncollectible in whole or in part.

                                        DELINQUENCY EXPERIENCE

                                                                        DECEMBER 31,
                                         -------------------------------------------------------------------
                                              1999              2000               2001            2002
                                         -------------------------------------------------------------------
                                            BY DOLLAR         BY DOLLAR          BY DOLLAR       BY DOLLAR
                                             AMOUNT             AMOUNT             AMOUNT          AMOUNT
                                            OF LOANS           OF LOANS           OF LOANS        OF LOANS
                                         ---------------    --------------     -------------    ------------
Nonaccrual SFR Loans(1)(2)..............   $   487,290       $   396,236        $   779,447      $   831,474

Total SFR loans held in portfolio
(excluding loans serviced by others)....   $63,753,819       $63,765,143        $65,225,680      $71,709,181

Nonaccrual SFR loans as a percenatge
of total SFR loans held in portfolio
(excluding loans serviced by others)....          0.76%             0.62%              1.20%            1.16%

Foreclosed SFR assets...................   $   106,165       $    58,793        $    67,958      $   120,850

(1)  Nonaccrual SFR loans exclude nonaccrual SFR loans held for sale.

(2) Nonaccrual SFR loans exclude foreclosed SFR assets. Foreclosed SFR assets are listed separately in the table.

     The above information represents the recent experience of WMBFA as a servicer of loans held in its portfolio. However, there can be no assurance that such information for the mortgage loans originated by WMBFA or WMB (the "WAMU Mortgage Loans") will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the WAMU Mortgage Loans. When delivered, the WAMU Mortgage Loans were not chosen on the basis of any methodology that could or would make them representative of the total pool of mortgage loans in the servicer's portfolio.

     The experience on the WAMU Mortgage Loans will depend on, among other things, the value of the real estate or other collateral securing such WAMU Mortgage Loans and the ability of the mortgagors to make required payments. If the servicer undertakes litigation or retains outside attorneys or investigators, the related costs will be borne by the trust or the certificateholders. The servicer will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators, if it reasonably believes that such advances will not be promptly reimbursed. The likelihood that mortgagors will become delinquent in the payment of their WAMU Mortgage Loans and the rate of any subsequent foreclosures may be affected by a number of factors related to a mortgagor's personal circumstances, including, for example, unemployment or a change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic or other conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable WAMU Mortgage Loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on WAMU Mortgage Loans to the extent that mortgaged properties are concentrated in certain geographic areas.

                            MORTGAGE LOAN ORIGINATION

GENERAL

     Each of the Mortgage Loans were originated by or for their related Servicer as indicated in the previous section, except as follows: (i) certain of the Mortgage Loans serviced by GMACM were acquired by E*TRADE Bank from third- party correspondent sellers; (ii) certain of the Mortgage Loans serviced by GMACM were acquired by E*TRADE Bank from third-party correspondent sellers; (iii) the Mortgage Loans serviced by Alliance were originated by E-Loan; and (iv) certain of the Mortgage Loans serviced by WMBFA were originated by WMB.

WFHM

     Approximately 41.99% of the Mortgage Loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to WFHM ("WFHM Underwriting Guidelines").

     The Wells Fargo Underwriting Guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo Underwriting Guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo Underwriting Guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

     Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "mortgage score".

     The portion of the mortgage score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO score" which indicates a level of default probability over a two-year period.

     The mortgage score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the mortgage score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory mortgage score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations.

A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo Underwriting Guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

     Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with "full documentation."

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income do not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

     Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly-constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio is based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

     Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In some cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

     A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current monthly housing debt or total monthly debt obligations in relation to their monthly income levels do not exceed certain ratios; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans, which are refinanced under the retention program.

     Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo as well as a satisfactory FICO score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on ratios of a borrower's current monthly housing debt or total debt obligations in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

COUNTRYWIDE

     Approximately 22.44% of the Mortgage Loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to Countrywide ("Countrywide's Underwriting Guidelines"). Countrywide's Underwriting Guidelines are applied in accordance with applicable federal and state laws and regulations.

     As part of its evaluation of potential borrowers, Countrywide generally requires a description of income. If required by its underwriting guidelines, Countrywide obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide's underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide's processing program (the "Preferred Processing Program"). Countrywide may waive some documentation requirements for mortgage loans originated under the Preferred Processing Programs.

     Periodically the data used by Countrywide to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide's underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide, the loan correspondent or mortgage broker. In addition, Countrywide may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide before acquisition of the mortgage loan and the correspondent represents that Countrywide's underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide's prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide's underwriting standards are applied by or on behalf of Countrywide to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide's underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

     Countrywide may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide's underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide, whether at origination of the mortgage loan or thereafter.

     Countrywide obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period, Countrywide obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     Countrywide's underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000, and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide's underwriting guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide's underwriting guidelines permit Loan-to-Value Ratios at origination of up to 90% for mortgage loans with original principal balances of up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide if the borrower retains greater than 1.0% of the entire amount of the proceeds from the refinancing of the existing loan.

     Under its underwriting guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     Under its underwriting guidelines, Countrywide may originate mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The maximum Loan-to-Value Ratio for these loans is 90%.

WMBFA AND WMB

     Approximately 10.19% of the Mortgage Loans have been originated generally in accordance with the following underwriting guidelines (the "WAMU Underwriting Guidelines"), subject to certain exceptions giving considerations to compensating underwriting factors. The following is a general summary of the WAMU Underwriting Guidelines established and generally applied by WMBFA and WMB (each a "WAMU Seller"). This summary does not purport to be a complete description of the WAMU Underwriting Guidelines.

     All one- to four-family residential mortgage loans must meet acceptable credit, appraisal and underwriting criteria as established by the related WAMU Seller. The WAMU Underwriting Guidelines are applied in accordance with applicable state and federal laws and regulations. The WAMU Underwriting Guidelines are established to set acceptable criteria regarding credit history, repayment ability, adequacy of necessary liquidity, and adequacy of the collateral. These guidelines generally conform to secondary market standards.

     Additional loan-to-value ratio guidelines are established with respect to individual programs and loan amount ranges.

     Three general sets of WAMU Underwriting Guidelines are applicable:
Standard, which includes all the basic guidelines and is applied to both fixed rate and adjustable rate mortgage products; Portfolio Feature, which includes some specific enhanced guidelines such as slightly higher loan-to-value ratios and 40 year terms, and is available only on adjustable rate mortgage products; and Subprime, which allow for deviations from basic guidelines for credit, collateral and income stability in return for risk-based pricing premiums. Documentation guidelines are established and are generally classified as "Full Documentation," "Low Documentation" and "Streamline Refinance Documentation." Full Documentation loans may include two years of tax returns for self-employed applicants, the most recent paystub and two years of W-2's for salaried applicants and bank statements for verification of liquidity. Low Documentation transactions require certain loan-to-value ratios, loan amounts and credit scores to be met, and utilize income and assets as stated by the mortgagor in the loan application. Verification of assets is required in Low Documentation transactions when compensating factors are used to support the mortgagor's claimed income. Streamline Refinance Documentation transactions utilize the most recent tax return for self-employed applicants and the most recent mortgagor paystub for salaried applicants, and also require the mortgagor to have a one year history of timely mortgage payments.

     All applicants must complete a standard residential loan application that includes information on income, employment, assets, debts, payments and specific questions regarding credit history. Credit history is reviewed and independently confirmed using merged in-file credit reports. Calculations are made to establish the relationship between fixed expenses and gross monthly income, which should not exceed established guidelines but are reviewed with respect to the applicant's overall ability to repay the mortgage loan, including other income sources, commitment to the property as evidenced by loan-to-value ratio, credit history, other liquid resources, ability to accumulate assets and other compensating factors.

     The adequacy of the collateral is generally determined by an appraisal made in accordance with pre-established appraisal procedural guidelines. At origination, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are made on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the applicable WAMU Seller or independent appraisers selected in accordance with the pre-established appraisal procedural guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in good condition and, if the property is new construction, whether it is substantially completed. The appraisal is usually based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. The Streamline Refinance program uses the original appraisal with a current drive-by inspection.

     All mortgage loans are subject to a sampling by the applicable WAMU Seller internal quality assurance department, which reviews and verifies a statistical sampling of loans on a regular basis. Adequate title insurance and hazard insurance is required for all loans. From time to time, loan-to-value ratio exceptions may be made for creditworthy applicants who exhibit strong compensating factors and well supported collateral valuations.

                         DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

GENERAL

     The Bear Stearns ARM Trust Mortgage Pass-Through Certificates, Series 2003-1 (the "Certificates") will consist of the classes of Certificates offered hereby (the "Offered Certificates") in addition to the other classes of Certificates (the "Other Certificates"), which are not being offered hereby as described under "Summary of Terms--Other Certificates."

     The Certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Protected Accounts (as defined herein) established for the collection of payments on the Mortgage Loans serviced by the Servicers and in the Master Servicer Collection Account and the Distribution Account (each as defined below) and belonging to the Trust; (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies (as defined below) and standard hazard insurance policies; (v) the Seller's rights in respect of any additional collateral; and (vi) all proceeds of the foregoing.

     Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and beneficial interests will be held by investors through the book-entry facilities of DTC in minimum denominations of
(i) in the case of the Senior Certificates (other than the Residual Certificates) and the Senior Mezzanine Certificates, $1,000 and increments of $1.00 in excess thereof and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof. One Certificate of each such Class may be issued in a different principal (or notional) amount to accommodate the remainder of the initial principal (or notional) amount of the Certificates of such Class. Each Class of Residual Certificates will be issued in certificated fully-registered form in a single certificate of $50.

     Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to each holder of the Physical Certificates. Upon the issuance of Definitive Certificates (as defined in "Description of the Securities--Book-Entry Registration" in the Prospectus) to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

     A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer or any Servicer is located are obligated by law or executive order to be closed.

     The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--You May Have Difficulty Selling the Securities" in the Prospectus.

BOOK-ENTRY REGISTRATION

     The Book-Entry Certificates will be issued in one or more certificates which equal the initial Current Principal Amount of the Offered Certificates (other than the Physical Certificates) and will initially be registered in the name of Cede.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book- Entry Certificates will be Cede & Co. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Participants. Monthly and annual reports to the trust provided to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and to Participants to whose DTC accounts the Book-Entry Certificates are credited. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-Entry Registration" in the Prospectus.

     Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration or transfer or exchange must be accompanied by a written instrument or transfer in form satisfactory to the Trustee. No service charge may be made for any registration of transfer or exchange of Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 2001 Bryan Street, Floor 8, Dallas, Texas 75201,
Attention: Institutional Trust Services Transfer Dept. BART 2003-1. Certain representations will be required in connection with the transfer of the Residual Certificates. See "Restrictions on Purchase and Transfer of the Residual Certificates."

AVAILABLE FUNDS

     Available funds for any Distribution Date will be determined separately with respect to Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 ("Group 1 Available Funds", "Group 2 Available Funds", "Group 3 Available Funds", "Group 4 Available Funds", "Group 5 Available Funds", "Group 6 Available Funds", "Group 7 Available Funds", and "Group 8 Available Funds", respectively, and each a "Group Available Funds") and in each case will be an amount equal to the aggregate of the following with respect to the related Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicers and the Master Servicer and (c) any amount reimbursed by the Master Servicer in connection with losses on certain eligible investments, except:

     (i)    all payments that were due on or before the Cut-off Date;

     (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

     (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

     (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

     (v)    amounts of Monthly Advances determined to be nonrecoverable;

     (vi) any investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account and amounts permitted to be withdrawn from the Master Servicer Collection Account and the Distribution Account pursuant to the related Servicing Agreement or the Agreement;

     (vii) to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for such amounts as are due under the applicable Servicing Agreement and the Agreement and have not been retained by or paid to such Servicer or the Master Servicer; and

     (viii) any expenses or other amounts reimbursable to the Trustee, the Securities Administrator or the custodian pursuant to the Agreement

DISTRIBUTIONS ON THE CERTIFICATES

     (A) on each Distribution Date, the Group 1 Available Funds will be distributed to the Group 1 Senior Certificates as follows:

          FIRST, to the Group 1 Senior Certificates, on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date. As described below, Accrued Certificate Interest on the Group 1 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 1 Senior Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds; and

          THIRD, sequentially, in the following order, to the Class R-I, Class R-II, Class R-III and Class I-A-1 Certificates, in reduction of the Current Principal Amounts thereof, the Group 1 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 1 Available Funds, until the Current Principal Amount of each such Class has been reduced to zero;

     (B) on each Distribution Date, the Group 2 Available Funds will be distributed to the Group 2 Senior Certificates as follows:

          FIRST, to the Group 2 Senior Certificates, the Accrued Certificate Interest on such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 2 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 2 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds; and

          THIRD, to the Group 2 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 2 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

     (C) on each Distribution Date, the Group 3 Available Funds will be distributed to the Group 3 Senior Certificates as follows:

          FIRST, to the Group 3 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 3 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 3 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 3 Available Funds; and

          THIRD, to the Group 3 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 3 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 3 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

     (D) on each Distribution Date, the Group 4 Available Funds will be distributed to the Group 4 Senior Certificates as follows:

          FIRST, to the Group 4 Senior Certificates, the Accrued Certificate Interest on such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 4 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 4 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 4 Available Funds; and

          THIRD, to the Group 4 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 4 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 4 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

     (E) on each Distribution Date, the Group 5 Available Funds will be distributed to the Group 5 Senior Certificates as follows:

          FIRST, to the Group 5 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 5 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 5 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 5 Available Funds; and

          THIRD, to the Group 5 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 5 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 5 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

     (F) on each Distribution Date, the Group 6 Available Funds will be distributed to the Group 6 Senior Certificates as follows:

          FIRST, to the Group 6 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 6 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 6 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 6 Available Funds; and

          THIRD, to the Group 6 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 6 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 6 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

     (G) on each Distribution Date, the Group 7 Available Funds will be distributed to the Group 7 Senior Certificates as follows:

          FIRST, to the Group 7 Senior Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 7 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 7 Senior Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 7 Available Funds; and

          THIRD, to the Class VII-A-1 Certificates, in reduction of the Current Principal Amount thereof, the Group 7 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 7 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

     (H) on each Distribution Date, the Group 8 Available Funds will be distributed to the Group 8 Senior Certificates as follows:

          FIRST, to the Group 8 Senior Certificates, on a pro rata basis, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 8 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

          SECOND, to the Group 8 Senior Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 8 Available Funds; and

          THIRD, to the Class VIII-A-1 Certificates, in reduction of the Current Principal Amount thereof, the Group 8 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 8 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

     (I) Except as provided in paragraphs (K) and (L) below, on each Distribution Date on or prior to the Distribution Date on which the Current Principal Amounts of the Senior Mezzanine Certificates and the Subordinate Certificates are reduced to zero (the "Cross-Over Date"), an amount equal to the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Available Funds after the distributions in (A), (B), (C), (D),
(E), (F), (G) and (H) above will be distributed sequentially to the Class M Certificates up and to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Available Funds;

     (J) Except as provided in paragraphs (K) and (L) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Available Funds after the distributions in (A), (B), (C), (D), (E),
(F), (G), (H) and (I) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date,
(b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Available Funds;

     (K) On each Distribution Date prior to the Cross-Over Date but after the reduction of the Current Principal Amount of any of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Senior Certificates to zero, the remaining Class or Classes of Senior Certificates will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Mortgage Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Mortgage Loan Group relating to the fully repaid Class or Classes of Senior Certificates; provided, however, that if (A) the weighted average Subordinate Percentage equals or exceeds 14.00% on such Distribution Date and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this clause (K) will not be made.

     (L) If on any Distribution Date on which the aggregate Current Principal Amount of any Class or Classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group and any Senior Mezzanine Certificates or Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Senior Mezzanine Certificates or Subordinate Certificates in respect of principal will be distributed to such Class or Classes of Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Class or Classes of Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Senior Mezzanine Certificates or Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Amount of such Class or Classes of Senior Certificates over (y) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates numerical designations, commencing with the Class B-6 Certificates.

     (M) If, after distributions have been made pursuant to priorities first and second of clauses (A), (B), (C), (D), (E), (F), (G) and (H) above on any Distribution Date, the remaining Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Available Funds are less than the sum of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Optimal Principal Amounts, respectively, such amount shall be reduced, and such remaining funds will be distributed on the related Senior Certificates on the basis of such reduced amount.

     On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-III Certificates; provided, that if on any Distribution Date there are any Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8

Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates, pro rata, based upon their Current Principal Amounts, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-III Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

INTEREST

     Interest will accrue during the preceding Interest Accrual Period for each Class of Certificates at its then applicable Pass-Through Rate on the Current Principal Amount of such Class immediately preceding such Distribution Date.

     The "Pass-Through Rates" on all classes of Certificates are set forth in "Summary of Terms--Offered Certificates" or "--Other Certificates." The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

     The "Accrued Certificate Interest" for any Certificate for any Distribution Date, will equal the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount or Notional Amount of such Certificate immediately prior to such Distribution Date less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans and (ii) in the case of a Senior Mezzanine Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans and (iii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall (as defined below) and the interest portion of any Realized Losses on the related Mortgage Loans. Such Net Interest Shortfalls will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the Mortgage Loans will be allocated sequentially, in the following order, to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class M Certificates, and following the Cross-Over Date, to the Senior Certificates related to the Mortgage Loans on which such Realized Losses occurred on a pro rata basis. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Current Principal Amount of such Certificate has been reduced to zero.

     The "Current Principal Amount" of any Certificate (other than the Interest Only Certificates) as of any Distribution Date will equal such Certificate's initial principal amount on the Closing Date, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate (taking account of its applicable Loss Allocation Limitation), (iii) in the case of a Senior Mezzanine Certificate, such Certificate's pro rata share, if any, of the Senior Mezzanine Certificate Writedown Amount, as applicable, for previous Distribution Dates and (iv) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount, as applicable, for previous Distribution Dates. With respect to any Class of Certificates (other than the Interest Only Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. The "Notional Amount" of the Class VII-A-X Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class VII-A-1 Certificates. The "Notional Amount" of the Class VIII-A-X Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class VIII-A-1 Certificates.

     As of any Distribution Date, the "Subordinate Certificate Writedown Amount" will equal the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date. As of any Distribution Date on or after the aggregate Current Principal Amount of Subordinate Certificates is reduced to zero, the "Senior Mezzanine Certificate Writedown Amount" will equal the amount by which
(a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of such Certificates on such

Distribution Date) exceeds (b) the Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

     The Subordinate Certificate Writedown Amount will be allocated to the Subordinate Certificates in inverse order of their numerical Class designations, until the Current Principal Amount of each such Class has been reduced to zero. The Senior Mezzanine Certificate Writedown Amount will be allocated to the Senior Mezzanine Certificates until the Current Principal Amount of such Class has been reduced to zero.

     With respect to any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on Mortgage Loans in the related Mortgage Loan Group resulting from (a) prepayments in full received during the related Prepayment Period, (b) the partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because
(i) obligors on each Mortgage Loan (each a "Mortgagor") are obligated to pay interest on prepayments in full only to the date of prepayment by such Mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date, provided, however, that only Interest Shortfalls resulting from a prepayment in full will be covered by Cendant, WMBFA and Nexstar. Any Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the related Mortgage Loans for the applicable Distribution Date. None of the Servicers or the Master Servicer are obligated to fund Interest Shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls."

     If on any Distribution Date the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Available Funds for the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Certificates, respectively, is less than the Accrued Certificate Interest on such Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses on the related Mortgage Loans, the shortfall will be allocated among the holders of each Class of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the Mortgage Loans in the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related Certificates entitled to such amounts on subsequent Distribution Dates, to the extent of the related Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the extent of applicable Compensating Interest Payments.

PRINCIPAL

     Distributions in reduction of the Current Principal Amount of the Group 1 Senior Certificates will be made on each Distribution Date pursuant to priority THIRD above of clause (A) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 1 Available Funds remaining after distribution of interest on the Group 1 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 1 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amount of the Group 2 Senior Certificates will be made on each Distribution Date pursuant to priority THIRD above of clause (B) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 2 Available Funds remaining after distribution of interest on the Group 2 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 2 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amount of the Group 3 Senior Certificates will be made on each Distribution Date pursuant to priority THIRD above of clause (C) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 3 Available Funds remaining after distribution of interest on the Group 3 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 3 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amounts of the Group 4 Senior Certificates will be made on each Distribution Date pursuant to priority THIRD above of clause (D) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 4 Available Funds remaining after distribution of interest on the Group 4 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 4 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amount of the Group 5 Senior Certificates will be made on each Distribution Date pursuant to priority THIRD above of clause (E) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 5 Available Funds remaining after distribution of interest on the Group 5 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 5 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amount of the Group 6 Senior Certificates will be made on each Distribution Date pursuant to priority THIRD above of clause (F) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 6 Available Funds remaining after distribution of interest on the Group 6 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 6 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amount of the Group 7 Senior Certificates (other than the Class VII-A-X Certificates) will be made on each Distribution Date pursuant to priority THIRD above of clause (G) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 7 Available Funds remaining after distribution of interest on the Group 7 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 7 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amount of the Group 8 Senior Certificates (other than the Class VIII-A-X Certificates) will be made on each Distribution Date pursuant to priority THIRD above of clause (H) under "--Distributions on the Certificates." In accordance with such priority THIRD, the Group 8 Available Funds remaining after distribution of interest on the Group 8 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Group 8 Senior Optimal Principal Amount for such Distribution Date.

     Distributions in reduction of the Current Principal Amounts of the Senior Mezzanine Certificates will be made pursuant to priority (c) of clause (I) above under "--Distributions on the Certificates." In accordance with such priority, the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates on such Distribution Date will be allocated to the Senior Mezzanine Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

     Distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to priority (c) of clause (J) above under "--Distributions on the Certificates." In accordance with such priority, the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and Senior Mezzanine Certificates on such Distribution Date will be allocated to the Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

     The "Group 1 Senior Optimal Principal Amount", "Group 2 Senior Optimal Principal Amount", "Group 3 Senior Optimal Principal Amount", "Group 4 Senior Optimal Principal Amount", "Group 5 Senior Optimal Principal Amount", "Group 6 Senior Optimal Principal Amount", "Group 7 Senior Optimal Principal Amount" and "Group 8 Senior Optimal Principal Amount" (each, a "Senior Optimal Principal Amount") for the Group 1, Group 2, Group 3,

Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Certificates, respectively, with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Senior Certificates, as applicable, immediately prior to such Distribution Date):

          (i) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the Mortgage Loans in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

          (iii) the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

          (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause
     (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and

          (v) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Mortgage Loan Seller in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Mortgage Loan Seller with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of such substitute Mortgage Loan.

     The applicable "Senior Percentage" for the Senior Certificates (other than the Interest Only Certificates) on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of all such Senior Certificates (other than the Interest Only Certificates) immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the beginning of the related Due Period. The initial Senior Percentage for each of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Certificates will be equal to approximately 93.00%.

     With respect to any Distribution Date, the "Due Period" is the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     The applicable "Group 1 Senior Prepayment Percentage", "Group 2 Senior Prepayment Percentage", "Group 3 Senior Prepayment Percentage", "Group 4 Senior Prepayment Percentage", "Group 5 Senior Prepayment Percentage", "Group 6 Senior Prepayment Percentage", "Group 7 Senior Prepayment Percentage" and "Group 8 Senior Prepayment Percentage" (each, a "Senior Prepayment Percentage") for the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Certificates, respectively, on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                Senior Prepayment Percentage
------------------------                ----------------------------

March 25, 2003 - February 25, 2010      100%

March 25, 2010 - February 25, 2011      Senior Percentage for the related Senior
                                        Certificates plus 70% of the related
                                        Senior Mezzanine and Subordinate
                                        Percentage.

March 25, 2011 - February 25, 2012      Senior Percentage for the related Senior
                                        Certificates plus 60% of the related
                                        Senior Mezzanine and Subordinate
                                        Percentage.

March 25, 2012 - February 25, 2013      Senior Percentage for the related Senior
                                        Certificates plus 40% of the related
                                        Senior Mezzanine and Subordinate
                                        Percentage.

March 25, 2013 - February 25, 2014      Senior Percentage for the related Senior
                                        Certificates plus 20% of the related
                                        Senior Mezzanine and Subordinate
                                        Percentage.

March 25, 2014 and thereafter           Senior Percentage for the related Senior
                                        Certificates.

     In addition, no reduction of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine Certificates and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amount of the Senior Mezzanine Certificates and Subordinate Certificates as of the Cut-off Date (the "Original Senior Mezzanine and Subordinate Principal Balance") if such Distribution Date occurs between and including March 2010 and February 2011, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including March 2011 and February 2012, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including March 2012 and February 2013, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including March 2013 and February 2014, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after March 2014.

     In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine Certificates and Subordinate Certificates does not exceed 50% and (b)(i) on or prior to February 25, 2006, cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) after February 25, 2006, cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Prepayment Percentages for such Distribution Date will equal the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Percentage, respectively; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to March 25, 2006 and the above delinquency and loss tests are met, then the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Prepayment Percentages for such Distribution Date will equal the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Percentage, respectively, plus 50% of the related Senior Mezzanine and Subordinate Percentage (such test, the "Two-Times Test").

     Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates (other than the Interest Only Certificates) immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Prepayment Percentages with respect to the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Certificates for such Distribution Date will equal 100%.

     With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such Distribution Date.

     The "Senior Mezzanine and Subordinate Prepayment Percentage" for the Senior Mezzanine Certificates and Subordinate Certificates with respect to each Mortgage Loan Group related to the Mortgage Loans on any Distribution Date will equal 100% minus the related Senior Prepayment Percentage for the Senior Certificates (other than the Interest Only Certificates) related to such Mortgage Loan Group, except that on any Distribution Date after the Current Principal Amounts of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 or Group 8 Senior Certificates have each been reduced to zero, the Senior Mezzanine and Subordinate Prepayment Percentage for the Senior Mezzanine Certificates and Subordinate Certificates with respect to each Mortgage Loan Group related to the Mortgage Loans will equal 100%. The initial Senior Mezzanine and Subordinate Percentage for each of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans will be equal to approximately 7.00%.

     The "Senior Mezzanine and Subordinate Optimal Principal Amount" for the Senior Mezzanine Certificates and the Subordinate Certificates with respect to each Distribution Date will be an amount equal to the sum of the following for the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution
Date):

          (i) the applicable Senior Mezzanine and Subordinate Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

          (iii) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan in the related Mortgage Loan Group;

          (iv) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Mortgage Loan Group over (b) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of the related definition of "Senior Optimal Principal Amount" on such Distribution Date;

          (v) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Mortgage Loan Seller in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Mortgage Loan Seller with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan; and

          (vi) on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates (other than the Interest Only Certificates) have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

     The "Allocable Share" with respect to any Class of Senior Mezzanine and Subordinate Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Current Principal Amount of each Class entitled thereto) of the sum of each of the components of the definition of the Senior Mezzanine and Subordinate Optimal Principal Amount; provided, that, if the loss and delinquency levels in the second paragraph of the definition of Senior Prepayment Percentage" are exceeded so that the scheduled reduction in the amount of these Senior Prepayment

Percentages does not or would not occur, 100% of the amounts provided in clauses
(ii), (iii) and (v) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount shall be allocated to the Senior Mezzanine Certificates; and provided further, that, except as described in the second succeeding sentence, no Class of Senior Mezzanine or Subordinate Certificates (other than the Senior Mezzanine Certificates, or if the Current Principal Amount of the Senior Mezzanine Certificates has been reduced to zero, the Class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of the Senior Mezzanine and Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Senior Mezzanine or Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Current Principal Amount of any Class of Senior Mezzanine and Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Senior Mezzanine and Subordinate Optimal Principal Amount," to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Senior Mezzanine and Subordinate Certificates in reduction of their respective Current Principal Amounts, sequentially, in the order of their numerical Class designations. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Senior Mezzanine or Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Senior Mezzanine and Subordinate Certificates.

     "Determination Date" means the date as defined in the related Servicing Agreement.

     "Insurance Proceeds" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses.

     "Repurchase Proceeds" are proceeds of any Mortgage Loan repurchased by the Mortgage Loan Seller and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Representations and Warranties" herein.

     "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

     "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed- in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"), would otherwise have been payable under the related Mortgage Note.

ALLOCATION OF LOSSES; SUBORDINATION

     A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Liquidation Proceeds" are amounts received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

     "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

     In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction"). A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

     The principal portion of Realized Losses on the Mortgage Loans will not be allocated to any Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (or on such dates under certain circumstances) any such Realized Losses will be allocated as follows: with respect to such loss on a Mortgage Loan, first, to the Class B-6 Certificates, second, to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, sixth, to the Class B-1 Certificates, and seventh, to the Class M Certificates. Commencing on the Cross-Over Date, the principal portion of Realized Losses on the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Mortgage Loans will be allocated to the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Senior Certificates, respectively, pro rata based upon their respective Current Principal Amounts. Within each Group, the principal portion of Realized Losses will be allocated to each Certificate pro rata based upon the respective Current Principal Amount of such Certificate.

     No reduction of the Current Principal Amount of any Class of a certificate group shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the Classes of such certificate group as of such Distribution Date to an amount less than the Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the related Due Date (such limitation being the applicable "Loss Allocation Limitation" with respect to each such certificate group).

     The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Certificate. However, after the applicable Cross-Over Date for a certificate group, the amounts distributable under clause (i) of the definitions of Senior Optimal Principal Amount and Senior Mezzanine and Subordinate Optimal Principal Amount for all certificate groups will be reduced by the amount of any Debt Service Reductions applicable to the Mortgage Loans of the related Mortgage Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Mortgage Loan Group that would otherwise be available for distribution on a Distribution Date. As a result of the subordination of the Senior Mezzanine and Subordinate Certificates of a certificate Group in right of distribution, any Debt Service Reductions relating to Mortgage Loans in the related Mortgage Loan Group prior to the applicable Cross-Over Date for such certificate group, will be borne by such Subordinate Certificates (to the extent then outstanding) in inverse order of priority and then by the Senior Mezzanine Certificates.

     All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Current Principal Amount of the applicable Classes of Certificates by their appropriate shares of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date.

     The interest portion of Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Distributions on the Certificates--Interest" above.

SUBORDINATION

     PRIORITY OF SENIOR CERTIFICATES. As of the Closing Date, (i) the aggregate Current Principal Amount of the Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 7.00% of the aggregate Current Principal Amount of all the Classes of Certificates, (ii) the aggregate Current Principal Amount of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 3.25% of the aggregate Current Principal Amount of all the Classes of Certificates, and (iii) the aggregate Current Principal Amounts of the Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 0.65% of the aggregate Current Principal Amount of all the Classes of Certificates.

     The rights of the holders of the Senior Mezzanine Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates. The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates, the Senior Mezzanine Certificates and to each Class of Subordinate Certificates having a lower numerical designation than such Class. The subordination of the Senior Mezzanine Certificates to the Senior Certificates and a Class of Subordinate Certificates to its related Senior Certificates and Senior Mezzanine Certificates and the further subordination among the Subordinate Certificates, are each intended to increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described above.

     However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the Offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of Realized Losses in excess of the total subordination amount.

     In addition, in order to extend the period during which the Senior Mezzanine Certificates and Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the applicable Senior Certificates to the extent described herein during the first seven years after the Closing Date (with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement), unless the amount of subordination provided to the related group of Senior Certificates is twice the amount as of the cut- off date, and certain loss and delinquency tests are satisfied. This allocation has the effect of accelerating the amortization of the applicable Senior Certificates while, in the absence of losses in respect of the related Mortgage Loans, increasing the percentage interest in the principal balance of the related Mortgage Loans evidenced by the Senior Mezzanine Certificates and Subordinate Certificates. Also, after the aggregate principal balance of the Senior Certificates is reduced to zero, the entire amount of any prepayments and other unscheduled recoveries of principal will be allocated to the Senior Mezzanine Certificates unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the Senior Mezzanine Certificates while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates.

     After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Senior Mezzanine Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Senior Mezzanine Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the Allocable Share of the Senior Mezzanine Certificates. Amounts so distributed to Senior Mezzanine Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates. After the payment of amounts distributable in respect of the Senior Certificates and Senior Mezzanine Certificates on each Distribution Date, the Subordinate Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Subordinate Certificates. Amounts so distributed to Subordinate Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates.

     PRIORITY AMONG SENIOR MEZZANINE AND SUBORDINATE CERTIFICATES. On each Distribution Date, the holders of any particular Class of Senior Mezzanine or Subordinate Certificates will have a preferential right to receive the amounts due them on such Distribution Date out of the Available Funds, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, Realized Losses for the Mortgage Loans will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the Classes of Subordinate Certificates in the inverse order of their numerical Class designation and then to the Senior Mezzanine Certificates. The effect of the allocation of such Realized Losses to a Class of Senior Mezzanine and Subordinate Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to the Senior Mezzanine Certificates and the more senior Classes of Subordinate Certificates.

     In order to maintain the relative levels of subordination among the Senior Mezzanine Certificates and the Classes of Subordinate Certificates, prepayments on the Mortgage Loans and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which, except as described herein, will not be distributable to such Certificates for at least the first seven years after the Cut-off Date) will not be distributable to the holders of any Class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "Description of the Certificates--Distributions on the Certificates--Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate Certificates, the amortization of the Senior Mezzanine Certificates and the more senior Classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Certificates may increase.

     As a result of the subordination of the Senior Mezzanine Certificates and any Class of Subordinate Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     Subject to the conditions set forth in the Agreement, EMC may, at its option, purchase from the trust any Mortgage Loan which has become delinquent at least 91 days. That purchase shall be at a purchase price equal to the Repurchase Price.


                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity and weighted average life of each Class of Certificates will be affected by the amount and timing of principal payments on the Mortgage Loans, the allocation of Available Funds to such Class of Certificates, the applicable Pass-Through Rate for such Class of Certificates and the purchase price paid for such Certificates. In addition, the yields on the Certificates will be adversely affected by Realized Losses and Net Interest Shortfalls. The interaction of the foregoing factors may have different effects on the various Classes of Certificates, and may have varying effects with respect to any one Class of Certificates during the life of such Class. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of Realized Losses or Net Interest Shortfalls or as to the anticipated yield to maturity of any Class of Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading "Legal Investment" herein and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

     MORTGAGE LOAN PAYMENTS. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in Mortgagors' housing needs, job transfers, unemployment, net equity in the Mortgaged Properties and servicing decisions. Amounts received by virtue of liquidations of Mortgage Loans, repurchases of Mortgage Loans upon breach of representations or warranties and optional termination of the trust also affect the receipt of principal on the Mortgage Loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of Mortgaged Properties to the extent that the Mortgage Loans contain due-on sale clauses. The Mortgage Loans may be prepaid at any time.

     TIMING OF PAYMENTS AND DISTRIBUTIONS. Unlike certain corporate bonds, the timing and amount of principal payments on the Certificates are not fixed because they are generally determined by the timing and amount of principal payments on the applicable Mortgage Loans. The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments that occur at a rate which is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because, while interest generally will accrue on each such Certificate from the first day of the month, the distribution of such interest will not be made earlier than the 25th day of the month following the month of accrual. Moreover, to the extent any Net Interest Shortfall or the interest portion of any Realized Loss is allocated to a Class of Certificates the yield to investors in such Class will be reduced.

     DISCOUNTS AND PREMIUMS. In the case of any Certificates purchased at a discount, a slower than assumed rate of principal payments on the applicable Mortgage Loans could result in an actual yield that is lower than the assumed yield. In the case of any Certificates purchased at a premium, a faster than assumed rate of principal payments on the applicable Mortgage Loans could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

     REINVESTMENT RISK. Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

ADDITIONAL YIELD CONSIDERATIONS FOR SPECIFIC CLASSES

     CLASS VII-A-X CERTIFICATES. Because the Notional Amount of the Class VII-A-X Certificates will be based upon the aggregate Current Principal Amount of the Class VII-A-1 Certificates, the yield on the Class VII-A-X Certificates will be sensitive to the rate and timing of principal payments of the Mortgage Loans, to the extent allocated to the Class VII-A-1 Certificates. A rapid rate of principal payments on the Mortgage Loans, to the extent allocated to the Class VII- A-1 Certificates, will have a materially negative effect on the yield to investors in the Class VII-A-X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in the Class VII-A-X Certificates to recover fully their initial investments.

     CLASS VIII-A-X CERTIFICATES. Because the Notional Amount of the Class VIII-A-X Certificates will be based upon the aggregate Current Principal Amount of the Class VIII-A-1 Certificates, the yield on the Class VIII-A-X Certificates will be sensitive to the rate and timing of principal payments of the Mortgage Loans, to the extent allocated to the Class VIII-A-1 Certificates. A rapid rate of principal payments on the Mortgage Loans, to the extent allocated to the Class VIII- A-1 Certificates, will have a materially negative effect on the yield to investors in the Class VIII-A-X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in the Class VIII-A-X Certificates to recover fully their initial investments.

     RESIDUAL CERTIFICATES. Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein. However, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of the related REMIC that substantially exceed the principal and interest payable thereon during such periods.

ASSUMED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" for distributions on the Certificates is April 25, 2033. The Assumed Final Distribution Date in each case is the Distribution Date in the month following the month of the latest scheduled maturity date of any of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, SAMI or its designee may, at its option, repurchase all the Mortgage Loans from the trust on or after any Distribution Date on which the aggregate unpaid principal balances of the Mortgage Loans are less than 5% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans. See "The Pooling and Servicing Agreement--Termination" herein.

WEIGHTED AVERAGE LIVES

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans. Principal payments of Mortgage Loans may be in the form of scheduled amortization, prepayments, liquidations as a result of foreclosure proceedings or otherwise, or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time and without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, in general, will be shortened if the level of such prepayments of principal on the Mortgage Loans increase.

PREPAYMENT MODEL

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement with respect to the Mortgage Loans represents a constant rate of prepayment each month ("CPR") relative to the then outstanding principal balance of a pool of mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at these or any other rates.

PRICING ASSUMPTIONS

     The Certificates were structured assuming, among other things, a 25% CPR for the Certificates. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

     The following tables entitled "Percent of Initial Principal Amount Outstanding" indicate the percentages of the initial principal amount of each Class of Offered Certificates (other than the Interest Only Certificates and the Residual Certificates) that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of such Classes of Offered Certificates.

     The following tables have been prepared based on the assumptions that: (i) the Mortgage Loans have the characteristics set forth in Appendix A, (ii) the Mortgage Loans prepay at the specified percentages of the CPR, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in March 2003 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in February 2003, (vii) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (viii) the levels of Six-Month LIBOR, One-Year LIBOR and One-Year U.S. Treasury remain constant at 1.38%, 1.38% and 1.36%, respectively,
(ix) the Mortgage Rate on each Mortgage Loan will be adjusted on each Interest Adjustment Date (as necessary) to a rate equal to the applicable Index (as described above), plus the applicable Gross Margin, subject to Maximum Lifetime Mortgage Rates, Minimum Lifetime Mortgage Rates and Periodic Caps (as applicable), (x) scheduled Monthly Payments of principal and interest on each Mortgage Loan will be adjusted on each payment adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described in (vii) above, (xi) the initial principal amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms--Other Certificates," (xii) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in March 2003, (xiii) the Offered Certificates are purchased on February 28, 2003, (xiv) the Servicing Fee remains constant and
(xv) SAMI does not exercise the option to repurchase the Mortgage Loans described under the caption "The Pooling and Servicing Agreement--Termination," except as described in the tables below. While it is assumed that each of the Mortgage Loans prepays at the related specified percentages of CPR, this is not likely to be the case.

     Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

     Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Current Principal Amount of each such Class that would be outstanding after the Distribution Date in February of each of the years indicated, assuming that the Mortgage Loans prepay at the percentage of CPR indicated therein. None of percentages of CPR, or any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Current Principal Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR.

                               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                                  Class I-A-1 Certificates                             Class II-A-1 Certificates
                       ---------------------------------------------         ------------------------------------------------
Distribution Date                      CPR Percentage                                        CPR Percentage
--------------------   ---------------------------------------------         ------------------------------------------------
                        0%       15%        25%       35%        50%          0%          15%        25%       35%        50%
                        --       ---        ---       ---        ---          --          ---        ---       ---        ---
Initial Percentage..   100%      100%      100%      100%       100%         100%        100%       100%      100%       100%
February, 2004......    99        83        73        62         46           99          83         72        62         46
February, 2005......    98        69        52        38         21           98          69         52        38         21
February, 2006......    97        57        37        23          9           97          57         37        23          9
February, 2007......    96        47        28        15          5           96          47         28        15          5
February, 2008......    95        39        21        10          2           95          39         20        10          2
February, 2009......    93        32        15         6          1           94          33         15         6          1
February, 2010......    90        27        11         4          1           92          27         11         4          1
February, 2011......    88        22         8         2          *           89          22          8         2          *
February, 2012......    85        18         6         2          *           87          19          6         2          *
February, 2013......    83        15         4         1          *           84          15          4         1          *
February, 2014......    80        12         3         1          *           81          13          3         1          *
February, 2015......    77        10         2         *          *           78          10          2         *          *
February, 2016......    74        8          2         *          *           75           8          2         *          *
February, 2017......    71        7          1         *          *           72           7          1         *          *
February, 2018......    67        5          1         *          *           68           6          1         *          *
February, 2019......    64        4          1         *          *           65           4          1         *          *
February, 2020......    60        4          *         *          *           61           4          *         *          *
February, 2021......    57        3          *         *          *           57           3          *         *          *
February, 2022......    53        2          *         *          *           53           2          *         *          *
February, 2023......    49        2          *         *          *           49           2          *         *          *
February, 2024......    45        1          *         *          *           45           1          *         *          *
February, 2025......    40        1          *         *          *           41           1          *         *          *
February, 2026......    36        1          *         *          *           36           1          *         *          *
February, 2027......    31        1          *         *          *           31           1          *         *          *
February, 2028......    26        *          *         *          *           26           *          *         *          *
February, 2029......    21        *          *         *          *           21           *          *         *          *
February, 2030......    16        *          *         *          *           16           *          *         *          *
February, 2031......    11        *          *         *          *           11           *          *         *          *
February, 2032......     5        *          *         *          *           5            *          *         *          0
February, 2033......     0        0          0         0          0           0            0          0         0          0
Weighted Average
Life to Maturity
(years)**...........   18.63     5.23      3.16      2.13       1.32        18.76        5.25       3.16      2.13       1.32

____________________

* Indicates a number that is greater than zero but less than 0.5%.

 ** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

                                   PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                                Class III-A-1 Certificates                              Class IV-A-1 Certificates
                       ---------------------------------------------         ------------------------------------------------
Distribution Date                    CPR Percentage                                           CPR Percentage
--------------------   ---------------------------------------------         ------------------------------------------------
                         0%      15%      25%        35%       50%            0%        15%        25%       35%        50%
                         --      ---      ---        ---       ---            --        ---        ---       ---        ---
Initial Percentage..    100%     100%     100%      100%       100%          100%       100%       100%      100%      100%
February, 2004......     99       83       72        62         46            99         83         72        61        46
February, 2005......     98       69       52        38         21            97         68         51        37        21
February, 2006......     97       57       37        23         9             95         56         37        23         9
February, 2007......     96       47       28        15         5             93         45         27        14         4
February, 2008......     94       39       20        10         2             91         37         20        9          2
February, 2009......     93       32       15         6         1             89         31         14        6          1
February, 2010......     92       27       11         4         1             87         26         11        4          1
February, 2011......     90       23       8          3         *             84         21         8         2          *
February, 2012......     89       19       6          2         *             82         18         6         1          *
February, 2013......     87       16       4          1         *             79         14         4         1          *
February, 2014......     84       13       3          1         *             77         12         3         1          *
February, 2015......     81       11       2          *         *             74         10         2         *          *
February, 2016......     78       9        2          *         *             71         8          2         *          *
February, 2017......     74       7        1          *         *             68         6          1         *          *
February, 2018......     71       6        1          *         *             65         5          1         *          *
February, 2019......     67       5        1          *         *             62         4          1         *          *
February, 2020......     63       4        *          *         *             58         3          *         *          *
February, 2021......     59       3        *          *         *             55         3          *         *          *
February, 2022......     55       2        *          *         *             51         2          *         *          *
February, 2023......     51       2        *          *         *             47         2          *         *          *
February, 2024......     47       1        *          *         *             43         1          *         *          *
February, 2025......     42       1        *          *         *             39         1          *         *          *
February, 2026......     37       1        *          *         *             35         1          *         *          *
February, 2027......     32       1        *          *         *             30         1          *         *          *
February, 2028......     27       *        *          *         *             25         *          *         *          *
February, 2029......     22       *        *          *         *             20         *          *         *          *
February, 2030......     16       *        *          *         *             15         *          *         *          *
February, 2031......     11       *        *          *         *             10         *          *         *          0
February, 2032......     5        *        *          *         *              4         *          *         *          0
February, 2033......     0        0        0          0         0              0         0          0         0          0
Weighted Average
Life to Maturity
(years)**...........   19.11     5.27     3.16      2.13       1.32          17.97      5.10       3.09      2.10      1.31
____________________

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

                                PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                                Class V-A-1 Certificates                               Class VI-A-1 Certificates
                       ---------------------------------------------         -----------------------------------------------
Distribution Date                    CPR Percentage                                          CPR Percentage
--------------------   ---------------------------------------------         -----------------------------------------------
                         0%       15%      25%        35%      50%            0%        15%        25%       35%        50%
                         --       ---      ---        ---      ---            --        ---        ---       ---        ---
Initial Percentage..    100%      100%     100%      100%      100%          100%       100%       100%      100%      100%
February, 2004......     99        83       73        62        46            99         83         72        62        46
February, 2005......     98        69       52        38        21            98         69         52        38        21
February, 2006......     98        57       38        23        9             97         57         37        23         9
February, 2007......     97        47       28        15        5             96         47         28        15         5
February, 2008......     96        39       21        10        2             95         39         20        10         2
February, 2009......     95        33       15         6        1             93         32         15        6          1
February, 2010......     94        28       11         4        1             92         27         11        4          1
February, 2011......     93        23       8          3        *             89         22         8         2          *
February, 2012......     91        20       6          2        *             87         19         6         2          *
February, 2013......     90        16       5          1        *             84         15         4         1          *
February, 2014......     87        13       3          1        *             81         13         3         1          *
February, 2015......     83        11       2          *        *             78         10         2         *          *
February, 2016......     80        9        2          *        *             75         8          2         *          *
February, 2017......     77        7        1          *        *             72         7          1         *          *
February, 2018......     73        6        1          *        *             69         6          1         *          *
February, 2019......     69        5        1          *        *             65         4          1         *          *
February, 2020......     65        4        *          *        *             62         4          *         *          *
February, 2021......     61        3        *          *        *             58         3          *         *          *
February, 2022......     57        2        *          *        *             54         2          *         *          *
February, 2023......     53        2        *          *        *             50         2          *         *          *
February, 2024......     48        1        *          *        *             46         1          *         *          *
February, 2025......     43        1        *          *        *             42         1          *         *          *
February, 2026......     38        1        *          *        *             37         1          *         *          *
February, 2027......     33        1        *          *        *             32         1          *         *          *
February, 2028......     28        *        *          *        *             27         *          *         *          *
February, 2029......     22        *        *          *        *             22         *          *         *          *
February, 2030......     17        *        *          *        *             17         *          *         *          *
February, 2031......     11        *        *          *        *             11         *          *         *          *
February, 2032......     5         *        *          *        *              5         *          *         *          *
February, 2033......     0         0        0          0        0              0         0          0         0          0
Weighted Average
Life to Maturity
(years)**...........   19.54      5.34     3.19      2.14      1.32          18.89      5.25       3.16      2.13      1.32

____________________

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

                                 PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                                Class VII-A-1 Certificates                             Class VIII-A-1 Certificates
                       ---------------------------------------------         --------------------------------------------
Distribution Date                     CPR Percentage                                         CPR Percentage
--------------------   ---------------------------------------------         --------------------------------------------
                         0%       15%       25%        35%      50%           0%        15%       25%       35%       50%
                         --       ---       ---        ---      ---           --        ---       ---       ---       ---
Initial Percentage..    100%      100%      100%      100%      100%         100%       100%      100%      100%     100%
February, 2004......     99        83        72        62        46           99         83        72        62       46
February, 2005......     98        68        52        38        21           98         69        52        38       21
February, 2006......     96        56        37        23        9            97         57        37        23        9
February, 2007......     95        46        27        15        5            96         47        28        15        5
February, 2008......     93        38        20         9        2            95         39        20        10        2
February, 2009......     91        32        15         6        1            93         33        15        6         1
February, 2010......     89        26        11         4        1            92         27        11        4         1
February, 2011......     86        22        8          2        *            89         22        8         2         *
February, 2012......     84        18        6          2        *            87         19        6         2         *
February, 2013......     81        15        4          1        *            84         15        4         1         *
February, 2014......     78        12        3          1        *            81         13        3         1         *
February, 2015......     75        10        2          *        *            78         10        2         *         *
February, 2016......     72        8         2          *        *            75         8         2         *         *
February, 2017......     69        7         1          *        *            72         7         1         *         *
February, 2018......     66        5         1          *        *            68         6         1         *         *
February, 2019......     63        4         1          *        *            65         4         1         *         *
February, 2020......     59        3         *          *        *            61         4         *         *         *
February, 2021......     56        3         *          *        *            57         3         *         *         *
February, 2022......     52        2         *          *        *            53         2         *         *         *
February, 2023......     48        2         *          *        *            49         2         *         *         *
February, 2024......     44        1         *          *        *            45         1         *         *         *
February, 2025......     40        1         *          *        *            41         1         *         *         *
February, 2026......     35        1         *          *        *            36         1         *         *         *
February, 2027......     31        1         *          *        *            31         1         *         *         *
February, 2028......     26        *         *          *        *            26         *         *         *         *
February, 2029......     21        *         *          *        *            21         *         *         *         *
February, 2030......     16        *         *          *        *            16         *         *         *         *
February, 2031......     11        *         *          *        *            10         *         *         *         0
February, 2032......     5         *         *          *        0             4         *         *         *         0
February, 2033......     0         0         0          0        0             0         0         0         0         0
Weighted Average
Life to Maturity
(years)**...........   18.32      5.17      3.13      2.11      1.31         18.74      5.24      3.16      2.13     1.32

____________________

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

                 PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                        Class M, Class B-1, Class B-2 and Class B-3 Certificates
                        --------------------------------------------------------
Distribution Date                            CPR Percentage
----------------------  --------------------------------------------------------
                            0%         15%        25%         35%        50%
                            --         ---        ---         ---        ---

Initial Percentage....     100%        100%       100%        100%       100%
February, 2004........      99          99         99          99         99
February, 2005........      98          98         98          91         72
February, 2006........      97          97         89          73         50
February, 2007........      96          96         66          47         25
February, 2008........      95          85         49          30         12
February, 2009........      93          71         36          19         6
February, 2010........      92          59         27          12         3
February, 2011........      89          49         20          8          1
February, 2012........      87          41         14          5          1
February, 2013........      85          34         10          3          *
February, 2014........      82          28         8           2          *
February, 2015........      79          23         5           1          *
February, 2016........      76          19         4           1          *
February, 2017........      73          15         3           *          *
February, 2018........      69          12         2           *          *
February, 2019........      66          10         1           *          *
February, 2020........      62          8          1           *          *
February, 2021........      58          6          1           *          *
February, 2022........      54          5          1           *          *
February, 2023........      50          4          *           *          *
February, 2024........      46          3          *           *          *
February, 2025........      41          2          *           *          *
February, 2026........      37          2          *           *          *
February, 2027........      32          1          *           *          *
February, 2028........      27          1          *           *          *
February, 2029........      22          1          *           *          *
February, 2030........      16          *          *           *          *
February, 2031........      11          *          *           *          *
February, 2032........      5           *          *           *          *
February, 2033........      0           0          0           0          0
Weighted Average Life
to Maturity (years)**..   18.89        9.23       5.87        4.45       3.20
____________________

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.

INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

     The yield to maturity on the Interest Only Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Group 7 Mortgage Loans and Group 8 Mortgage Loans, which rate may fluctuate significantly over time, because the Notional Amount of the Class VII-A-X Certificates and Class VIII-A-X Certificates is equal to the aggregate Current Principal Amount of the Class VII-A-1 Certificates and Class VIII-A-1 Certificates, respectively. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the Group 7 and Group 8 Mortgage Loans could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the Group 7 Mortgage Loans and Group 8 Mortgage Loans will be allocated to the Class VII-A-1 Certificates and Class VIII-A-1 Certificates, respectively, during the first seven years after the Cut-off Date. In addition, investors in the Class VII-A-X Certificates and Class VIII-A-X Certificates will not receive distributions following the distribution dates in January 2008 and November 2009, respectively.

     The following tables indicates the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the related Mortgage Loans by projecting the monthly aggregate payments on the Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions including the assumptions regarding the characteristics and performance of such Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of such Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

          PRE-TAX YIELD TO MATURITY OF THE CLASS VII-A-X CERTIFICATES
                        AT THE FOLLOWING CPR PERCENTAGES


ASSUMED PURCHASE PRICE       0%          15%        25%        35%        50%
----------------------       --          ---        ---        ---        ---
     $2,256,067            44.43%      24.42%     10.20%     (5.11)%    (30.89)%


          PRE-TAX YIELD TO MATURITY OF THE CLASS VIII-A-X CERTIFICATES
                        AT THE FOLLOWING CPR PERCENTAGES


ASSUMED PURCHASE PRICE       0%          15%        25%        35%        50%
----------------------       --          ---        ---        ---        ---
$223,023                   42.74%      22.77%      8.77%      (6.41)%   (31.99)%

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the tables. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates, and thus do not reflect the return on any investment in the Interest Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturities on the Interest Only Certificates are likely to differ from those shown in the tables above, even if the average prepayment rate on all of the Mortgage Loans equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Interest Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Interest Only Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Interest Only Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

     For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Agreement. The Agreement provides for the servicing of the Mortgage Loans by the Servicers pursuant to the Servicing Agreements. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. SAMI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments Inc., 383 Madison Avenue, New York, New York 10179.

VOTING RIGHTS

     Voting rights of the trust in general will be allocated among the Classes of Certificates based upon their respective Current Principal Amounts; provided that voting rights equal to 1.00% and 0.25% of the total amount will be allocated to each Class of Interest Only Certificates and each Class of Residual Certificates, respectively.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, SAMI will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the trust. The Mortgage Loans in each of the Mortgage Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Mortgage Loan Group separately identified. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the Net Rate, the Monthly Payment, the maturity date of each Mortgage Note and the Loan-to-Value Ratio.

     In addition, SAMI will deposit with the custodian, as agent for the Trustee, with respect to each Mortgage Loan the following: the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing to the extent available to SAMI an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the Mortgage Loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon; a duly executed assignment of the mortgage to "JPMorgan Chase Bank, as trustee for certificateholders of Bear Stearns ARM Trust, Mortgage Pass- Through Certificates, Series 2003-1, without recourse" in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"), evidence that the mortgage is held for the Trustee as described in the Agreement; all intervening assignments of the Mortgage to SAMI, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if provided in accordance with the applicable Purchase Agreement; originals of all assumption and modification agreements. Notwithstanding the foregoing, SAMI will not be required to deliver assignments of Mortgage with evidence of recording thereon if the Mortgaged Properties relating thereto are located in jurisdiction in which, based on an opinion of counsel delivered by SAMI to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the related Mortgage Loans. The documents delivered to the custodian with respect to each Mortgage Loan are referred to collectively as the "Mortgage File." SAMI will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage, if recorded, to be recorded not later than 180 days after the Closing Date.

     With respect to each Mortgage Loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. ("MERS"), the assignment of the mortgage related to each such Mortgage Loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such Mortgage Loans.

     The custodian will review each item of the Mortgage File on behalf of the Trustee within 90 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the custodian after the initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "Material Defect"), the custodian, as agent of the Trustee, shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice of the Material Defect, and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing
Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

     The custodian also will review the Mortgage Files on behalf of the Trustee within 180 days of the Closing Date. If the custodian discovers a Material Defect, the custodian, on behalf of the Trustee, shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice of the Material Defect, and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

     The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to (i) 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase reduced by (ii) any portion of the Servicing Fee or advances payable to the purchaser of the Mortgage Loan.

     As of any time of determination, the "Outstanding Principal Balance" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the trust.

REPRESENTATIONS AND WARRANTIES

     In the Mortgage Loan Purchase Agreement, pursuant to which SAMI purchased the Mortgage Loans from EMC, EMC made certain representations and warranties to SAMI concerning the Mortgage Loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties other than the remedies provided for breach of such representations and warranties.

     The representations and warranties of EMC with respect to the Mortgage Loans include the following, among others:

     (a) The information set forth in the Mortgage Loan Schedule was true, complete and correct in all material respects as of the date such representation was made;

     (b) Immediately prior to the sale of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, EMC was the sole owner of record and holder of the Mortgage Loans. As of the Closing Date or as of another specified date, the Mortgage Loans were not assigned or pledged, and EMC had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loans therein free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement; and

     (c) As of the date of the related agreement, none of the Mortgage Loans were thirty (30) days or more delinquent. As of such date, there was no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither EMC nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan.

     In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the Mortgage Loans, within 90 days from the date of discovery or notice from the Trustee, SAMI, the Securities Administrator or EMC, EMC will (i) cure such breach in all material respects,
(ii) provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or (iii) purchase the related Mortgage Loan at the applicable Repurchase Price. If EMC fails to remedy any such breach in accordance with the foregoing, within 90 days from the date of discovery or notice from the Trustee, EMC will remedy such breach in accordance with the previous sentence. The obligations of EMC to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

     The applicable Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Servicing Agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Mortgage Loan. However, unless the Servicers have the consent of the Master Servicer, the Servicers shall not enter into any payment plan or agreement to modify payments with a Mortgagor or permit any modification with respect to any Mortgage Loan that would change the interest rates, defer for a period of time longer than set forth in the related Servicing Agreement or forgive the payment of any principal or interest, change the outstanding principal amount or extend the final maturity date.

     If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Servicers have knowledge thereof, the Servicers will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, a Servicer may enter into (i) an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability agreement pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as the Mortgagor and becomes liable under the Mortgage Note, as provided in the Servicing Agreements. The Servicers will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the related Servicing Agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans --Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed.

     The Servicers will establish and maintain, in addition to the Protected Account described under "--Protected Account," one or more accounts which comply with the requirements of the Servicing Agreements. The Servicers will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors as provided in the Servicing Agreements. Each of these accounts and the investment of deposits therein ("Permitted Investments") shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the Mortgaged Property, to refund to any Mortgagors any sums as may be determined to be overages, to pay to the related Servicer, or to the Mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

     The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

     The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of (i) the Outstanding Principal Balance of the Mortgage Loan or (ii) the maximum insurable value of the improvements securing such Mortgage Loan, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, and containing a standard or union mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions by the Servicer to the Master Servicer notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     Where the property securing a Mortgage Loan is located at the time of origination, or at such other time as set forth in the related Servicing Agreement, in a federally designated flood area, the Servicers will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     The Servicers, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable hazard insurance policy. If any Servicer obtains and maintains a blanket hazard insurance policy, such Servicer is required to deposit in a Protected Account the amount not otherwise payable due to such deductible under such blanket hazard insurance policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicers will take such action as they deem to be in the best interest of the trust with respect to Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreements, the Servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. In addition, with respect to the Mortgage Loans serviced by Cendant, WMBFA and WFHM, Cendant,


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WMBFA and WFHM may be entitled to retain additional amounts in connection with the management and liquidation of a REO Property related to the Mortgage Loans serviced by such Servicer as provided in the related Servicing Agreement.

     Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

     With respect to any Mortgage Loans serviced by Cendant, Cendant will make all reasonable efforts to cause any security interest to be realized upon if any such Mortgage Loan partially secured by additional collateral is liquidated upon default and the Master Servicer will have no responsibility to realize on the additional collateral and Cendant shall act on behalf of the trust in negotiating and otherwise affecting the sale of any Mortgage Loan or REO Property partially secured by additional collateral; provided that the terms of any such sale of any such specifically serviced Mortgage Loan or REO Property must be acceptable to the Trustee in its sole discretion.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the sum of investment income on funds in the Master Servicer Collection Account and the Distribution Account. Each of the Servicers will be entitled to receive a fee (the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The "Servicing Fee Rate" for each Mortgage Loan will be (i) 0.375% per annum with respect to the Mortgage Loans serviced by Cendant, Chevy Chase and Alliance; (ii) 0.250% per annum with respect to the Mortgage Loans serviced by GMAC and Nexstar; (iii) 0.25% per annum, increasing to 0.375% per annum on the first adjustment date, with respect to the Mortgage Loans serviced by Countrywide; (iv) 0.375% or 0.250% per annum with respect to the Mortgage Loans serviced by WFHM; and (v) 0.4265% or 0.375% per annum with respect to the Mortgage Loans serviced by WMBFA.

     In addition to the primary compensation described above, the applicable Servicer may be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from Mortgagors and as provided in the related Servicing Agreement.

     The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

THE PROTECTED ACCOUNTS

     The Servicers will establish and maintain one or more accounts (the "Protected Accounts") into which they will deposit daily all collections of principal and interest on any Mortgage Loans, including but not limited to principal prepayments, Insurance Proceeds, Net Liquidation Proceeds, the Repurchase Price for any Mortgage Loans repurchased, and advances made from the Servicer's own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreements.

     On the date specified in the related Servicing Agreement (the "Servicer Remittance Date"), the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds for such Distribution Date.

THE MASTER SERVICER COLLECTION ACCOUNT

     The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Master Servicer Collection Account") into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

          (i) Any amounts withdrawn from a Protected Account or other permitted account;


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          (ii) Any Monthly Advance and Compensating Interest Payments;

          (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

          (iv) The Repurchase Price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;


          (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

          (vi) Any other amounts received by the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to the Agreement.

THE DISTRIBUTION ACCOUNT

     The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Distribution Account"), into which on the Business Day prior to each Distribution Date, all Available Funds in the Master Servicer Collection Account for such Distribution Date will be transferred by the Master Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account shall be in general
(i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account.

     On each Distribution Date, the Trustee shall pay the Certificateholders in accordance with the provisions set forth under "Description of the Certificates-Distributions on the Certificates."

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

     The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any


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such successor to the Master Servicer shall be qualified to service Mortgage
Loans on behalf of Fannie Mae or Freddie Mac.

     EMC will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by Wells Fargo. EMC may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

EVENTS OF DEFAULT

     "Events of Default" under the Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement, and such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

     In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof.

     Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such


                                      S-66

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appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

MONTHLY ADVANCES

     If the scheduled payment on a Mortgage Loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act, the applicable Servicer will remit to the Master Servicer on the Servicer Remittance Date an amount equal to such delinquency, net of the Servicing Fee Rate except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or related subservicers through final disposition or liquidation of the related Mortgaged Property, or until such time as specified in the related Servicing Agreement. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the days specified in the related Servicing Agreement (or applicable subservicing agreement), would constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "--Events of Default" above. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. To the extent it timely receives such reports from the Securities Administrator, the Trustee will make available the related report on each Distribution Date via its internet website, the address of which can be obtained by calling (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

TERMINATION

     The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

     On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 5% of the aggregate Scheduled Principal Balance as of the Cut-off Date of the Mortgage Loans, SAMI or its designee may repurchase from the trust all Mortgage Loans remaining outstanding and any REO Property remaining in the trust at a purchase price equal to (a) the unpaid principal balance of such Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate, but not including the first day of the month of repurchase). Any such repurchase will result in the retirement of all or a portion of the Certificates. The trust may also be terminated and the Certificates retired on any Distribution Date upon SAMI's determination, based upon an opinion of counsel, that the status of the Trust Fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.



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THE TRUSTEE

     The fee of the Trustee will be payable by the Master Servicer. The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property, or if the credit rating of the Trustee falls below certain levels. Upon such resignation or removal of the Trustee, the Seller will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Securities Administrator and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

THE SECURITIES ADMINISTRATOR

     The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Trustee will be obligated to appoint a successor Securities Administrator. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the trust. In the event that the Certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Seller and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.


                        FEDERAL INCOME TAX CONSIDERATIONS

     Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund will qualify as three REMICs under the Internal Revenue Code of 1986 (the "Code"). The Certificates (other than the Residual Certificates) will be designated as regular interests in a REMIC and are herein referred to as the "Regular Certificates" or the "REMIC Regular Certificates." The Class R-I, Class R-II and Class R-III Certificates will be designated as the residual interest in each REMIC and are herein referred to as the "Residual Certificates" or the "REMIC Residual Certificates". All Certificateholders are advised to see "Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

     Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Interest Only Certificates and Class B-3 Certificates will, the Class B-2 Certificates may and the remaining Offered Certificates that are Regular Certificates will not, be issued with original issue discount. See "Federal Income Tax Consequences--REMIC Regular Securities--Original Issue Discount" in the Prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--Prepayment Model" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

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     In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS.

     Certain Classes of the Offered Certificates that are Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be treated as residual interests in each REMIC, representing rights to the taxable income or net loss of each REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the Servicing Fee and other administrative expenses properly allocable to the REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Residual Certificates. See "Federal Income Tax Consequences--REMIC Residual Certificates" and "--REMIC Residual Certificates--Mismatching of Income and Deductions; Excess Inclusions" in the Prospectus.

     The IRS has issued final REMIC regulations that add to the conditions described in the Prospectus necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000, although certain provisions apply only to transfers of residual interests occurring after August 19, 2002. See "Federal Income Tax Consequences--Transfers of REMIC Residual Securities--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

     The Offered Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of

REMIC Securities" in the Prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the Prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

     Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are legislative proposals pending in the Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Seller and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.


                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

     On November 13, 2000, the Department of Labor amended Prohibited Transaction Exemption 90-30 (the "Exemption") issued to the Underwriter to permit a pass-through certificate, whether senior or subordinate, representing beneficial ownership in a trust primarily consisting of residential or home equity loans that have loan-to-value ratios of 100% or less to be purchased and held by or on behalf of, or with plan assets of, a plan so long as that certificate is rated "BBB-" or better at the time of purchase. See Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000). The Exemption was amended by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. Accordingly, the exemptive relief provided by the Exemption may be available with respect to the purchase or holding of the Offered Certificates (other than the Residual Certificates), but such availability depends, in part, upon facts unknown to SAMI or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Class of Offered Certificates. Therefore, before purchasing such Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such Certificates be rated "BBB-" or better at the time of purchase) or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificates. See "ERISA Considerations" in the Prospectus.

     Each beneficial owner of a Class M, Class B-1, Class B-2 or Class B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a Plan or investing with "Plan assets", (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the exemption, including that the Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch, Inc. or Moody's, and the Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account," as such term is defined in

Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Residual Certificates, no Residual Certificate or any interest therein may be acquired or held by any Plan, any Trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding -- a plan investor -- unless the transferee provides the Seller, the Master Servicer and the Trustee with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of the Residual Certificates by or on behalf of the plan investor is permissible under applicable law, will not result in a non-exempt prohibited transaction under ERISA or Code Section 4975 and will not subject the Seller, the Master Servicer, any Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Each beneficial owner of a Residual Certificate or any interest therein, unless it has provided the above opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

     Any Plan fiduciary which proposes to cause a Plan to purchase Residual Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. Assets of a Plan should not be invested in the Certificates unless it is clear that the Exemption or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

     The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT

     The Senior, Class M and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining Classes of Certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

     The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any

"complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" in the Prospectus.


       RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATES

     The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax
Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

     A Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of the Residual Certificate who is a "Tax Matters Person" as defined in the Code and by SAMI. SAMI will not give its consent to any proposed transfer to a disqualified organization, including any publicly traded partnership. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the Trustee and SAMI with an affidavit that the proposed transferee is not a disqualified organization or publicly traded partnership (and, unless the Tax Matters Person and SAMI consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or SAMI may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the trust to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person and SAMI may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person and SAMI consent in writing (which consent may be withheld in the Tax Matters Person's or SAMI's sole discretion), a Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Offered Certificates, are being purchased from SAMI by the Underwriter upon issuance. The Underwriter is an affiliate of SAMI and EMC. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to SAMI are expected to be approximately 101.1% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by SAMI in connection with the Offered Certificates which are estimated to be $550,000. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from SAMI in the form of an underwriting discount.

     SAMI will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.


     There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for SAMI and the Underwriter by Thacher Proffitt & Wood, New York, New York.


                                     RATING

     It is a condition to the issuance of each Class of Offered Certificates that it receives at least the ratings set forth below from Moody's and Standard and Poor's.

                                            Rating
                                            ------

            Class                  Moody's          Standard & Poor's
            -----                  -------          -----------------
            Class I-A-1              Aaa                   AAA
            Class II-A-1             Aaa                   AAA
            Class III-A-1            Aaa                   AAA
            Class IV-A-1             Aaa                   AAA
            Class V-A-1              Aaa                   AAA
            Class VI-A-1             Aaa                   AAA
            Class VII-A-1            Aaa                   AAA
            Class VII-A-X            Aaa                   AAA
            Class VIII-A-1           Aaa                   AAA
            Class VIII-A-X           Aaa                   AAA
            Class R-I                ---                   AAA
            Class R-II               ---                   AAA
            Class R-III              ---                   AAA
            Class M                  Aaa                   AA+
            Class B-1                Aa2                   AA
            Class B-2                 A2                    A
            Class B-3                Baa2                  BBB

     The ratings assigned by Moody's and Standard and Poor's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. Moody's and Standard & Poor's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. Moody's and Standard & Poor's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries Certificateholders might suffer a lower than anticipated yield. The ratings on the Residual Certificates address only the return of their principal balance and interest thereon at their respective Pass-Through Rates. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     SAMI has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                         INDEX OF PRINCIPAL DEFINITIONS

Term                                                                        Page
----                                                                        ----

Accrued Certificate Interest................................................S-42
Aggregate Expense Rate......................................................S-24
Agreement ..................................................................S-27
Alliance ...................................................................S-23
Allocable Share ............................................................S-47
Assumed Final Distribution Date.............................................S-52
Bankruptcy Loss   ..........................................................S-49
Book-Entry Certificates......................................................S-8
Business Day ...............................................................S-37
Cede .......................................................................S-37
Cendant ....................................................................S-23
Certificate Register........................................................S-38
Certificate Writedown Amount................................................S-42
Certificateholder ..........................................................S-38
Certificates ..........................................................S-7, S-37
Chevy Chase ................................................................S-23
Class Prepayment Distribution Trigger.......................................S-48
Code .......................................................................S-69
Compensating Interest Payments..............................................S-43
Cooperatives Loans..........................................................S-24
Countrywide ................................................................S-23
Countrywide's Underwriting Guidelines.......................................S-34
CPR ........................................................................S-53
Cross-Over Date ............................................................S-41
Current Principal Amount....................................................S-42
Debt Service Reduction......................................................S-49
Deficient Valuation.........................................................S-49
Determination Date..........................................................S-48
Distribution Account........................................................S-66
DTC ........................................................................S-37
Due Date ...................................................................S-24
Due Period .................................................................S-45
E-Loan .....................................................................S-23
Effective Loan-to-Value Ratio...............................................S-24
EMC ........................................................................S-27
ERISA ......................................................................S-71
Events of Default ..........................................................S-67
Exemption ..................................................................S-71
GMACM ......................................................................S-23
Gross Margin ...............................................................S-24
Group 1 Available Funds.....................................................S-38
Group 1 Mortgage Loans......................................................S-23
Group 1 Senior Certificates..................................................S-7
Group 1 Senior Optimal Principal Amount.....................................S-44
Group 1 Senior Prepayment Percentage........................................S-45
Group 2 Available Funds.....................................................S-38
Group 2 Mortgage Loans......................................................S-23
Group 2 Senior Certificates..................................................S-7
Group 2 Senior Optimal Principal Amount.....................................S-44
Group 2 Senior Prepayment Percentage........................................S-45
Group 3 Available Funds.....................................................S-38
Group 3 Mortgage Loans......................................................S-23
Group 3 Senior Certificates..................................................S-7
Group 3 Senior Optimal Principal Amount.....................................S-44
Group 3 Senior Prepayment Percentage........................................S-45
Group 4 Available Funds.....................................................S-38

Group 4 Mortgage Loans......................................................S-23
Group 4 Senior Certificates..................................................S-7
Group 4 Senior Optimal Principal Amount.....................................S-44
Group 4 Senior Prepayment Percentage........................................S-45
Group 5 Available Funds.....................................................S-38
Group 5 Mortgage Loans......................................................S-23
Group 5 Senior Certificates..................................................S-8
Group 5 Senior Optimal Principal Amount.....................................S-44
Group 5 Senior Prepayment Percentage........................................S-45
Group 6 Available Funds.....................................................S-38
Group 6 Mortgage Loans......................................................S-23
Group 6 Senior Certificates..................................................S-8
Group 6 Senior Optimal Principal Amount.....................................S-44
Group 6 Senior Prepayment Percentage........................................S-45
Group 7 Available Funds.....................................................S-38
Group 7 Mortgage Loans......................................................S-23
Group 7 Senior Certificates..................................................S-8
Group 7 Senior Optimal Principal Amount.....................................S-44
Group 7 Senior Prepayment Percentage........................................S-45
Group 8 Available Funds.....................................................S-38
Group 8 Mortgage Loans......................................................S-23
Group 8 Senior Certificates..................................................S-8
Group 8 Senior Optimal Principal Amount.....................................S-44
Group 8 Senior Prepayment Percentage........................................S-45
Group Available Funds.......................................................S-38
Index ......................................................................S-24
Insurance Proceeds..........................................................S-48
Interest Shortfall..........................................................S-43
Lender-Paid PMI Policy......................................................S-24
Lender-Paid PMI Rate........................................................S-24
Liquidated Mortgage Loan....................................................S-48
Liquidation Proceeds........................................................S-48
Loan-to-Value Ratio.........................................................S-24
Loss Allocation Limitation..................................................S-49
Master Servicer ............................................................S-27
Master Servicer Collection Account..........................................S-65
Material Defect   ..........................................................S-62
Maximum Lifetime Mortgage Rate..............................................S-24
MERS .......................................................................S-62
MERS(R)System ..............................................................S-61
Minimum Lifetime Mortgage Rate..............................................S-24
Monthly Payment ............................................................S-48
Mortgage File ..............................................................S-61
Mortgage Loan Group.........................................................S-23
mortgage related securities.....................................S-19, S-20, S-72
Mortgagor ..................................................................S-43
Net Interest Shortfalls.....................................................S-43
Net Liquidation Proceeds....................................................S-49
Net Rate ...................................................................S-24
Nexstar ....................................................................S-23
non-economic residual interest..............................................S-73
Non-SMMEA Certificates......................................................S-72
Notional Amount ............................................................S-42
Offered Certificates........................................................S-37
Offered Subordinate Certificates.............................................S-8
OID Regulations ............................................................S-69
One-Year LIBOR .............................................................S-26
One-Year U.S. Treasury......................................................S-25
Original Subordinate Principal Balance......................................S-46
Other Certificates..........................................................S-37

Other Certificates...........................................................S-7
Outstanding Principal Balance...............................................S-62
Pass-Through Rates..........................................................S-42
Permitted Investments.......................................................S-63
Physical Certificates........................................................S-8
Plan Asset Regulations......................................................S-71
Plan(s) ....................................................................S-71
Prepayment Period ..........................................................S-47
Principal Prepayment........................................................S-48
Protected Accounts..........................................................S-65
Rating Agencies ............................................................S-19
Realized Loss ..............................................................S-48
Regular Certificates...................................................S-8, S-69
REITs ......................................................................S-70
Release ....................................................................S-25
Relief Act .................................................................S-43
REMIC Regular Certificates..................................................S-69
REMIC Residual Certificates.................................................S-69
REO Property ...............................................................S-48
Repurchase Price ...........................................................S-62
Repurchase Proceeds.........................................................S-48
Residual Certificates..................................................S-8, S-69
Scheduled Principal Balance.................................................S-24
Senior Certificates..........................................................S-7
Senior Mezzanine and Subordinate Optimal Principal Amount...................S-47
Senior Mezzanine and Subordinate Prepayment Percentage......................S-47
Senior Mezzanine Certificate Writedown Amount...............................S-42
Senior Mezzanine Certificates................................................S-8
Senior Optimal Principal Amount.............................................S-44
Senior Percentage ..........................................................S-45
Senior Prepayment Percentage................................................S-45
Servicer Remittance Date....................................................S-65
Servicers ..................................................................S-28
Servicing Agreements........................................................S-27
Servicing Fee ..............................................................S-65
Servicing Fee Rate..........................................................S-65
SFR ........................................................................S-31
Similar Law ................................................................S-72
Six-Month LIBOR ............................................................S-27
SMMEA ......................................................................S-72
Subordinate Certificates.....................................................S-8
Tax Matters Person..........................................................S-73
trust .......................................................................S-5
Trust Assets ...............................................................S-71
Two-Times Test .............................................................S-46
U.S. Person ................................................................S-73
WAMU Mortgage Loans.........................................................S-31
WAMU Seller ................................................................S-36
WAMU Underwriting Guidelines................................................S-36
Wells Fargo ................................................................S-27
WFHM .......................................................................S-23
WFHM Underwriting Guidelines................................................S-32
WMB ........................................................................S-23
WMBFA ......................................................................S-23

                                                                      APPENDIX A



                                             MORTGAGE LOAN ASSUMPTIONS

                                                               CURRENT           ORIGINAL       REMAINING
                                              CURRENT            NET             TERM TO         TERM TO
                            CURRENT           MORTGAGE         MORTGAGE          MATURITY        MATURITY
LOAN NUMBER    GROUP       BALANCES ($)        RATE (%)         RATE (%)        (IN MONTHS)     (IN MONTHS)     GROSS MARGIN (%)
-----------    -----     ---------------     -------------    -------------     -----------     -----------     ----------------
    1            1       $ 83,983,124.32     5.3863331277%    5.0167387542%        360             357            2.75685040%
    2            1         50,571,325.99     5.3427460827     4.9689426130         360             357            2.75215040
    3            1         60,519,426.96     5.4851402647     5.2179611290         360             360            2.29179310
    4            1         42,373,765.74     5.4080790535     5.1495386750         360             359            2.31292560
    5            1          9,598,735.11     5.5712415567     5.1962415567         360             359            2.40327110
    6            1         10,688,248.71     5.3940329733     5.0190329733         360             359            2.25654540
    7            2         29,157,079.62     5.5891623294     5.2930675041         360             356            2.73790840
    8            2          9,223,593.35     5.6407118549     5.2697870020         360             356            2.75000000
    9            2         52,212,421.34     5.8177255861     5.5677255861         360             359            2.33937760
   10            2         14,104,136.37     5.7793250711     5.5293250711         360             359            2.28722140
   11            2          5,054,030.51     5.6003861159     5.2020482590         360             357            2.36707030
   12            2         12,122,679.16     5.6422626708     5.2672626708         360             356            2.07315960
   13            3        146,461,189.49     5.6774962113     5.4039229072         360             357            2.75000000
   14            3         12,745,050.62     5.8865203927     5.6365203927         360             356            2.75000000
   15            3          3,107,786.09     6.2602945518     6.0102945518         360             356            2.35170780
   16            3          1,868,797.45     6.1250000000     5.8750000000         360             355            2.42642330
   17            3          2,122,634.78     5.9432243232     5.5682243232         360             357            2.44328490
   18            3         38,737,479.93     5.9575668413     5.5837769097         360             356            2.05929630
   19            4         19,096,263.81     4.9264263388     4.5721663374         360             357            2.76074320
   20            4          7,747,038.07     4.7886211756     4.5386211756         360             358            2.56161120
   21            4          1,036,836.00     4.8581829720     4.4831829720         360             357            2.00000000
   22            5         79,229,776.26     5.6397434404     5.2741501751         358             355            2.75000000
   23            5          1,822,800.00     6.1328999342     5.8828999342         360             358            2.75000000
   24            5         19,611,631.13     5.8142586770     5.5642586770         360             359            2.33830890
   25            5         10,292,774.55     5.6303218073     5.3803218073         360             358            2.27234580
   26            5          2,641,894.03     6.1155784554     5.7405784554         360             359            2.25000000
   27            5         66,611,037.53     6.0263876026     5.6513876026         360             358            2.01951050
   28            6        189,715,080.13     5.6275669554     5.2525669554         360             359            2.75284390
   29            6         64,804,260.78     5.5990986164     5.2240986164         360             358            2.75000000
   30            6          4,879,697.32     5.3466779380     5.0477631684         360             358            2.56314330
   31            6          3,310,738.89     5.4343958846     5.0593958846         360             359            2.25000000
   32            6         11,072,068.42     5.5068062316     5.1318062316         360             359            2.25000000
   33            7         12,595,038.44     5.2487471792     4.8939200113         360             357            2.75000000
   34            7            300,000.00     6.0000000000     5.7500000000         360             354            2.75000000
   35            7         54,875,932.13     5.5441407928     5.2856961272         360             359            2.39365050
   36            7         11,717,286.28     5.8865357757     5.5946699615         360             359            2.44773970
   37            7            960,487.24     5.0000000000     4.6250000000         360             357            2.25000000
   38            8         11,305,635.13     5.5550239672     5.2494760399         360             356            2.75000000
   39            8          5,264,903.09     5.8076685251     5.4326685251         360             356            2.75000000
   40            8          7,169,435.06     5.8788941769     5.6288941769         360             358            2.30112960
   41            8          1,070,000.00     5.7500000000     5.5000000000         360             359            2.25000000
   42            8            604,139.98     5.3750000000     5.0000000000         360             358            2.75000000
   43            8          1,586,260.04     5.3308710437     4.9558710437         360             356            2.16489420

                                           MINIMUM       MAXIMUM      NUMBER OF          RATE
            INITIAL        SUBSEQUENT       GROSS         GROSS      MONTHS UNTIL     ADJUSTMENT      REMAINING
 LOAN    PERIODIC RATE    PERIODIC RATE    MORTGAGE      MORTGAGE     FIRST RATE       FREQUENCY    INTEREST ONLY
NUMBER      CAP (%)          CAP (%)       RATE (%)      RATE (%)     ADJUSTMENT      (IN MONTHS)      MONTHS          INDEX
------   -------------    -------------    --------     ---------    ------------     -----------   -------------     ---------
   1        4.98848%        2.00000%       2.75685%     10.43709%        57               12             N/A          1YR_TRES
   2        5.00000         2.00000        2.75215      10.36301         57               12              57          1YR_TRES
   3        4.95311         2.00000        2.29179      10.50077         60               12             N/A           1YR_LIB
   4        5.00000         2.00000        2.31293      10.40808         59               12              59           1YR_LIB
   5        5.57947         2.00000        2.40327      11.57124         59                6             N/A            6M_LIB
   6        5.41096         2.00000        2.25655      11.39403         59                6              59            6M_LIB
   7        5.00000         2.00000        2.73790      10.58645         80               12             N/A          1YR_TRES
   8        5.00000         2.00000        2.75000      10.64071         80               12              80          1YR_TRES
   9        5.00000         2.00000        2.33938      10.81773         83               12             N/A           1YR_LIB
  10        5.00000         2.00000        2.28722      10.77933         83               12              83           1YR_LIB
  11        3.00000         2.00000        2.36707      11.60039         81                6             N/A            6M_LIB
  12        4.65048         1.17476        2.07316      10.81702         80                6              80            6M_LIB
  13        5.00000         2.00000        2.75000      10.67749        117               12             N/A          1YR_TRES
  14        4.92938         2.00000        2.75000      10.88652        116               12             116          1YR_TRES
  15        5.00000         2.00000        2.35171      11.26029        116               12             N/A           1YR_LIB
  16        5.00000         1.72239        2.42642      11.12500        115               12             115           1YR_LIB
  17        3.00000         2.00000        2.44328      11.94322        117                6             N/A            6M_LIB
  18        4.71886         1.14057        2.05930      11.09814        116                6             116            6M_LIB
  19        2.00000         2.00000        2.76074      10.45482         33               12             N/A          1YR_TRES
  20        2.25536         2.00000        2.56161      10.78862         34               12             N/A           1YR_LIB
  21        5.00000         1.00000        2.00000       9.85818         33                6              33            6M_LIB
  22        5.00000         2.00000        2.75000      10.63974        118               12             N/A          1YR_TRES
  23        5.00000         2.00000        2.75000      11.13290        118               12             118          1YR_TRES
  24        5.00000         2.00000        2.33831      10.81426        119               12             N/A           1YR_LIB
  25        5.00000         2.00000        2.27235      10.63032        118               12             118           1YR_LIB
  26        3.00000         2.00000        2.25000      12.11558        119                6             N/A            6M_LIB
  27        4.84392         1.07804        2.01951      11.10443        118                6             118            6M_LIB
  28        5.00000         2.00000        2.75284      10.62757         83               12             N/A          1YR_TRES
  29        5.00000         2.00000        2.75000      10.59910         82               12              82          1YR_TRES
  30        5.00000         2.00000        2.56314      10.34667         82               12             N/A           1YR_LIB
  31        3.93976         2.00000        2.25000      11.43440         83                6             N/A            6M_LIB
  32        4.08172         2.00000        2.25000      11.50681         83                6              83            6M_LIB
  33        5.00000         2.00000        2.74999      10.24874         57               12             N/A          1YR_TRES
  34        5.00000         2.00000        2.75000      11.00000         54               12              54          1YR_TRES
  35        5.00000         2.00000        2.39365      10.54414         59               12             N/A           1YR_LIB
  36        5.00000         2.00000        2.44774      10.88654         59               12              59           1YR_LIB
  37        3.00000         2.00000        2.25000      11.00000         57                6             N/A            6M_LIB
  38        5.00000         2.00000        2.75000      10.55503         80               12             N/A          1YR_TRES
  39        5.00000         2.00000        2.75000      10.80767         80               12              80          1YR_TRES
  40        5.00000         2.00000        2.30113      10.87889         82               12             N/A           1YR_LIB
  41        5.00000         2.00000        2.25000      10.75000         83               12              83           1YR_LIB
  42        3.00000         2.00000        2.75000      11.37500         82                6             N/A            6M_LIB
  43        3.68085         1.65958        2.16489      10.99045         80                6              80            6M_LIB

                                                                      SCHEDULE A

                     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

       The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to February 1, 2003, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain chracteristics of the Mortgage Loans may vary.



              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 1


                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
                     1 - 100,000                      12             $ 991,500          0.38 %
               100,001 - 200,000                      34             4,870,530          1.89
               200,001 - 300,000                      20             4,837,677          1.88
               300,001 - 350,000                      51            17,152,483          6.66
               350,001 - 400,000                     120            45,651,772         17.71
               400,001 - 450,000                      76            32,399,121         12.57
               450,001 - 500,000                      68            32,745,934         12.71
               500,001 - 550,000                      30            15,858,333          6.15
               550,001 - 600,000                      24            13,943,521          5.41
               600,001 - 650,000                      36            22,753,260          8.83
               650,001 - 700,000                      14             9,549,789          3.71
               700,001 - 800,000                      23            17,338,654          6.73
               800,001 - 900,000                       8             6,746,110          2.62
               900,001 - 1,000,000                    15            14,530,101          5.64
             1,000,001 - 1,100,000                     6             6,363,341          2.47
             1,100,001 - 1,200,000                     3             3,410,000          1.32
             1,300,001 - 1,400,000                     4             5,422,500          2.10
             1,400,001 - 1,500,000                     1             1,500,000          0.58
             1,500,001   and Greater                   1             1,670,000          0.65
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $63,800
         Maximum Original Principal Balance:              $1,670,000
         Average Original Principal Balance:              $473,190

     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
                     1 - 100,000                      12             $ 991,500          0.38 %
               100,001 - 200,000                      34             4,870,530          1.89
               200,001 - 300,000                      20             4,837,677          1.88
               300,001 - 350,000                      52            17,496,214          6.79
               350,001 - 400,000                     119            45,308,041         17.58
               400,001 - 450,000                      76            32,399,121         12.57
               450,001 - 500,000                      68            32,745,934         12.71
               500,001 - 550,000                      31            16,405,690          6.37
               550,001 - 600,000                      24            13,943,521          5.41
               600,001 - 650,000                      35            22,205,902          8.62
               650,001 - 700,000                      15            10,248,828          3.98
               700,001 - 800,000                      22            16,639,614          6.46
               800,001 - 900,000                       9             7,641,110          2.96
               900,001 - 1,000,000                    14            13,635,101          5.29
             1,000,001 - 1,100,000                     6             6,363,341          2.47
             1,100,001 - 1,200,000                     3             3,410,000          1.32
             1,300,001 - 1,400,000                     4             5,422,500          2.10
             1,400,001 - 1,500,000                     1             1,500,000          0.58
             1,500,001   and Greater                   1             1,670,000          0.65
                                             ------------------------------------------------
                                                     546         $ 257,734,627        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $63,729
         Maximum Scheduled Principal Balance:             $1,670,000
         Average Scheduled Principal Balance:             $472,041

            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 1


                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 4.000 - 4.249                         2             $ 624,857          0.24 %
                 4.250 - 4.499                        14             4,718,019          1.83
                 4.500 - 4.749                        20             7,447,068          2.89
                 4.750 - 4.999                        41            16,124,071          6.26
                 5.000 - 5.249                        84            41,757,451         16.20
                 5.250 - 5.499                       140            75,641,200         29.35
                 5.500 - 5.749                       102            48,044,952         18.64
                 5.750 - 5.999                        94            41,653,135         16.16
                 6.000 - 6.249                        24             9,900,283          3.84
                 6.250 - 6.499                         7             3,595,037          1.39
                 6.500 - 6.749                         8             3,842,845          1.49
                 6.750 - 6.999                         6             2,499,777          0.97
                 7.000 - 7.249                         1               379,689          0.15
                 7.250 - 7.499                         1               395,250          0.15
                 7.500 - 7.749                         2             1,110,993          0.43
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           4.000%
         Maximum Mortgage Rate:                           7.500%
         Weighted Average Mortgage Rate:                  5.412%

                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                  0.00 - 30.00                        12           $ 6,556,021          2.54 %
                 30.01 - 40.00                        19            13,022,340          5.05
                 40.01 - 50.00                        42            21,345,715          8.28
                 50.01 - 55.00                        30            16,947,952          6.58
                 55.01 - 60.00                        30            16,867,851          6.54
                 60.01 - 65.00                        47            25,157,401          9.76
                 65.01 - 70.00                        64            28,897,587         11.21
                 70.01 - 75.00                        82            37,724,053         14.64
                 75.01 - 80.00                       192            81,616,852         31.67
                 80.01 - 85.00                         5             1,521,453          0.59
                 85.01 - 90.00                        12             4,644,681          1.80
                 90.01 - 95.00                        11             3,432,721          1.33
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         66.42%

         *Loan to value ratios are calculated by taking the Original Principal
          Balance and dividing the lesser of the original appraised value and sell price of the property.

                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                  327         $ 163,147,156         63.30 %
         Illinois                                     18             8,648,172          3.36
         Washington                                   15             8,402,558          3.26
         Massachusettes                               19             8,324,460          3.23
         New York                                     12             8,120,278          3.15
         Connecticut                                  12             7,938,619          3.08
         Other (26 States)                           143            53,153,385         20.62
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         *No more than approximately 1.61% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.

         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         599 and Less                                  2             $ 943,202          0.37 %
         600 - 619                                     4             1,653,109          0.64
         620 - 639                                    26            13,363,030          5.18
         640 - 659                                    54            26,026,084         10.10
         660 - 679                                    88            50,097,826         19.44
         680 - 699                                    58            29,930,110         11.61
         700 - 719                                    50            20,676,547          8.02
         720 - 739                                    71            31,337,980         12.16
         740 - 759                                    70            29,795,654         11.56
         760 - 779                                    65            27,531,817         10.68
         780 - 799                                    46            18,885,316          7.33
         800 - 819                                    10             6,509,129          2.53
         820 - 839                                     2               984,821          0.38
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   710

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         2-4 Family                                    1             $ 431,250          0.17 %
         Co-Op                                         1               578,727          0.22
         Condominium                                  43            14,363,138          5.57
         PUD                                          85            36,193,903         14.04
         Single Family                               414           205,770,510         79.84
         Townhouse                                     2               397,099          0.15
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                     13           $ 4,510,260          1.75 %
         Owner Occupied                              519           246,548,738         95.66
         Second Home                                  14             6,675,628          2.59
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================



                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                          114          $ 51,917,878         20.14 %
         Purchase                                    179            78,287,732         30.38
         Rate / Term Refinance                       253           127,529,018         49.48
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

                      DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                          256         $ 101,740,809         39.48 %
         Low Documentation                           100            62,509,436         24.25
         No Documentation                              3               429,400          0.17
         Reduced Documentation                       129            60,891,767         23.63
         Streamline                                   58            32,163,215         12.48
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         360 Months                                  546         $ 257,734,627        100.00 %
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 360
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360

              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         300 - 359 Months                            337         $ 164,399,819         63.79 %
         360 - 360 Months                            209            93,334,808         36.21
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):335
         Maximum Remaining Term to Stated Maturity (Mths):360
         Weighted Average Rem. Term to Stated Mat. (Mths):358

                            INDEX OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                220         $ 102,893,193         39.92 %
         1 Year Treasury                             258           134,554,450         52.21
         6 Month Libor                                68            20,286,984          7.87
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                      68          $ 20,286,984          7.87 %
         12 Month                                    478           237,447,643         92.13
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         34 - 36                                       1             $ 489,993          0.19 %
         43 - 45                                       1               361,947          0.14
         46 - 48                                      10             6,282,398          2.44
         49 - 51                                       9             3,798,578          1.47
         52 - 54                                      11             8,940,032          3.47
         55 - 57                                      87            48,228,046         18.71
         58 - 60                                     418           185,376,408         71.93
         61 - 63                                       9             4,257,225          1.65
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    58

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.750 or Less                                46          $ 16,549,181          6.42 %
         9.751 - 10.000                               55            24,212,525          9.39
         10.001 - 10.250                             106            59,950,711         23.26
         10.251 - 10.500                             126            66,083,234         25.64
         10.501 - 10.750                              80            38,277,569         14.85
         10.751 - 11.000                              35            15,563,824          6.04
         11.001 - 11.250                              19             8,481,817          3.29
         11.251 - 11.500                              22             8,887,890          3.45
         11.501 - 11.750                              26             9,652,415          3.75
         11.751 - 12.000                              25             7,438,889          2.89
         12.001 - 12.250                               2               481,166          0.19
         12.251 - 12.500                               4             2,155,404          0.84
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.515%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         2.000                                       546         $ 257,734,627        100.00 %
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              2.000%

                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         2.000                                         4           $ 1,268,564          0.49 %
         3.000                                        12             3,444,113          1.34
         5.000                                       474           236,179,079         91.64
         6.000                                        56            16,842,871          6.53
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               5.024%

                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 1

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.250                                       263         $ 112,093,723         43.49 %
         2.414                                         1               648,506          0.25
         2.600                                         3             1,110,096          0.43
         2.750                                       269           139,373,483         54.08
         2.850                                         1             1,087,500          0.42
         3.125                                         5             2,255,322          0.88
         3.415                                         1               360,000          0.14
         3.926                                         1               135,000          0.05
         3.969                                         1               471,200          0.18
         4.427                                         1               199,796          0.08
                                             ------------------------------------------------
             Total                                   546         $ 257,734,627        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.540%

              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
                     0 - 100,000                       2             $ 177,719          0.15 %
               100,001 - 200,000                       8             1,263,258          1.04
               200,001 - 300,000                      19             4,897,981          4.02
               300,001 - 350,000                      41            13,426,460         11.02
               350,001 - 400,000                      47            17,709,011         14.53
               400,001 - 450,000                      38            16,141,232         13.24
               450,001 - 500,000                      40            18,959,838         15.56
               500,001 - 550,000                      19             9,975,688          8.19
               550,001 - 600,000                      19            11,038,897          9.06
               600,001 - 650,000                      20            12,692,761         10.41
               650,001 - 700,000                       1               671,922          0.55
               700,001 - 800,000                       4             3,014,036          2.47
               800,001 - 900,000                       5             4,347,654          3.57
               900,001 - 1,000,000                     5             4,823,992          3.96
             1,300,001 - 1,400,000                     1             1,335,900          1.10
             1,400,001 - 1,500,000                     1             1,397,590          1.15
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $82,000
         Maximum Original Principal Balance:              $1,401,599
         Average Original Principal Balance:              $452,372

     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
                     0 - 100,000                       2             $ 177,719          0.15 %
               100,001 - 200,000                       8             1,263,258          1.04
               200,001 - 300,000                      19             4,897,981          4.02
               300,001 - 350,000                      41            13,426,460         11.02
               350,001 - 400,000                      47            17,709,011         14.53
               400,001 - 450,000                      39            16,590,776         13.61
               450,001 - 500,000                      39            18,510,294         15.19
               500,001 - 550,000                      19             9,975,688          8.19
               550,001 - 600,000                      19            11,038,897          9.06
               600,001 - 650,000                      20            12,692,761         10.41
               650,001 - 700,000                       1               671,922          0.55
               700,001 - 800,000                       4             3,014,036          2.47
               800,001 - 900,000                       5             4,347,654          3.57
               900,001 - 1,000,000                     5             4,823,992          3.96
             1,300,001 - 1,400,000                     2             2,733,490          2.24
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $81,910
         Maximum Scheduled Principal Balance:             $1,397,590
         Average Scheduled Principal Balance:             $451,385

            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 5.000 - 5.249                         3           $ 1,272,939          1.04 %
                 5.250 - 5.499                        33            15,530,503         12.74
                 5.500 - 5.749                        95            41,950,521         34.42
                 5.750 - 5.999                        96            44,940,214         36.87
                 6.000 - 6.249                        31            13,144,839         10.79
                 6.250 - 6.499                        10             4,115,756          3.38
                 6.500 - 6.749                         2               919,168          0.75
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           5.000%
         Maximum Mortgage Rate:                           6.500%
         Weighted Average Mortgage Rate:                  5.719%

                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                     0 - 30.00                         7           $ 2,366,267          1.94 %
                 30.01 - 40.00                         8             3,542,375          2.91
                 40.01 - 50.00                        18             7,376,028          6.05
                 50.01 - 55.00                        11             5,221,175          4.28
                 55.01 - 60.00                        17             8,881,385          7.29
                 60.01 - 65.00                        22             9,758,187          8.01
                 65.01 - 70.00                        33            16,036,601         13.16
                 70.01 - 75.00                        40            18,874,449         15.49
                 75.01 - 80.00                       107            46,939,217         38.51
                 85.01 - 90.00                         3             1,157,079          0.95
                 90.01 - 95.00                         4             1,721,178          1.41
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         68.91%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

              ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS* AT ORIGINATION IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         EFFECTIVE LOAN-TO-VALUE RATIOS (%)         LOANS          CUT-OFF DATE        LOANS
         ----------------------------------         -----          ------------        -----
                     0 - 30.00                         7           $ 2,366,267          1.94 %
                 30.01 - 40.00                         8             3,542,375          2.91
                 40.01 - 50.00                        18             7,376,028          6.05
                 50.01 - 55.00                        11             5,221,175          4.28
                 55.01 - 60.00                        17             8,881,385          7.29
                 60.01 - 65.00                        22             9,758,187          8.01
                 65.01 - 70.00                        35            16,982,686         13.93
                 70.01 - 75.00                        40            18,874,449         15.49
                 75.01 - 80.00                       107            46,939,217         38.51
                 85.01 - 90.00                         3             1,157,079          0.95
                 90.01 - 95.00                         2               775,094          0.64
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Effective Loan-to-Value:        68.73%

         *Ratio of loan balance, less any Additional Collateral, to value of real property securing the related Mortgage Loan.


                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                  105          $ 48,257,569         39.60 %
         Georgia                                      32            15,455,069         12.68
         Massachusetts                                15             7,278,093          5.97
         New York                                     10             6,057,476          4.97
         Colorado                                     13             5,606,833          4.60
         Illinois                                     11             4,999,750          4.10
         Virginia                                     15             4,447,875          3.65
         New Jersey                                   10             4,301,765          3.53
         Washington                                    9             4,184,348          3.43
         Other (21 States)                            50            21,285,163         17.46
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         *No more than approximately 2.88% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.

         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         599 and Less                                  2             $ 995,124          0.82 %
         620 - 639                                     2             1,200,557          0.99
         640 - 659                                     9             4,021,238          3.30
         660 - 679                                    20             9,936,959          8.15
         680 - 699                                    23            10,932,923          8.97
         700 - 719                                    30            13,322,273         10.93
         720 - 739                                    40            17,222,304         14.13
         740 - 759                                    54            24,747,748         20.31
         760 - 779                                    58            25,560,715         20.97
         780 - 799                                    28            11,618,932          9.53
         800 - 819                                     4             2,315,168          1.90
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   735

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         Condominium                                  24             9,827,823          8.06
         PUD                                          63            28,375,495         23.28
         Single Family                               179            82,666,180         67.83
         Townhouse                                     4             1,004,442          0.82
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                      5           $ 2,100,024          1.72 %
         Owner Occupied                              263           118,638,128         97.35
         Second Home                                   2             1,135,788          0.93
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                           53          $ 23,692,722         19.44 %
         Construction                                  1               484,367          0.40
         Purchase                                     97            43,928,473         36.04
         Rate / Term Refinance                       119            53,768,377         44.12
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

                      DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                          161          $ 75,033,659         61.57 %
         GMAC Super Select                             2               999,491          0.82
         No Documentaition                             5             1,770,253          1.45
         Reduced Documentation                        95            41,304,645         33.89
         Streamline                                    7             2,765,893          2.27
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         360 Months                                  270         $ 121,873,940        100.00 %
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 360
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360



              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         300 - 359 Months                            262           118,158,897         96.95 %
         360 - 360 Months                              8             3,715,043          3.05
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):347
         Maximum Remaining Term to Stated Maturity (Mths):360
         Weighted Average Rem. Term to Stated Mat. (Mths):357

                            INDEX OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                136          $ 66,316,558         54.41 %
         1 Year Treasury                              90            38,380,673         31.49
         6 Month Libor                                44            17,176,710         14.09
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                      44          $ 17,176,710         14.09 %
         12 Month                                    226           104,697,231         85.91
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         70 - 72                                       1             $ 352,999          0.29 %
         73 - 75                                       1             1,000,000          0.82
         76 - 78                                       2             1,231,367          1.01
         79 - 81                                     126            53,017,329         43.50
         82 - 84                                     140            66,272,246         54.38
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    81

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.751 - 10.000                                1             $ 518,748          0.43 %
         10.001 - 10.250                              11             5,370,594          4.41
         10.251 - 10.500                              52            23,654,687         19.41
         10.501 - 10.750                              81            39,386,507         32.32
         10.751 - 11.000                              78            35,107,299         28.81
         11.001 - 11.250                              18             8,226,389          6.75
         11.251 - 11.500                              15             4,438,945          3.64
         11.501 - 11.750                              13             5,074,963          4.16
         11.751 - 12.000                               1                95,808          0.08
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.777%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         1.000                                        20          $ 10,004,117          8.21 %
         2.000                                       250           111,869,824         91.79
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              1.918%

                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         3.000                                        24           $ 7,172,593          5.89 %
         5.000                                       246           114,701,347         94.11
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               4.882%

                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 2

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.000                                        20          $ 10,004,117          8.21 %
         2.250                                       129            60,952,301         50.01
         2.500                                         3             1,921,834          1.58
         2.750                                       118            48,995,689         40.20
                                             ------------------------------------------------
             Total                                   270         $ 121,873,940        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.434%

              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
                     1 - 100,000                       3             $ 252,403          0.12 %
               100,001 - 200,000                       8             1,304,207          0.64
               200,001 - 300,000                      11             2,845,554          1.39
               300,001 - 350,000                      35            11,670,605          5.69
               350,001 - 400,000                      92            34,528,038         16.84
               400,001 - 450,000                      50            21,318,868         10.40
               450,001 - 500,000                      46            22,068,797         10.76
               500,001 - 550,000                      42            21,927,918         10.69
               550,001 - 600,000                      32            18,552,245          9.05
               600,001 - 650,000                      32            20,378,693          9.94
               650,001 - 700,000                      10             6,831,510          3.33
               700,001 - 800,000                      12             9,192,868          4.48
               800,001 - 900,000                      12            10,132,513          4.94
               900,001 - 1,000,000                    25            24,038,718         11.72
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $62,500
         Maximum Original Principal Balance:              $1,000,000
         Average Original Principal Balance:              $501,937


     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
                     0 - 100,000                       3             $ 252,403          0.12 %
               100,001 - 200,000                       8             1,304,207          0.64
               200,001 - 300,000                      11             2,845,554          1.39
               300,001 - 350,000                      36            12,018,490          5.86
               350,001 - 400,000                      91            34,180,153         16.67
               400,001 - 450,000                      51            21,743,868         10.60
               450,001 - 500,000                      47            22,568,731         11.01
               500,001 - 550,000                      41            21,515,689         10.49
               550,001 - 600,000                      31            18,039,540          8.80
               600,001 - 650,000                      32            20,378,693          9.94
               650,001 - 700,000                      10             6,831,510          3.33
               700,001 - 800,000                      12             9,192,868          4.48
               800,001 - 900,000                      13            11,026,876          5.38
               900,001 - 1,000,000                    24            23,144,355         11.29
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $62,441
         Maximum Scheduled Principal Balance:             $1,000,000
         Average Scheduled Principal Balance:             $500,105

            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 5.000 - 5.249                         6           $ 3,428,003          1.67 %
                 5.250 - 5.499                        57            30,134,261         14.70
                 5.500 - 5.749                       107            51,416,004         25.08
                 5.750 - 5.999                       133            66,540,114         32.45
                 6.000 - 6.249                        74            36,598,479         17.85
                 6.250 - 6.499                        25            12,774,803          6.23
                 6.500 - 6.749                         6             3,194,625          1.56
                 7.000 - 7.249                         2               956,649          0.47
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           5.125%
         Maximum Mortgage Rate:                           7.125%
         Weighted Average Mortgage Rate:                  5.759%


                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                     0 - 30.00                        15           $ 8,400,395          4.10 %
                 30.01 - 40.00                        26            12,712,436          6.20
                 40.01 - 50.00                        60            32,885,976         16.04
                 50.01 - 55.00                        26            12,756,765          6.22
                 55.01 - 60.00                        34            19,691,840          9.60
                 60.01 - 65.00                        48            24,393,665         11.90
                 65.01 - 70.00                        64            29,601,832         14.44
                 70.01 - 75.00                        27            14,357,348          7.00
                 75.01 - 80.00                       100            45,026,397         21.96
                 80.01 - 85.00                         1               700,000          0.34
                 85.01 - 90.00                         3             1,402,428          0.68
                 90.01 - 95.00                         1               866,415          0.42
                 95.01 - 100.00                        5             2,247,441          1.10
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         61.47%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

              ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS* AT ORIGINATION IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         EFFECTIVE LOAN-TO-VALUE RATIOS (%)         LOANS          CUT-OFF DATE        LOANS
         ----------------------------------         -----          ------------        -----
                     0 - 30.00                        15           $ 8,400,395          4.10 %
                 30.01 - 40.00                        26            12,712,436          6.20
                 40.01 - 50.00                        63            33,405,417         16.29
                 50.01 - 55.00                        26            12,756,765          6.22
                 55.01 - 60.00                        34            19,691,840          9.60
                 60.01 - 65.00                        47            24,229,015         11.82
                 65.01 - 70.00                        73            34,681,997         16.91
                 70.01 - 75.00                        26            14,042,348          6.85
                 75.01 - 80.00                        99            44,884,397         21.89
                 85.01 - 90.00                         1               238,328          0.12
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Effective Loan-to-Value:        60.85%

         *Ratio of loan balance, less any Additional Collateral, to value of real property securing the related Mortgage Loan.


                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                  123          $ 64,532,198         31.47 %
         Massachusettes                               45            21,443,050         10.46
         New Jersey                                   26            13,210,623          6.44
         Illinois                                     22            11,951,284          5.83
         Texas                                        23            10,950,415          5.34
         Maryland                                     20            10,425,767          5.08
         Connecticut                                  17             9,176,515          4.48
         Virginia                                     21             8,675,379          4.23
         New York                                     16             8,441,530          4.12
         Other (25 States)                            97            46,236,178         22.55
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         *No more than approximately 1.61% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.

         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         Not Available                                 1             $ 452,936          0.22 %
         600 - 619                                     3             1,841,260          0.90
         620 - 639                                     6             2,980,736          1.45
         640 - 659                                    11             4,706,700          2.30
         660 - 679                                    17             9,296,857          4.53
         680 - 699                                    25            13,423,739          6.55
         700 - 719                                    43            21,973,505         10.72
         720 - 739                                    59            27,330,575         13.33
         740 - 759                                    77            39,409,825         19.22
         760 - 779                                    81            42,266,900         20.61
         780 - 799                                    69            33,475,987         16.33
         800 - 819                                    16             6,909,469          3.37
         820 - 839                                     2               974,449          0.48
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   743

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         2-4 Family                                    2           $ 1,385,140          0.68 %
         Condominium                                  18             7,599,172          3.71
         Manufactured Home                             1               447,549          0.22
         PUD                                          23            10,774,134          5.25
         Single Family                               363           183,462,718         89.48
         Townhouse                                     3             1,374,226          0.67
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                      6           $ 1,376,860          0.67 %
         Owner Occupied                              392           197,447,822         96.30
         Second Home                                  12             6,218,256          3.03
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                           67          $ 30,626,659         14.94 %
         Purchase                                     77            36,216,108         17.66
         Rate/Term Refinance                         266           138,200,171         67.40
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

                      DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                          276         $ 136,457,939         66.55 %
         GMAC Select                                   3             1,237,805          0.60
         GMAC Super Select                             3             2,324,995          1.13
         No Documentation                             29            14,968,652          7.30
         Reduced Documentation                        99            50,053,548         24.41
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         300 Months                                    1             $ 640,977          0.31 %
         360 Months                                  409         $ 204,401,961         99.69
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 300
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360


              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         240 - 299 Months                              1             $ 640,977          0.31 %
         300 - 359 Months                            409           204,401,961         99.69
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):295
         Maximum Remaining Term to Stated Maturity (Mths):359
         Weighted Average Rem. Term to Stated Mat. (Mths):357

                            INDEX OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                 10           $ 4,976,584          2.43 %
         1 Year Treasury                             315           159,206,240         77.65
         6 Month Libor                                85            40,860,115         19.93
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                      85          $ 40,860,115         19.93 %
         12 Month                                    325           164,182,824         80.07
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         106 - 108                                     1             $ 421,509          0.21 %
         112 - 114                                     5             2,310,425          1.13
         115 - 117                                   220           106,901,723         52.14
         118 - 120                                   184            95,409,282         46.53
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    117

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.


                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         10.001 - 10.250                              30          $ 15,839,769          7.73 %
         10.251 - 10.500                              84            42,856,411         20.90
         10.501 - 10.750                             116            56,215,088         27.42
         10.751 - 11.000                              92            46,233,135         22.55
         11.001 - 11.250                              61            31,461,320         15.34
         11.251 - 11.500                               8             3,912,602          1.91
         11.501 - 11.750                               2               392,693          0.19
         11.751 - 12.000                              15             7,175,272          3.50
         12.001 - 12.250                               2               956,649          0.47
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.796%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         1.000                                        69          $ 33,810,947         16.49 %
         2.000                                       341           171,231,991         83.51
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              1.835%

                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         2.000                                         1             $ 300,000          0.15 %
         3.000                                        17             7,567,965          3.69
         5.000                                       392           197,174,973         96.16
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               4.922%


                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 3

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.000                                        67          $ 32,917,150         16.05 %
         2.250                                        18             8,579,003          4.18
         2.500                                         2             1,089,231          0.53
         2.750                                       323           162,457,554         79.23
                                             ------------------------------------------------
             Total                                   410         $ 205,042,938        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.607%

              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
                     1 - 100,000                       2             $ 145,798          0.52 %
               100,001 - 200,000                       3               384,473          1.38
               200,001 - 300,000                       3               679,852          2.44
               300,001 - 350,000                      10             3,288,473         11.80
               350,001 - 400,000                      12             4,498,960         16.14
               400,001 - 450,000                       8             3,420,169         12.27
               450,001 - 500,000                       4             1,922,188          6.89
               500,001 - 550,000                       7             3,718,380         13.34
               550,001 - 600,000                       5             2,870,280         10.30
               600,001 - 650,000                       6             3,696,800         13.26
               650,001 - 700,000                       2             1,346,645          4.83
               900,001 - 1,000,000                     2             1,908,120          6.84
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $65,000
         Maximum Original Principal Balance:              $959,300
         Average Original Principal Balance:              $436,903


     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
                     1 - 100,000                       2             $ 145,798          0.52 %
               100,001 - 200,000                       3               384,473          1.38
               200,001 - 300,000                       3               679,852          2.44
               300,001 - 350,000                      11             3,637,983         13.05
               350,001 - 400,000                      11             4,149,450         14.88
               400,001 - 450,000                       8             3,420,169         12.27
               450,001 - 500,000                       4             1,922,188          6.89
               500,001 - 550,000                       7             3,718,380         13.34
               550,001 - 600,000                       5             2,870,280         10.30
               600,001 - 650,000                       7             4,344,367         15.58
               650,001 - 700,000                       1               699,078          2.51
               900,001 - 1,000,000                     2             1,908,120          6.84
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $64,912
         Maximum Scheduled Principal Balance:             $958,120
         Average Scheduled Principal Balance:             $435,627

            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 2.750 - 2.999                         1             $ 399,299          1.43 %
                 3.250 - 3.499                         1               558,600          2.00
                 3.500 - 3.749                         2               861,052          3.09
                 3.750 - 3.999                         1               213,750          0.77
                 4.000 - 4.249                         5             1,061,703          3.81
                 4.250 - 4.499                         6             1,681,233          6.03
                 4.500 - 4.749                        13             5,829,855         20.91
                 4.750 - 4.999                        11             5,840,650         20.95
                 5.000 - 5.249                         6             2,446,556          8.78
                 5.250 - 5.499                         9             4,645,445         16.66
                 5.500 - 5.749                         2             1,098,401          3.94
                 5.750 - 5.999                         1               502,801          1.80
                 6.000 - 6.249                         4             1,848,346          6.63
                 6.250 - 6.499                         1               547,080          1.96
                 6.750 - 6.999                         1               345,366          1.24
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           2.875%
         Maximum Mortgage Rate:                           6.875%
         Weighted Average Mortgage Rate:                  4.886%


                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                     0 - 30.00                         2             $ 559,484          2.01 %
                 30.01 - 40.00                         2               989,200          3.55
                 40.01 - 50.00                         7             3,122,768         11.20
                 50.01 - 55.00                         5             1,930,836          6.93
                 55.01 - 60.00                         5             2,445,006          8.77
                 60.01 - 65.00                         4             2,388,455          8.57
                 65.01 - 70.00                         9             3,842,144         13.78
                 70.01 - 75.00                        12             4,138,125         14.84
                 75.01 - 80.00                        15             7,433,093         26.66
                 80.01 - 85.00                         1               331,063          1.19
                 85.01 - 90.00                         2               699,965          2.51
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         65.26%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                   25          $ 11,573,161         41.51 %
         Colorado                                      4             1,986,906          7.13
         Illinois                                      9             4,470,967         16.04
         Missouri                                      3             1,406,916          5.05
         Washington                                    4             1,960,900          7.03
         Wisconsin                                     2             1,152,092          4.13
         Other (14 States)                            17             5,329,196         19.11
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         *No more than approximately 4.13% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.

         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         599 and less                                  1             $ 259,600          0.93 %
         600 - 619                                     1               389,531          1.40
         620 - 639                                     4             2,570,835          9.22
         640 - 659                                     4             1,972,653          7.08
         660 - 679                                    11             5,661,710         20.31
         680 - 699                                     5             1,915,499          6.87
         700 - 719                                     3             1,065,355          3.82
         720 - 739                                     4             1,966,883          7.05
         740 - 759                                     8             3,786,309         13.58
         760 - 779                                    18             6,627,827         23.77
         780 - 799                                     5             1,663,935          5.97
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   714

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         Condominium                                   2           $ 1,072,242          3.85 %
         PUD                                           8             3,585,329         12.86
         Single Family                                54            23,222,567         83.29
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================


                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                      2           $ 1,070,056          3.84 %
         Owner Occupied                               60            25,653,580         92.01
         Second Home                                   2             1,156,502          4.15
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                           15           $ 6,108,051         21.91 %
         Purchase                                     15             6,173,101         22.14
         Rate/Term Refinance                          34            15,598,986         55.95
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

                      DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                           35          $ 14,564,133         52.24 %
         GMAC Select                                   2               725,066          2.60
         Low Documentation                             7             3,120,416         11.19
         Reduced Documentation                        10             4,054,833         14.54
         Streamline                                   10             5,415,690         19.42
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         360 Months                                   64          $ 27,880,138        100.00 %
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 360
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360


              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         300 - 359 Months                             57          $ 25,213,888         90.44 %
         360 Months                                    7             2,666,250          9.56
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):346
         Maximum Remaining Term to Stated Maturity (Mths):360
         Weighted Average Rem. Term to Stated Mat. (Mths):357

                            INDEX OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                 18           $ 7,747,038         27.79 %
         1 Year Treasury                              44            19,096,264         68.49
         6 Month Libor                                 2             1,036,836          3.72
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                       2           $ 1,036,836          3.72 %
         12 Month                                     62            26,843,302         96.28
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         22 - 24                                       1             $ 502,801          1.80 %
         25 - 27                                       4             1,844,202          6.61
         28 - 30                                       2               997,077          3.58
         31 - 33                                      14             6,967,146         24.99
         34 - 36                                      43            17,568,911         63.02
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    33

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.751 and Less                                8           $ 3,623,037         13.00 %
         9.751 - 10.000                                6             2,120,308          7.61
         10.001 - 10.250                               9             3,040,873         10.91
         10.251 - 10.500                              12             5,111,401         18.33
         10.501 - 10.750                              11             4,790,096         17.18
         10.751 - 11.000                               8             4,212,132         15.11
         11.001 - 11.250                               7             3,620,336         12.99
         11.251 - 11.500                               2             1,016,588          3.65
         11.751 - 12.000                               1               345,366          1.24
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.525%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         1.000                                         2           $ 1,036,836          3.72 %
         2.000                                        62            26,843,302         96.28
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              1.963%

                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         2.000                                        61          $ 26,348,730         94.51 %
         5.000                                         2             1,036,836          3.72
         6.000                                         1               494,571          1.77
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               2.183%

                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 4

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.000                                         2           $ 1,036,836          3.72 %
         2.250                                         7             2,918,910         10.47
         2.750                                        54            23,377,312         83.85
         3.125                                         1               547,080          1.96
                                             ------------------------------------------------
             Total                                    64          $ 27,880,138        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.667%

              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
                     1 - 100,000                       3             $ 227,357          0.13 %
               100,001 - 200,000                      11             1,437,224          0.80
               200,001 - 300,000                      19             5,093,901          2.83
               300,001 - 350,000                      31            10,373,528          5.76
               350,001 - 400,000                      56            21,118,514         11.72
               400,001 - 450,000                      39            16,670,251          9.25
               450,001 - 500,000                      39            18,716,237         10.39
               500,001 - 550,000                      25            13,201,970          7.33
               550,001 - 600,000                      26            14,768,565          8.20
               600,001 - 650,000                      21            13,201,402          7.33
               650,001 - 700,000                       8             5,435,406          3.02
               700,001 - 800,000                      18            13,475,875          7.48
               800,001 - 900,000                       6             5,086,335          2.82
               900,001 - 1,000,000                    29            28,277,816         15.69
             1,000,001 - 1,100,000                     2             2,115,000          1.17
             1,100,001 - 1,200,000                     1             1,192,202          0.66
             1,200,001 - 1,300,000                     1             1,299,220          0.72
             1,300,001 - 1,400,000                     1             1,347,174          0.75
             1,400,001 - 1,500,000                     1             1,455,000          0.81
             1,500,001   And Greater                   3             5,716,938          3.17
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $65,400
         Maximum Original Principal Balance:              $2,000,000
         Average Original Principal Balance:              $531,862


     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
                     1 - 100,000                       3             $ 227,357          0.13 %
               100,001 - 200,000                      11             1,437,224          0.80
               200,001 - 300,000                      19             5,093,901          2.83
               300,001 - 350,000                      32            10,703,540          5.94
               350,001 - 400,000                      57            21,517,000         11.94
               400,001 - 450,000                      38            16,271,766          9.03
               450,001 - 500,000                      39            18,716,237         10.39
               500,001 - 550,000                      25            13,201,970          7.33
               550,001 - 600,000                      26            15,036,009          8.34
               600,001 - 650,000                      20            12,603,945          6.99
               650,001 - 700,000                       8             5,435,406          3.02
               700,001 - 800,000                      18            13,475,875          7.48
               800,001 - 900,000                       7             5,938,434          3.30
               900,001 - 1,000,000                    28            27,425,717         15.22
             1,000,001 - 1,100,000                     2             2,115,000          1.17
             1,100,001 - 1,200,000                     1             1,192,202          0.66
             1,200,001 - 1,300,000                     1             1,299,220          0.72
             1,300,001 - 1,400,000                     1             1,347,174          0.75
             1,400,001 - 1,500,000                     1             1,455,000          0.81
             1,500,001   And Greater                   3             5,716,938          3.17
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $65,400
         Maximum Scheduled Principal Balance:             $1,999,438
         Average Scheduled Principal Balance:             $530,029

            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 5.000 - 5.249                        13           $ 6,219,850          3.45 %
                 5.250 - 5.499                        24            12,372,250          6.87
                 5.500 - 5.749                        94            48,516,466         26.92
                 5.750 - 5.999                       102            56,353,459         31.27
                 6.000 - 6.249                        68            34,442,146         19.11
                 6.250 - 6.499                        29            15,092,122          8.37
                 6.500 - 6.749                         6             4,040,728          2.24
                 6.750 - 6.999                         4             3,172,893          1.76
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           5.000%
         Maximum Mortgage Rate:                           6.875%
         Weighted Average Mortgage Rate:                  5.813%


                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                     0 - 30.00                         7           $ 4,446,816          2.47 %
                 30.01 - 40.00                        21            14,244,950          7.90
                 40.01 - 50.00                        35            24,775,164         13.75
                 50.01 - 55.00                        17             8,355,804          4.64
                 55.01 - 60.00                        20            10,624,854          5.90
                 60.01 - 65.00                        28            16,600,980          9.21
                 65.01 - 70.00                        43            26,362,501         14.63
                 70.01 - 75.00                        40            20,865,631         11.58
                 75.01 - 80.00                        94            42,187,644         23.41
                 80.01 - 85.00                         6             2,365,922          1.31
                 85.01 - 90.00                         4             1,667,250          0.93
                 90.01 - 95.00                         8             2,271,001          1.26
                 95.01 - 100.00                       17             5,441,397          3.02
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         64.25%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

              ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS* AT ORIGINATION IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         EFFECTIVE LOAN-TO-VALUE RATIOS (%)         LOANS          CUT-OFF DATE        LOANS
         ----------------------------------         -----          ------------        -----
                     0 - 30.00                         7           $ 4,446,816          2.47 %
                 30.01 - 40.00                        21            14,244,950          7.90
                 40.01 - 50.00                        46            27,228,654         15.11
                 50.01 - 55.00                        17             8,355,804          4.64
                 55.01 - 60.00                        20            10,624,854          5.90
                 60.01 - 65.00                        27            16,323,480          9.06
                 65.01 - 70.00                        66            34,565,997         19.18
                 70.01 - 75.00                        41            21,238,688         11.79
                 75.01 - 80.00                        92            41,890,170         23.25
                 85.01 - 90.00                         1               558,000          0.31
                 90.01 - 95.00                         2               732,500          0.41
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Effective Loan-to-Value:        62.63%

         *Ratio of loan balance, less any Additional Collateral, to value of real property securing the related Mortgage Loan.


                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                  129          $ 75,016,251         41.63 %
         Illinois                                     12             8,340,689          4.63
         Massachusettes                               11             6,009,449          3.33
         New Jersey                                   20            11,583,025          6.43
         New York                                     17             9,112,754          5.06
         Texas                                        13             5,646,979          3.13
         Virginia                                     24            10,121,429          5.62
         Other (29 States)                           114            54,379,338         30.18
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         *No more than approximately 2.45% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.

         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         599 and Less                                  2             $ 806,473          0.45 %
         600 - 619                                     1               278,000          0.15
         620 - 639                                     6             3,210,987          1.78
         640 - 659                                    13             6,001,745          3.33
         660 - 679                                    36            20,325,362         11.28
         680 - 699                                    38            23,582,212         13.09
         700 - 719                                    31            15,269,408          8.47
         720 - 739                                    45            24,917,744         13.83
         740 - 759                                    44            22,455,128         12.46
         760 - 779                                    61            31,113,961         17.27
         780 - 799                                    52            27,812,789         15.43
         800 - 819                                    10             3,939,866          2.19
         820 - 839                                     1               496,238          0.28
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   732

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         2-4 Family                                    3           $ 1,372,788          0.76 %
         Co-Op                                         4             2,074,183          1.15
         Condominium                                  20             8,400,201          4.66
         PUD                                          52            25,246,987         14.01
         Single Family                               261           143,115,755         79.42
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                     15           $ 3,247,259          1.80 %
         Owner Occupied                              315           171,145,960         94.97
         Second Home                                  10             5,816,694          3.23
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                           84          $ 42,507,833         23.59 %
         Purchase                                     74            35,414,356         19.65
         Rate/Term Refinance                         182           102,287,724         56.76
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

                     DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                          209         $ 106,992,478         59.37 %
         No Documentation                             52            31,580,597         17.52
         Reduced Documentation                        77            40,574,910         22.52
         Streamline                                    2             1,061,928          0.59
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         240 Months                                    3           $ 1,395,018          0.77 %
         300 Months                                    1               378,814          0.21
         360 Months                                  336           178,436,082         99.02
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 240
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)359


              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         180 - 239 Months                              3           $ 1,395,018          0.77 %
         240 - 299 Months                              1               378,814          0.21
         300 - 359 Months                            313           168,304,411         93.39
         360 Months                                   23            10,131,671          5.62
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):238
         Maximum Remaining Term to Stated Maturity (Mths):360
         Weighted Average Rem. Term to Stated Mat. (Mths):357

                            INDEX OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                 63          $ 29,904,406         16.59 %
         1 Year Treasury                             137            81,052,576         44.98
         6 Month Libor                               140            69,252,932         38.43
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                     140          $ 69,252,932         38.43 %
         12 Month                                    200           110,956,982         61.57
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         106 - 108                                     1             $ 548,829          0.30 %
         112 - 114                                     2               467,000          0.26
         115 - 117                                    59            32,800,653         18.20
         118 - 120                                   278           146,393,431         81.23
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    118

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.


                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.751 - 10.000                                5           $ 2,271,334          1.26 %
         10.001 - 10.250                              19             9,449,486          5.24
         10.251 - 10.500                              52            30,138,380         16.72
         10.501 - 10.750                              91            46,730,034         25.93
         10.751 - 11.000                             104            54,225,771         30.09
         11.001 - 11.250                              31            16,637,447          9.23
         11.251 - 11.500                              18             9,001,205          4.99
         11.501 - 11.750                               3             3,414,093          1.89
         11.751 - 12.000                               7             3,362,180          1.87
         12.001 - 12.250                               7             3,370,544          1.87
         12.251 - 12.500                               3             1,609,439          0.89
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.857%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         1.000                                       124          $ 61,412,570         34.08 %
         2.000                                       216           118,797,344         65.92
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              1.659%


                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         3.000                                        16           $ 7,840,362          4.35 %
         5.000                                       324           172,369,552         95.65
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               4.913%

                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 5

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.000                                       124          $ 61,412,570         34.08 %
         2.250                                        70            33,821,005         18.77
         2.750                                       146            84,976,339         47.15
                                             ------------------------------------------------
             Total                                   340         $ 180,209,914        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.401%



              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
                     1 - 100,000                       5             $ 463,294          0.17 %
               100,001 - 200,000                      27             4,309,661          1.57
               200,001 - 300,000                      52            13,411,747          4.90
               300,001 - 350,000                      75            24,939,906          9.11
               350,001 - 400,000                     100            37,855,061         13.83
               400,001 - 450,000                      87            36,852,396         13.46
               450,001 - 500,000                      78            37,024,449         13.52
               500,001 - 550,000                      50            26,353,345          9.63
               550,001 - 600,000                      44            25,576,910          9.34
               600,001 - 650,000                      39            24,701,556          9.02
               650,001 - 700,000                       4             2,674,024          0.98
               700,001 - 800,000                      20            15,123,527          5.52
               800,001 - 900,000                       9             7,658,981          2.80
               900,001 - 1,000,000                    15            14,536,987          5.31
             1,000,001 - 1,100,000                     1             1,050,000          0.38
             1,200,001 - 1,300,000                     1             1,250,000          0.46
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $84,500
         Maximum Original Principal Balance:              $1,250,000
         Average Original Principal Balance:              $451,580

     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
                     1 - 100,000                       5             $ 463,294          0.17 %
               100,001 - 200,000                      27             4,309,661          1.57
               200,001 - 300,000                      52            13,411,747          4.90
               300,001 - 350,000                      75            24,939,906          9.11
               350,001 - 400,000                     101            38,254,341         13.97
               400,001 - 450,000                      87            36,902,743         13.48
               450,001 - 500,000                      78            37,074,609         13.54
               500,001 - 550,000                      49            25,853,559          9.44
               550,001 - 600,000                      44            25,576,910          9.34
               600,001 - 650,000                      39            24,701,556          9.02
               650,001 - 700,000                       4             2,674,024          0.98
               700,001 - 800,000                      20            15,123,527          5.52
               800,001 - 900,000                       9             7,658,981          2.80
               900,001 - 1,000,000                    15            14,536,987          5.31
             1,000,001 - 1,100,000                     1             1,050,000          0.38
             1,200,001 - 1,300,000                     1             1,250,000          0.46
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $84,500
         Maximum Scheduled Principal Balance:             $1,250,000
         Average Scheduled Principal Balance:             $451,041


            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 3.500 - 3.749                         1           $ 1,000,000          0.37 %
                 4.000 - 4.249                         1               414,742          0.15
                 4.250 - 4.499                         1               423,775          0.15
                 4.500 - 4.749                         7             2,699,178          0.99
                 4.750 - 4.999                        17             7,632,282          2.79
                 5.000 - 5.249                        27            12,362,322          4.52
                 5.250 - 5.499                        82            38,909,946         14.21
                 5.500 - 5.749                       178            82,282,909         30.05
                 5.750 - 5.999                       221            99,598,047         36.38
                 6.000 - 6.249                        60            24,714,869          9.03
                 6.250 - 6.499                        11             3,130,878          1.14
                 6.750 - 6.999                         1               612,898          0.22
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           3.500%
         Maximum Mortgage Rate:                           6.750%
         Weighted Average Mortgage Rate:                  5.609%

                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                     0 - 30.00                        20           $ 8,510,215          3.11 %
                 30.01 - 40.00                        25            12,402,967          4.53
                 40.01 - 50.00                        55            26,950,017          9.84
                 50.01 - 55.00                        34            15,666,228          5.72
                 55.01 - 60.00                        48            21,643,565          7.91
                 60.01 - 65.00                        62            29,021,389         10.60
                 65.01 - 70.00                       108            55,682,451         20.34
                 70.01 - 75.00                        53            23,425,775          8.56
                 75.01 - 80.00                       187            75,068,866         27.42
                 80.01 - 85.00                         4             1,881,162          0.69
                 85.01 - 90.00                         9             2,930,620          1.07
                 90.01 - 95.00                         2               598,590          0.22
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         64.92%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.


                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                  312         $ 148,551,853         54.26 %
         Georgia                                      22             9,025,786          3.30
         Illinois                                     19             8,381,011          3.06
         Maryland                                     25             9,709,599          3.55
         New Jersey                                   27            12,976,199          4.74
         Texas                                        24             9,688,107          3.54
         Virginia                                     31            11,855,910          4.33
         Other (31 States)                           147            63,593,380         23.23
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         *No more than approximately 1.91% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.

         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         Not Available                                 7           $ 3,034,944          1.11 %
         550 - 574                                     1                84,500          0.03
         575 - 599                                     1               310,485          0.11
         600 - 619                                    11             4,179,135          1.53
         620 - 639                                     7             3,121,996          1.14
         640 - 659                                    33            15,642,094          5.71
         660 - 679                                    39            17,996,146          6.57
         680 - 699                                    47            22,929,827          8.38
         700 - 719                                    65            29,123,589         10.64
         720 - 739                                    90            39,175,766         14.31
         740 - 759                                   102            46,146,534         16.86
         760 - 779                                   100            43,829,717         16.01
         780 - 799                                    78            36,809,460         13.44
         800 - 819                                    25            10,823,312          3.95
         820 - 839                                     1               574,340          0.21
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   733

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         2-4 Family                                    3           $ 1,677,332          0.61 %
         Co-Op                                         2             1,017,133          0.37
         Condominium                                  51            18,127,570          6.62
         PUD                                          28            12,173,746          4.45
         Single Family                               521           240,359,065         87.79
         Townhouse                                     2               427,000          0.16
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================


                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                      2             $ 230,906          0.08 %
         Owner Occupied                              584           263,141,191         96.11
         Second Home                                  21            10,409,748          3.80
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                          110          $ 49,674,245         18.14 %
         Purchase                                    171            71,844,469         26.24
         Rate/Term Refinance                         326           152,263,132         55.61
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

                      DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                          406         $ 179,234,226         65.47 %
         GMAC Select                                   3             1,505,695          0.55
         No Documentation                             46            20,967,775          7.66
         Reduced Documentation                       152            72,074,150         26.33
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================


              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         360 Months                                  607         $ 273,781,846        100.00 %
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 360
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360

              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         300 - 359 Months                            538         $ 243,172,874         88.82 %
         360 Months                                   69            30,608,972         11.18
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):348
         Maximum Remaining Term to Stated Maturity (Mths):360
         Weighted Average Rem. Term to Stated Mat. (Mths):359


                            INDEX OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                 13           $ 4,879,697          1.78 %
         1 Year Treasury                             564           254,519,341         92.96
         6 Month Libor                                30            14,382,807          5.25
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                      30          $ 14,382,807          5.25 %
         12 Month                                    577           259,399,038         94.75
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         70 - 72                                       1             $ 612,898          0.22 %
         76 - 78                                       3               778,276          0.28
         79 - 81                                      82            26,766,332          9.78
         82 - 84                                     521           245,624,340         89.72
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    83

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.


                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.751 and Less                               18           $ 8,479,125          3.10 %
         9.751 - 10.000                               16             6,086,148          2.22
         10.001 - 10.250                              41            18,447,635          6.74
         10.251 - 10.500                             111            50,988,526         18.62
         10.501 - 10.750                             240           111,879,371         40.86
         10.751 - 11.000                             136            58,887,853         21.51
         11.001 - 11.250                              18             7,428,197          2.71
         11.251 - 11.500                              10             5,203,768          1.90
         11.501 - 11.750                              12             4,882,856          1.78
         11.751 - 12.000                               2               516,766          0.19
         12.001 - 12.250                               2               600,000          0.22
         12.251 - 12.500                               1               381,600          0.14
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.661%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         2.000                                       607         $ 273,781,846        100.00 %
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              2.000%


                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         3.000                                        20           $ 9,353,422          3.42 %
         5.000                                       577           259,399,038         94.75
         6.000                                        10             5,029,385          1.84
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               4.950%

                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 6

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.250                                        35          $ 16,206,416          5.92 %
         2.750                                       571           257,104,230         93.91
         3.895                                         1               471,200          0.17
                                             ------------------------------------------------
             Total                                   607         $ 273,781,846        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.722%

              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
               200,001 - 300,000                       1             $ 300,000          0.37 %
               300,001 - 350,000                      27             9,012,121         11.20
               350,001 - 400,000                      42            15,757,751         19.59
               400,001 - 450,000                      25            10,644,611         13.23
               450,001 - 500,000                      16             7,558,714          9.40
               500,001 - 550,000                      23            12,034,164         14.96
               550,001 - 600,000                      14             8,092,118         10.06
               600,001 - 650,000                       8             5,057,696          6.29
               650,001 - 700,000                       3             2,028,225          2.52
               700,001 - 800,000                       2             1,460,357          1.82
               800,001 - 900,000                       2             1,699,193          2.11
               900,001 - 1,000,000                     6             5,781,393          7.19
             1,000,001 - 1,100,000                     1             1,022,402          1.27
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $300,000
         Maximum Original Principal Balance:              $1,023,200
         Average Original Principal Balance:              $473,826


     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
               200,001 - 300,000                       1             $ 300,000          0.37 %
               300,001 - 350,000                      27             9,012,121         11.20
               350,001 - 400,000                      42            15,757,751         19.59
               400,001 - 450,000                      25            10,644,611         13.23
               450,001 - 500,000                      16             7,558,714          9.40
               500,001 - 550,000                      23            12,034,164         14.96
               550,001 - 600,000                      14             8,092,118         10.06
               600,001 - 650,000                       8             5,057,696          6.29
               650,001 - 700,000                       3             2,028,225          2.52
               700,001 - 800,000                       2             1,460,357          1.82
               800,001 - 900,000                       2             1,699,193          2.11
               900,001 - 1,000,000                     6             5,781,393          7.19
             1,000,001 - 1,100,000                     1             1,022,402          1.27
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $300,000
         Maximum Scheduled Principal Balance:             $1,022,402
         Average Scheduled Principal Balance:             $473,228

            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 4.000 - 4.249                         1             $ 412,352          0.51 %
                 4.500 - 4.749                         5             2,186,550          2.72
                 4.750 - 4.999                         5             1,976,668          2.46
                 5.000 - 5.249                        25            12,560,914         15.61
                 5.250 - 5.499                        31            14,294,015         17.77
                 5.500 - 5.749                        49            22,656,282         28.16
                 5.750 - 5.999                        30            15,167,501         18.85
                 6.000 - 6.249                        11             4,403,103          5.47
                 6.250 - 6.499                         7             3,399,901          4.23
                 6.500 - 6.749                         2             1,246,122          1.55
                 6.750 - 6.999                         3             1,122,934          1.40
                 7.250 - 7.499                         1             1,022,402          1.27
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           4.125%
         Maximum Mortgage Rate:                           7.250%
         Weighted Average Mortgage Rate:                  5.543%


                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                     0 - 30.00                         1             $ 540,000          0.67 %
                 30.01 - 40.00                         4             2,136,325          2.66
                 40.01 - 50.00                         6             2,818,014          3.50
                 50.01 - 55.00                        10             5,306,485          6.60
                 55.01 - 60.00                        12             6,246,566          7.76
                 60.01 - 65.00                        14             7,325,738          9.11
                 65.01 - 70.00                        21            11,718,193         14.57
                 70.01 - 75.00                        23            10,485,112         13.03
                 75.01 - 80.00                        66            29,000,039         36.05
                 80.01 - 85.00                         1               575,000          0.71
                 85.01 - 90.00                         7             2,443,669          3.04
                 90.01 - 95.00                         5             1,853,603          2.30
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         69.91%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                   57          $ 26,735,568         33.23 %
         Michigan                                     13             6,003,155          7.46
         Illinois                                     12             5,760,135          7.16
         Colorado                                     11             4,776,097          5.94
         Massachusettes                               10             4,519,186          5.62
         Arizona                                       8             4,117,563          5.12
         Washington                                    6             3,241,881          4.03
         New Jersey                                    7             3,111,822          3.87
         Pennsylvania                                  6             2,546,871          3.17
         Other (19 States)                            40            19,636,465         24.41
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         *No more than approximately 2.06% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.


         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         600 - 619                                     1             $ 390,002          0.48 %
         620 - 639                                     2               830,845          1.03
         640 - 659                                     8             3,510,920          4.36
         660 - 679                                    10             4,657,426          5.79
         680 - 699                                    24            10,786,499         13.41
         700 - 719                                    26            12,648,669         15.72
         720 - 739                                    33            16,881,411         20.98
         740 - 759                                    34            16,183,684         20.12
         760 - 779                                    21             9,624,288         11.96
         780 - 799                                    10             4,522,423          5.62
         800 - 819                                     1               412,579          0.51
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   725

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         2-4 Family                                    1             $ 990,000          1.23 %
         Condominium                                  20             8,249,929         10.25
         PUD                                          40            19,207,484         23.88
         Single Family                               109            52,001,331         64.64
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================


                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                      5           $ 2,474,589          3.08 %
         Owner Occupied                              159            75,007,582         93.24
         Second Home                                   6             2,966,574          3.69
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                           25          $ 13,387,070         16.64 %
         Purchase                                     62            28,660,581         35.63
         Rate/Term Refinance                          83            38,401,093         47.73
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

                      DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                           76          $ 36,477,328         45.34 %
         GMAC Select                                  10             4,624,515          5.75
         Low Documentation                             7             4,192,539          5.21
         Reduced Documentation                        73            33,374,975         41.49
         Streamline                                    4             1,779,387          2.21
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================


              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         360 Months                                  170          $ 80,448,744        100.00 %
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 360
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360


              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         300 - 359 Months                            163          $ 77,216,753         95.98 %
         360 Months                                    7             3,231,991          4.02
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):354
         Maximum Remaining Term to Stated Maturity (Mths):360
         Weighted Average Rem. Term to Stated Mat. (Mths):359

                            INDEX OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                143          $ 66,593,218         82.78 %
         1 Year Treasury                              26            12,895,038         16.03
         6 Month Libor                                 1               960,487          1.19
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                       1             $ 960,487          1.19 %
         12 Month                                    169            79,488,257         98.81
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         52 - 54                                       2             $ 761,160          0.95 %
         55 - 57                                      23            11,429,956         14.21
         58 - 60                                     145            68,257,628         84.85
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    59

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.751 and Less                                7           $ 2,924,822          3.64 %
         9.751 - 10.000                               14             6,693,175          8.32
         10.001 - 10.250                              30            14,015,960         17.42
         10.251 - 10.500                              40            18,018,351         22.40
         10.501 - 10.750                              37            18,697,906         23.24
         10.751 - 11.000                              28            12,846,011         15.97
         11.001 - 11.250                               7             3,528,369          4.39
         11.251 - 11.500                               3             1,578,814          1.96
         11.501 - 11.750                               2               723,270          0.90
         11.751 - 12.000                               1               399,664          0.50
         12.001 - 12.250                               1             1,022,402          1.27
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.555%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         2.000                                       170          $ 80,448,744        100.00 %
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              2.000%

                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         3.000                                         1             $ 960,487          1.19 %
         5.000                                       169            79,488,257         98.81
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               4.976%

                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 7

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.250                                       101          $ 48,076,975         59.76 %
         2.750                                        65            30,925,143         38.44
         2.875                                         1               323,693          0.40
         3.125                                         3             1,122,934          1.40
                                             ------------------------------------------------
             Total                                   170          $ 80,448,744        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.457%

              PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
               100,001 - 200,000                       3             $ 531,500          1.97 %
               200,001 - 300,000                       1               280,250          1.04
               300,001 - 350,000                      11             3,736,609         13.84
               350,001 - 400,000                      11             4,186,300         15.50
               400,001 - 450,000                       5             2,136,781          7.91
               450,001 - 500,000                      10             4,785,418         17.72
               500,001 - 550,000                       2             1,072,246          3.97
               550,001 - 600,000                       4             2,306,916          8.54
               600,001 - 650,000                       2             1,233,329          4.57
               650,001 - 700,000                       2             1,346,260          4.99
               700,001 - 800,000                       3             2,188,377          8.10
               900,001 - 1,000,000                     2             1,955,286          7.24
             1,200,001 - 1,300,000                     1             1,241,102          4.60
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $157,000
         Maximum Original Principal Balance:              $1,244,750
         Average Original Principal Balance:              $477,383


     SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
               100,001 - 200,000                       3             $ 531,500          1.97 %
               200,001 - 300,000                       1               280,250          1.04
               300,001 - 350,000                      11             3,736,609         13.84
               350,001 - 400,000                      12             4,586,300         16.99
               400,001 - 450,000                       5             2,136,781          7.91
               450,001 - 500,000                       9             4,385,418         16.24
               500,001 - 550,000                       2             1,072,246          3.97
               550,001 - 600,000                       4             2,306,916          8.54
               600,001 - 650,000                       3             1,879,589          6.96
               650,001 - 700,000                       1               700,000          2.59
               700,001 - 800,000                       3             2,188,377          8.10
               900,001 - 1,000,000                     2             1,955,286          7.24
             1,200,001 - 1,300,000                     1             1,241,102          4.60
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $157,000
         Maximum Scheduled Principal Balance:             $1,241,102
         Average Scheduled Principal Balance:             $473,691

            MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 4.500 - 4.749                         2           $ 1,329,189          4.92 %
                 4.750 - 4.999                         4             1,485,159          5.50
                 5.000 - 5.249                         1               497,190          1.84
                 5.250 - 5.499                         5             2,526,631          9.36
                 5.500 - 5.749                         8             3,474,726         12.87
                 5.750 - 5.999                        31            13,983,780         51.79
                 6.000 - 6.249                         2             1,613,175          5.97
                 6.250 - 6.499                         2               749,296          2.78
                 6.500 - 6.749                         1               955,286          3.54
                 7.000 - 7.249                         1               385,941          1.43
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           4.625%
         Maximum Mortgage Rate:                           7.125%
         Weighted Average Mortgage Rate:                  5.681%


                           ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                     0 - 30.00                         2             $ 752,000          2.79 %
                 30.01 - 40.00                         2             1,571,403          5.82
                 40.01 - 50.00                         4             1,563,516          5.79
                 50.01 - 55.00                         6             2,752,264         10.19
                 55.01 - 60.00                         1               348,898          1.29
                 60.01 - 65.00                         7             4,335,133         16.06
                 65.01 - 70.00                         8             3,480,380         12.89
                 70.01 - 75.00                         6             2,534,088          9.39
                 75.01 - 80.00                        18             8,779,260         32.52
                 85.01 - 90.00                         1               403,682          1.50
                 90.01 - 95.00                         2               479,750          1.78
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         66.04%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         Georgia                                      20          $ 10,718,292         39.70 %
         California                                   10             4,306,989         15.95
         Massachusettes                                5             1,962,355          7.27
         Virginia                                      4             1,627,158          6.03
         North Carolina                                2             1,166,403          4.32
         New Jersey                                    2             1,102,694          4.08
         Oregon                                        2               976,213          3.62
         Hawaii                                        1               955,286          3.54
         Colorado                                      2               812,503          3.01
         Other (8 States)                              9             3,372,480         12.49
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         *No more than approximately 8.02% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.


         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         640 - 659                                     6           $ 2,940,870         10.89 %
         680 - 699                                     9             4,128,937         15.29
         700 - 719                                     8             4,771,103         17.67
         720 - 739                                     5             2,369,683          8.78
         740 - 759                                    10             4,762,932         17.64
         760 - 779                                     9             4,111,675         15.23
         780 - 799                                     6             2,473,012          9.16
         800 - 819                                     3             1,003,271          3.72
         820 - 839                                     1               438,891          1.63
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   730

                     PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         2-4 Family                                    1             $ 955,286          3.54 %
         Condominium                                   3               979,404          3.63
         PUD                                           9             4,233,350         15.68
         Single Family                                43            20,449,531         75.74
         Townhouse                                     1               382,803          1.42
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================


                      OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Owner Occupied                               56            26,045,088         96.46
         Second Home                                   1               955,286          3.54
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

                         LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                           11           $ 4,136,956         15.32 %
         Purchase                                     23            11,607,502         42.99
         Rate/Term Refinance                          23            11,255,916         41.69
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

                      DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                           39          $ 18,551,693         68.71 %
         No Documentation                              2               719,141          2.66
         Reduced Documentation                        15             7,357,467         27.25
         Streamline                                    1               372,073          1.38
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================


              ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         360 Months                                   57          $ 27,000,373        100.00 %
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 360
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360


              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         300 - 359 Months                             57          $ 27,000,373        100.00 %
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):354
         Maximum Remaining Term to Stated Maturity (Mths):359
         Weighted Average Rem. Term to Stated Mat. (Mths):357


                            INDEX OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                 16           $ 8,239,435         30.52 %
         1 Year Treasury                              37            16,570,538         61.37
         6 Month Libor                                 4             2,190,400          8.11
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

                  RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                       4           $ 2,190,400          8.11 %
         12 Month                                     53            24,809,973         91.89
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

               MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         76 - 78                                       1             $ 733,352          2.72 %
         79 - 81                                      41            18,678,620         69.18
         82 - 84                                      15             7,588,401         28.10
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    81

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.751 and Less                                3           $ 1,768,080          6.55 %
         9.751 - 10.000                                4             1,543,458          5.72
         10.001 - 10.250                               3             1,276,231          4.73
         10.501 - 10.750                              28            12,104,668         44.83
         10.751 - 11.000                              10             4,953,838         18.35
         11.001 - 11.250                               4             2,362,471          8.75
         11.251 - 11.500                               3             2,205,686          8.17
         11.751 - 12.000                               1               400,000          1.48
         12.001 - 12.250                               1               385,941          1.43
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.742%

                      PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         1.000                                         1             $ 540,000          2.00 %
         2.000                                        56            26,460,373         98.00
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              1.980%

                       INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         3.000                                         3           $ 1,650,400          6.11 %
         5.000                                        54            25,349,973         93.89
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               4.878%

                         GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP 8

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.000                                         1             $ 540,000          2.00 %
         2.250                                        16             8,552,554         31.68
         2.750                                        40            17,907,819         66.32
                                             ------------------------------------------------
             Total                                    57          $ 27,000,373        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.577%

          PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL PRINCIPAL BALANCE ($)             LOANS          CUT-OFF DATE        LOANS
         ------------------------------             -----          ------------        -----
                     0 - 100,000                      27           $ 2,258,072          0.19 %
               100,001 - 200,000                      94            14,100,854          1.20
               200,001 - 300,000                     126            32,346,962          2.76
               300,001 - 350,000                     281            93,600,184          7.97
               350,001 - 400,000                     480           181,305,408         15.44
               400,001 - 450,000                     328           139,583,429         11.89
               450,001 - 500,000                     301           143,781,575         12.25
               500,001 - 550,000                     198           104,142,044          8.87
               550,001 - 600,000                     168            97,149,452          8.28
               600,001 - 650,000                     164           103,715,497          8.83
               650,001 - 700,000                      44            29,883,782          2.55
               700,001 - 800,000                      82            61,793,693          5.26
               800,001 - 900,000                      42            35,670,786          3.04
               900,001 - 1,000,000                    99            95,852,414          8.16
             1,000,001 - 1,100,000                    10            10,550,743          0.90
             1,100,001 - 1,200,000                     4             4,602,202          0.39
             1,200,001 - 1,300,000                     3             3,790,322          0.32
             1,300,001 - 1,400,000                     6             8,105,574          0.69
             1,400,001 - 1,500,000                     3             4,352,590          0.37
             1,500,001   and Greater                   4             7,386,938          0.63
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Minimum Original Principal Balance:              $62,500
         Maximum Original Principal Balance:              $2,000,000
         Average Original Principal Balance:              $477,663


 SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         SCHEDULED PRINCIPAL BALANCE ($)            LOANS          CUT-OFF DATE        LOANS
         -------------------------------            -----          ------------        -----
                     0 - 100,000                      27           $ 2,258,072          0.19 %
               100,001 - 200,000                      94            14,100,854          1.20
               200,001 - 300,000                     126            32,346,962          2.76
               300,001 - 350,000                     285            94,971,323          8.09
               350,001 - 400,000                     480           181,462,047         15.46
               400,001 - 450,000                     329           140,109,835         11.93
               450,001 - 500,000                     300           143,482,125         12.22
               500,001 - 550,000                     197           103,777,386          8.84
               550,001 - 600,000                     167            96,904,190          8.25
               600,001 - 650,000                     164           103,864,510          8.85
               650,001 - 700,000                      43            29,288,994          2.49
               700,001 - 800,000                      81            61,094,653          5.20
               800,001 - 900,000                      45            38,312,248          3.26
               900,001 - 1,000,000                    96            93,210,952          7.94
             1,000,001 - 1,100,000                    10            10,550,743          0.90
             1,100,001 - 1,200,000                     4             4,602,202          0.39
             1,200,001 - 1,300,000                     3             3,790,322          0.32
             1,300,001 - 1,400,000                     7             9,503,165          0.81
             1,400,001 - 1,500,000                     2             2,955,000          0.25
             1,500,001   and Greater                   4             7,386,938          0.63
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Minimum Scheduled Principal Balance:             $62,441
         Maximum Scheduled Principal Balance:             $1,999,438
         Average Scheduled Principal Balance:             $476,450

        MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MORTGAGE INTEREST RATES (%)                LOANS          CUT-OFF DATE        LOANS
         ---------------------------                -----          ------------        -----
                 2.750 - 2.999                         1             $ 399,299          0.03 %
                 3.250 - 3.499                         1            558,600.06          0.05
                 3.500 - 3.749                         3          1,861,051.63          0.16
                 3.750 - 3.999                         1            213,750.00          0.02
                 4.000 - 4.249                         9          2,513,653.81          0.21
                 4.250 - 4.499                        21          6,823,026.06          0.58
                 4.500 - 4.749                        47         19,491,839.98          1.66
                 4.750 - 4.999                        78         33,058,830.34          2.82
                 5.000 - 5.249                       165         80,545,225.17          6.86
                 5.250 - 5.499                       381        194,054,251.62         16.53
                 5.500 - 5.749                       635        299,440,261.61         25.51
                 5.750 - 5.999                       708        338,739,052.20         28.85
                 6.000 - 6.249                       274        126,665,240.66         10.79
                 6.250 - 6.499                        92         43,404,873.00          3.70
                 6.500 - 6.749                        25         14,198,773.84          1.21
                 6.750 - 6.999                        15          7,753,867.62          0.66
                 7.000 - 7.249                         4          1,722,278.86          0.15
                 7.250 - 7.499                         2          1,417,651.80          0.12
                 7.500 - 7.749                         2          1,110,993.02          0.09
                                             ------------------------------------------------
                                                   2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Minimum Mortgage Rate:                           2.875%
         Maximum Mortgage Rate:                           7.500%
         Weighted Average Mortgage Rate:                  5.614%


                       ORIGINAL LOAN-TO-VALUE RATIOS* IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN-TO-VALUE RATIOS (%)                   LOANS          CUT-OFF DATE        LOANS
         ------------------------                   -----          ------------        -----
                  0.00 - 30.00                        66          $ 32,131,197          2.74 %
                 30.01 - 40.00                       107            60,621,996          5.16
                 40.01 - 50.00                       227           120,837,199         10.29
                 50.01 - 55.00                       139            68,937,510          5.87
                 55.01 - 60.00                       167            86,749,965          7.39
                 60.01 - 65.00                       232           118,980,948         10.13
                 65.01 - 70.00                       350           175,621,687         14.96
                 70.01 - 75.00                       283           132,404,581         11.28
                 75.01 - 80.00                       779           336,051,368         28.63
                 80.01 - 85.00                        18             7,374,600          0.63
                 85.01 - 90.00                        41            15,349,373          1.31
                 90.01 - 95.00                        33            11,223,258          0.96
                 95.01 - 100.00                       22             7,688,838          0.65
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Original Loan-to-Value:         65.34%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

          ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS* AT ORIGINATION IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         EFFECTIVE LOAN-TO-VALUE RATIOS (%)         LOANS          CUT-OFF DATE        LOANS
         ----------------------------------         -----          ------------        -----
                     0 - 30.00                        66          $ 32,131,197          2.74 %
                 30.01 - 40.00                       107            60,621,996          5.16
                 40.01 - 50.00                       241           123,810,130         10.55
                 50.01 - 55.00                       139            68,937,510          5.87
                 55.01 - 60.00                       167            86,749,965          7.39
                 60.01 - 65.00                       230           118,538,798         10.10
                 65.01 - 70.00                       384           189,851,433         16.17
                 70.01 - 75.00                       283           132,462,638         11.28
                 75.01 - 80.00                       776           335,611,894         28.59
                 80.01 - 85.00                        11             4,308,678          0.37
                 85.01 - 90.00                        36            13,076,023          1.11
                 90.01 - 95.00                        24             7,872,258          0.67
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Effective Loan-to-Value:        64.96%

         *Ratio of loan balance, less any Additional Collateral, to value of real property securing the related Mortgage Loan.


            GEOGRAPHIC DISTRIBUTION* OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GEOGRAPHIC DISTRIBUTION                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         California                                1,088         $ 542,120,745         46.18 %
         Massachusetts                               118            55,326,643          4.71
         Illinois                                    103            52,552,007          4.48
         New Jersey                                  107            51,927,645          4.42
         Georgia                                      95            44,767,882          3.81
         Virginia                                    119            44,283,298          3.77
         New York                                     71            39,842,603          3.39
         Texas                                        81            35,222,774          3.00
         Other (41 States)                           682           307,928,922         26.23
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         *No more than approximately 0.79% of the Mortgage Loans by Scheduled
          Principal Balance will be secured by properties located in any one zip code area.

     CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RANGE OF CREDIT SCORES                     LOANS          CUT-OFF DATE        LOANS
         ----------------------                     -----          ------------        -----
         Less then 599                                17           $ 6,887,264          0.59 %
         600 - 619                                    21             8,731,037          0.74
         620 - 639                                    53            27,278,987          2.32
         640 - 659                                   138            64,822,303          5.52
         660 - 679                                   221           117,972,287         10.05
         680 - 699                                   229           117,629,744         10.02
         700 - 719                                   256           118,850,449         10.12
         720 - 739                                   347           161,202,346         13.73
         740 - 759                                   399           187,287,814         15.95
         760 - 779                                   413           190,666,900         16.24
         780 - 799                                   294           137,261,854         11.69
         800 - 819                                    69            31,912,794          2.72
         820 - 839                                     7             3,468,740          0.30
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Credit Score:                   729

                 PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PROPERTY TYPE                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         2-4 Family                                   11           $ 6,811,795          0.58 %
         Co-Op                                         7             3,670,044          0.31
         Condominium                                 181            68,619,478          5.85
         Manufactured Home                             1               447,549          0.04
         PUD                                         308           139,790,428         11.91
         Single Family                             1,944           951,047,656         81.01
         Townhouse                                    12             3,585,571          0.31
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

                  OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         OCCUPANCY STATUS                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         Investor                                     48          $ 15,009,955          1.28 %
         Owner Occupied                            2,348         1,123,628,089         95.71
         Second Home                                  68            35,334,476          3.01
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

                     LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         LOAN PURPOSE                               LOANS          CUT-OFF DATE        LOANS
         ------------                               -----          ------------        -----
         Cash Out Refinance                          479         $ 222,051,414         18.91 %
         Construction                                  1               484,367          0.04
         Purchase                                    698           312,132,322         26.59
         Rate/Term Refinance                       1,286           639,304,417         54.46
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

                  DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         DOCUMENTATION TYPE                         LOANS          CUT-OFF DATE        LOANS
         ------------------                         -----          ------------        -----
         Full Documentation                        1,458         $ 669,052,263         56.99 %
         GMAC Select                                  18             8,093,080          0.69
         GMAC Super Select                             5             3,324,486          0.28
         Low Documentation                           114            69,822,392          5.95
         No Documentation                            137            70,435,818          6.00
         Reduced Documenation                        650           309,686,294         26.38
         Streamline                                   82            43,558,187          3.71
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

          ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         ORIGINAL TERM                              LOANS          CUT-OFF DATE        LOANS
         -------------                              -----          ------------        -----
         240 Months                                    3           $ 1,395,018          0.12 %
         300 Months                                    2             1,019,791          0.09
         360 Months                                2,459         1,171,557,712         99.79
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Minimum Original Term to Stated Maturity (Mths): 240
         Maximum Original Term to Stated Maturity (Mths): 360
         Weighted Average Orig. Term to Stated Mat. (Mths)360


          REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         STATED REMAINING TERM                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         180 - 239 Months                              3           $ 1,395,018          0.12 %
         240 - 299 Months                              2             1,019,791          0.09
         300 - 359 Months                          2,136         1,027,868,977         87.55
         360 - 360 Months                            323           143,688,735         12.24
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Minimum Remaining Term to Stated Maturity (Mths):238
         Maximum Remaining Term to Stated Maturity (Mths):360
         Weighted Average Rem. Term to Stated Mat. (Mths):358

                        INDEX OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INDEX                                      LOANS          CUT-OFF DATE        LOANS
         -----                                      -----          ------------        -----
         1 Year Libor                                619         $ 291,550,128         24.83 %
         1 Year Treasury                           1,471           716,275,121         61.01
         6 Month Libor                               374           166,147,270         14.15
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

              RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         RATE ADJUSTMENT FREQUENCY                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         6 Month                                     374         $ 166,147,270         14.15 %
         12 Month                                  2,090         1,007,825,250         85.85
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

           MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MONTHS TO NEXT RATE ADJ                    LOANS          CUT-OFF DATE        LOANS
         -----------------------                    -----          ------------        -----
         22 - 24 Months                                1             $ 502,801          0.04 %
         25 - 27 Months                                4             1,844,202          0.16
         28 - 30 Months                                2               997,077          0.08
         31 - 33 Months                               14             6,967,146          0.59
         34 - 36 Months                               44            18,058,904          1.54
         43 - 45 Months                                1               361,947          0.03
         46 - 48 Months                               10             6,282,398          0.54
         49 - 51 Months                                9             3,798,578          0.32
         52 - 54 Months                               13             9,701,192          0.83
         55 - 57 Months                              110            59,658,002          5.08
         58 - 60 Months                              563           253,634,037         21.60
         61 - 63 Months                                9             4,257,225          0.36
         70 - 72 Months                                2               965,896          0.08
         73 - 75 Months                                1             1,000,000          0.09
         76 - 78 Months                                6             2,742,995          0.23
         79 - 81 Months                              249            98,462,281          8.39
         82 - 84 Months                              676           319,484,987         27.21
         106 - 108 Months                              2               970,338          0.08
         112 - 114 Months                              7             2,777,425          0.24
         115 - 117 Months                            279           139,702,377         11.90
         118 - 120 Months                            462           241,802,713         20.60
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Next Rate Adjustment (Mths):    86

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

            MAXIMUM LIFETIME MORGAGE RATE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         MAXIMUM MORTGAGE RATE (%)                  LOANS          CUT-OFF DATE        LOANS
         -------------------------                  -----          ------------        -----
         9.751 and Less                               82          $ 33,344,246          2.84 %
         9.751 - 10.000                              101            43,445,696          3.70
         10.001 - 10.250                             249           127,391,261         10.85
         10.251 - 10.500                             477           236,850,991         20.18
         10.501 - 10.750                             684           328,081,238         27.95
         10.751 - 11.000                             491           232,029,862         19.76
         11.001 - 11.250                             165            81,746,345          6.96
         11.251 - 11.500                              81            36,245,498          3.09
         11.501 - 11.750                              58            24,140,290          2.06
         11.751 - 12.000                              53            19,733,946          1.68
         12.001 - 12.250                              15             6,816,702          0.58
         12.251 - 12.500                               8             4,146,443          0.35
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Maximum Mortgage Rate:          10.686%

                  PERIODIC RATE CAP OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         PERIODIC RATE CAP (%)                      LOANS          CUT-OFF DATE        LOANS
         ---------------------                      -----          ------------        -----
         1.000                                       216         $ 106,804,470          9.10 %
         2.000                                     2,248         1,067,168,050         90.90
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Periodic Rate Cap:              1.909%

                   INITIAL RATE CAP OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         INITIAL RATE CAP (%)                       LOANS          CUT-OFF DATE        LOANS
         --------------------                       -----          ------------        -----
         2.000                                        66          $ 27,917,295          2.38 %
         3.000                                        93            37,989,342          3.24
         5.000                                     2,238         1,085,699,055         92.48
         6.000                                        67            22,366,828          1.91
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Initial Rate Cap:               4.883%

                     GROSS MARGIN OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                               AGGREGATE SCHEDULED
                                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                                   MORTGAGE     OUTSTANDING AS OF     MORTGAGE
         GROSS MARGIN (%)                           LOANS          CUT-OFF DATE        LOANS
         ----------------                           -----          ------------        -----
         2.000                                       214         $ 105,910,672          9.02 %
         2.250                                       639           291,200,887         24.80
         2.414                                         1               648,506          0.06
         2.500                                         5             3,011,065          0.26
         2.600                                         3             1,110,096          0.09
         2.750                                     1,586           765,117,570         65.17
         2.850                                         1             1,087,500          0.09
         2.875                                         1               323,693          0.03
         3.125                                         9             3,925,336          0.33
         3.415                                         1               360,000          0.03
         3.895                                         1               471,200          0.04
         3.926                                         1               135,000          0.01
         3.969                                         1               471,200          0.04
         4.427                                         1               199,796          0.02
                                             ------------------------------------------------
             Total                                 2,464       $ 1,173,972,520        100.00 %
                                             ================================================

         Weighted Average Gross Margin:                   2.560%

PROSPECTUS
                          Mortgage-Backed Certificates
                             Mortgage-Backed Notes
                              (Issuable in Series)

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

                           -------------------------

         Structured Asset Mortgage Investments Inc. may offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more trusts and the notes will evidence the debt obligations of a trust fund. Each trust will consist primarily of the following mortgage related assets:


         o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties

         o mortgage loans or participations in mortgage loans secured by multifamily residential properties

         o loans or participations in loans secured by security interests on shares in cooperative housing corporations

         o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing

         o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association; the Federal National Mortgage Association, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities

                            -------------------------

         An investment in the certificates or notes of any series involves significant risks. You should review the information under the caption "Risk Factors" beginning on page 2 in this prospectus before deciding whether to make an investment.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                            -------------------------

         Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

         Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.
                The date of this Prospectus is November 25, 2002

                                TABLE OF CONTENTS

                                                                                                               Page

PROSPECTUS SUPPLEMENT.............................................................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................1

RISK FACTORS......................................................................................................2
         You May Have Difficulty Selling the Securities...........................................................2
         Book-Entry Securities May Delay Receipt of Payment and Reports...........................................2
         Your Return on an Investment in the Securities is Uncertain..............................................2
         Interest Only And Principal Only Securities Involve Additional Risk......................................3
         Subordinated Securities Involve More Risks and May Incur Losses..........................................3
         Trust Fund Assets Are the Only Source of Payments on the Securities......................................3
         The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss..........4
         Financial Instruments May Not Avoid Losses...............................................................4
         Environmental Conditions Affecting Mortgaged Properties May Result In Losses.............................4
         Security Interests in Manufactured Homes May Be Lost.....................................................4
         Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities......5
         The Securities Are Not Suitable Investments for All Investors............................................5

THE TRUST FUNDS...................................................................................................5
         The Mortgage Loans-General...............................................................................6
         Single Family and Cooperative Loans......................................................................9
         Multifamily Loans........................................................................................9
         Manufactured Housing Contracts...........................................................................9
         Agency Securities.......................................................................................10
         Private Mortgage-Backed Securities......................................................................15
         U.S. Government Securities..............................................................................16
         FASITs   ...............................................................................................16
         Substitution of Mortgage Assets.........................................................................17
         Pre-Funding and Capitalized Interest Accounts...........................................................17

USE OF PROCEEDS..................................................................................................17

THE SELLER.......................................................................................................18

THE MORTGAGE LOANS...............................................................................................18
         Underwriting Standards..................................................................................18
         Qualifications of Lenders...............................................................................19
         Representations by Lenders; Repurchases.................................................................19
         Optional Purchase of Defaulted Loans....................................................................21

DESCRIPTION OF THE SECURITIES....................................................................................21
         General  ...............................................................................................21
         Distributions on Securities.............................................................................23
         Advances ...............................................................................................24
         Reports to Securityholders..............................................................................25
         Book-Entry Registration.................................................................................26

EXCHANGEABLE SECURITIES..........................................................................................29
         General  ...............................................................................................29
         Exchanges...............................................................................................30
         Procedures and Exchange Proportions.....................................................................33

CREDIT ENHANCEMENT...............................................................................................34
         General  ...............................................................................................34
         Subordination...........................................................................................34
         Pool Insurance Policies.................................................................................35
         Special Hazard Insurance Policies.......................................................................36



         Bankruptcy Bonds........................................................................................37
         FHA Insurance; VA Guarantees............................................................................38
         FHA Insurance on Multifamily Loans......................................................................39
         Reserve and other Accounts..............................................................................39
         Other Insurance, Guarantees and Similar Instruments or Agreements.......................................40
         Cross Support...........................................................................................40

YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................40

ADMINISTRATION...................................................................................................42
         Assignment of Mortgage Assets...........................................................................42
         Payments on Mortgage Loans; Deposits to Accounts .......................................................44
         Sub-Servicing by Lenders................................................................................45
         Collection Procedures...................................................................................47
         Hazard Insurance........................................................................................48
         Realization Upon Defaulted Mortgage Loans...............................................................49
         Servicing and Other Compensation and Payment of Expenses................................................51
         Evidence as to Compliance...............................................................................51
         Certain Matters Regarding the Master Servicer and Us....................................................51
         Events of Default; Rights Upon Event of Default.........................................................52
         The Trustee.............................................................................................54
         Duties of the Trustee...................................................................................55
         Resignation of the Trustee..............................................................................55
         Amendment...............................................................................................55
         Termination; Optional Termination.......................................................................56

LEGAL ASPECTS OF THE MORTGAGE LOANS..............................................................................56
         General  ...............................................................................................57
         Foreclosure/Repossession................................................................................59
         Rights of Redemption....................................................................................62
         Anti-Deficiency Legislation and Other Limitations on Lenders............................................62
         Due-on-Sale Clauses.....................................................................................63
         Prepayment Charges......................................................................................63
         Applicability of Usury Laws.............................................................................64
         Soldiers' and Sailors' Civil Relief Act.................................................................64
         Product Liability and Related Litigation................................................................64
         Environmental Considerations............................................................................65

FEDERAL INCOME TAX CONSEQUENCES..................................................................................65
         General  ...............................................................................................65
         REMIC and FASIT Elections...............................................................................66
         REMIC Securities........................................................................................66
         Tiered REMIC Structures.................................................................................67
         REMIC Regular Securities................................................................................67
         Tax Treatment of Yield Supplement Agreements............................................................73
         REMIC Residual Securities...............................................................................73
         Transfers of REMIC Residual Securities..................................................................76
         Deductibility of Trust Fund Expenses....................................................................78
         Foreign Investors in REMIC Securities...................................................................79
         Backup Withholding......................................................................................80
         REMIC Administrative Matters............................................................................80
         FASIT Securities........................................................................................80
         Qualification as a FASIT................................................................................81
         Tiered FASIT Structures.................................................................................82
         FASIT Regular Securities................................................................................82
         Tax Treatment of Yield Supplement Agreements............................................................83


         FASIT Ownership Certificate.............................................................................84
         Grantor Trusts..........................................................................................85
         Tax Characterization of the Trust as a Partnership......................................................88
         Tax Consequences to Holders of Debt Securities..........................................................89
         Tax Consequences to Holders of Certificates Issued by a Partnership.....................................90
         Taxation of Classes of Exchangeable Securities..........................................................94
         Callable Classes........................................................................................96

STATE TAX CONSEQUENCES...........................................................................................96

ERISA CONSIDERATIONS.............................................................................................96
         General  ...............................................................................................96
         ERISA Considerations Relating to Certificates...........................................................97
         Underwriter Exemption...................................................................................98
         ERISA Considerations Relating to Notes.................................................................104

LEGAL INVESTMENT................................................................................................105
         Secondary Mortgage Market Enhancement Act of 1984......................................................105

METHOD OF DISTRIBUTION..........................................................................................106

LEGAL MATTERS...................................................................................................107

FINANCIAL INFORMATION...........................................................................................107

RATING   .......................................................................................................107

WHERE YOU CAN FIND MORE INFORMATION.............................................................................107

GLOSSARY .......................................................................................................108

                              PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes;

         o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                                   President
                   Structured Asset Mortgage Investments Inc.
                               383 Madison Avenue
                            New York, New York 10179
                           Telephone: (212) 272-2000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption Risk Factors in the applicable prospectus supplement.

You May Have Difficulty Selling the Securities

         There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

         If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

Your Return on an Investment in the Securities is Uncertain

         Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and (3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. The last factor is the biggest uncertainty in an investment in the notes or certificates.

         o The rate of return of principal is uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

         o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.

         o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

Interest Only And Principal Only Securities Involve Additional Risk

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

         A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series. Certificates or notes that are subordinated to other certificates have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinate securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust Fund Assets Are the Only Source of Payments on the Securities

         The trust funds will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The issuing trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

         The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

Financial Instruments May Not Avoid Losses

         A trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result In Losses

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Security Interests in Manufactured Homes May Be Lost

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities.

         We can not assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

The Securities Are Not Suitable Investments for All Investors

         The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.


                                 THE TRUST FUNDS

A trust fund for a series of securities will consist primarily of mortgage assets consisting of:

         1. a mortgage pool(1) comprised of

                  o Single family loans. "Single family loans" consist of mortgage loans or participations in mortgage loans secured by one-to-four-family residential properties,

                  o Multifamily loans. "Multifamily loans" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,

                  o Cooperative loans. "Cooperative loans" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements.

--------

         (1) Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund.

                  o Manufactured housing contracts. "Manufactured housing contracts" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured homes.

         2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association; Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "agency securities"; or

         3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus supplement as "privately issued mortgage-backed securities,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "mortgage loans". If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "lenders," or in the market and we will convey the mortgage assets to the related trust fund.

         As used in this prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust fund. If specific information respecting assets is not known at the time the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to the Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans-General

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority -also referred to as the "FHA" -- or partially guaranteed by the Veterans Administration --commonly known as the "VA"--, as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "primary insurance policy") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

         o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan.

         o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include deferred interest that has been added to the principal balance of the mortgage loan.

         o Monthly payments of principal and interest may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period, (2) provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization. In a negatively amortizing loan the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

         o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain lock-out periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, with respect to the mortgage loans contained in the related mortgage pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the applicable cut-off date,

         o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),

         o        the original terms to maturity of the mortgage loans,

         o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,

         o the earliest origination date and latest maturity date of any of the mortgage loans,

         o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%

         o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

         o the geographical distribution of the mortgage loans on a state-by-state basis.

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or certificates, as applicable, of the related series. One or more master servicers named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the master servicer and the related trust fund. The master servicer or servicers will receive a fee for such services. With respect to mortgage loans serviced by a master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the applicable Agreement, as if the master servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities-Advances." The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provides.

Single Family and Cooperative Loans

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, row houses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

         The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

         o        the date of origination of the manufactured housing contracts;

         o the accrual percentage rates on the manufactured housing contracts;

         o        the manufactured housing contract Loan-to-Value Ratios;

         o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;

         o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;

         o        the original maturities of the manufactured housing contracts;
                  and the last maturity date of any manufactured housing contract.

Agency Securities

         Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the"Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA certificate a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

         Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

         Freddie Mac. Freddie Mac is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of principal prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

Private Mortgage-Backed Securities

         General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement -- a "PMBS pooling and servicing agreement". The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer", of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee". The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities will (1) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bonafide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.


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

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

                  o        the payment features of such mortgage loans,

                  o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

                  o the servicing fee or range of servicing fees with respect to the mortgage loans,

                  o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

                  o delinquency experience with respect to the mortgage loans,

         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. Government Securities

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITs

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a"prohibited transaction" under the Code. See "Federal Income Tax Consequences -- Qualification as a FASIT" and "-- FASIT Ownership Certificate -- Income From Prohibited Transactions." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

Substitution of Mortgage Assets

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

Pre-Funding and Capitalized Interest Accounts

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance(as of the related cut-off date) of the mortgage assets on the closing date, will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

         We are a Delaware corporation organized on October 17, 1991. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000.

         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under"Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

Underwriting Standards

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         Re-Underwriting. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

Qualifications of Lenders

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

Representations by Lenders; Repurchases

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

         o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

         o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;

         o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

         o that there were no delinquent tax or assessment liens against the mortgaged property,

         o that no required payment on a mortgage loan was more than a specified number of days delinquent; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since there presentations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the master servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the master servicer made in its capacity as a master servicer.

         In general, the master servicer or the trustee, if the master servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days after notice from the master servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the master servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the master servicer (unless the master servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the master servicer's representations, the master servicer may have a repurchase obligation as described below under "Administration-Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

Optional Purchase of Defaulted Loans

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

         A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The trust fund will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more master servicers, if applicable, and the trustee. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of pooling and servicing agreement, a form of a trust agreement and a form of indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement or Agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                   Structured Asset Mortgage Investments Inc.
                               383 Madison Avenue
                            New York, New York 10179
                        Attention: Mortgage Department.


General

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust fund will consist of, to the extent provided in the Agreement:

         o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")),

         o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts");

         o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,

         o        U.S. Government Securities; and

         o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related prospectus supplement, a trust fund may include one or more of the following:

         o        reinvestment income on payments received on the trust assets,

         o        a reserve fund,

         o        a mortgage pool insurance policy,

         o        a special hazard insurance policy,

         o        a bankruptcy bond,

         o        one or more letters of credit,

         o        a financial guaranty insurance policy,

         o        third party guarantees or similar instruments,

         o U.S. Government Securities designed to assure payment of the securities,

         o financial instruments such as swap agreements, caps, collars and floors, or

         o        other agreements.

         The trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "Call Class") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "Callable Class", is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduit, commonly known as a "REMIC," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

Distributions on Securities

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the master servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

         The master servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the master servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the master servicer will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If the master servicer makes advances from cash held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific mortgage loans with respect to which such advances were made. Master servicer advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the master servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The master servicer will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the master servicer's obligations to make advances.

Reports to Securityholders

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

         2.       the amount of such distribution allocable to interest;

         3.       the amount of any advance the master servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and
                  (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (i.e. the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (i.e. the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) for such calendar year and (b) such other customary information as maybe deemed necessary or desirable for securityholders to prepare their tax returns.

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company, in the United States, Clearstream, Luxembourg or the Euroclear System, in Europe, if they are Participants of any of such systems, or indirectly through organizations which are Participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as"Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security(whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the master servicer and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                             EXCHANGEABLE SECURITIES

General

         As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as"Combinations." The Combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund (the "Exchangeable Securities Trust Fund") established pursuant to a trust agreement between a trustee and us. The trustee for the trust fund which issues the securities may serve as trustee of the Exchangeable Securities Trust Fund. The Exchangeable Securities Trust Fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same Combination, as specified in the related prospectus supplement. When an exchange is effected, the Exchangeable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same Combination. This process may be repeated again and again. Each exchangeable security issued by an Exchangeable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to exchangeable securities as well as securities.

Exchanges

         The ability of a holder to exchange exchangeable securities for other exchangeable securities within a Combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) (the "Annual Interest Amount") payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional principal amounts, if applicable) of such classes.

         Within any particular series, more than one type of Combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index (a "Floating Rate Class")and a class of exchangeable securities with an interest rate that varies inversely with changes in an index (an "Inverse Floating Rate Class") may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another Combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another Combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example shows a Combination in which exchangeable securities of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                                                                       Maximum
                    Original                                           Original
                    Principal                                          Principal
Class               Amount            Interest Rates   Class           Amount             Interest Rate
------------------  ----------------  ---------------  -----------     -----------------  ----------------
ES-1                $20,000,000       10%              ES-2            $40,000,000        5%
ES-P*               $20,000,000       0%

--------------
* Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                                                       Maximum
                    Original                                           Original
                    Principal                                          Principal
Class               Amount            Interest Rates   Class           Amount             Interest Rate
------------------  ----------------  ---------------  -----------     -----------------  ----------------
                                      LIBOR+
ES-3              $9,333,330          0.75%            ES-5            $11,333,330        5%
                                      36.16666 -
                                      (LIBOR x
ES-4              $2,000,000          4.666667)


         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                                                                       Maximum
                    Original                                           Original
                    Principal                                          Principal
Class               Amount            Interest Rates   Class           Amount                      Interest Rate
------------------  ----------------  ---------------  -----------     --------------------------  -------------
ES-5                $20,000,000       10%              ES-P*           $20,000,000                 10%
                                                       ES-X**          20,000,000 (notional)***

--------------

*   Class ES-P is a principal only class and will receive no interest.

**  Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a Combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                                                                       Maximum
                    Original                                           Original
                    Principal                                          Principal
Class               Amount            Interest Rates   Class           Amount                      Interest Rate
------------------  ----------------  ---------------  -----------     ------------------------    -------------
ES-6                $20,000,000       7.00%            ES-X*           $20,000,000 (notional)      7.00%
                                                       ES-7            20,000,000                  6.00
                                                       ES-8            20,000,000                  6.25
                                                       ES-9            20,000,000                  6.50
                                                       ES-10           20,000,000                  6.75
                                                       ES-11           19,310,344                  7.25
                                                       ES-12           18,666,666                  7.50
                                                       ES-13           18,064,516                  7.75
                                                       ES-14           17,500,000                  8.00
                                                       ES-P**          20,000,000                  0.00

--------------
* Class ES-X is an interest only class and will receive no principal. ** Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the Annual Interest Amount applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the Annual Interest Amount of the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available Annual Interest Amount with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the Annual Interest Amount of the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The Annual Interest Amount applicable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the Annual Interest Amount of the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the Annual Interest Amount ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this Combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the Annual Interest Amount of the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be 34 created is $16,250,000. Since all of the available Annual Interest Amount with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which have principal amounts and bear interest). In certain series, a security holder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. The Employee Retirement Income Security Act of 1974, as amended, may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions

         To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of ES Classes issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from us or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be 35 a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from us or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                               CREDIT ENHANCEMENT

General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

         o the subordination of one or more classes of the securities of such series,

         o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

         o        any combination of the foregoing.

         o Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The master servicer or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate 36 losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

        o         in the order of their scheduled final distribution dates,

        o         in accordance with a schedule or formula,

        o         in relation to the occurrence of events, or

        o         as otherwise specified in the related prospectus supplement.

Pool Insurance Policies

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool in an amount specified in the prospectus supplement. The master servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the master servicer incurred on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the master servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.


Special Hazard Insurance Policies

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of insurance proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

Bankruptcy Bonds

         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required 39 amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the master servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         Lenders approved by HUD or the master servicer or any sub-servicers collect the insurance premiums for mortgage loans insured by the FHA. The insurance premiums are then paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When either the master servicer, any sub-servicer or HUD determines that a default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to attempt to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, before the master servicer or any sub-servicer may initiate foreclosure proceedings, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         The amount of insurance benefits the FHA generally pays is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When foreclosure or other acquisition of possession and conveyance to HUD result in entitlement to insurance benefits, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs. Additionally, the master servicer or sub-servicer is compensated for interest accrued and unpaid before such date but in general only to 40 the extent such interest was allowed pursuant to a HUD approved forbearance plan. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.


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

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates the VA permits. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan the VA guarantees will have an original principal amount greater than five times the partial VA guarantee for such mortgage loan.

         The maximum guarantee that the VA may issue under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of April, 1998, the maximum guarantee that the VA may issue under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. Upon the assignment of a mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         With respect to a defaulted VA-guaranteed single family loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


FHA Insurance on Multifamily Loans

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and other Accounts

         If the related prospectus supplement so specifies, we or the master servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

Cross Support

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of available funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

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

         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The master servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the master servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act". Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or a FASIT or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby effecting earlier retirement of the related series of securities. See "Administration-Termination; Optional Termination." The yield to investors in a Callable Class will depend on whether and, if so, when a redemption of such securities occurs.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the Indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

         o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

         o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

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

         o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

         o such other security documents as the related prospectus supplement may specify.

         In the case of single family loans or multifamily loans, we or the master servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the master servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

         o        the original security agreement,

         o        the proprietary lease or occupancy agreement,

         o        the recognition agreement,

         o        an executed financing agreement and

         o        the relevant stock certificate and related blank stock powers.
                  We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related prospectus supplement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the master servicer and us or in certain circumstances the related lender, or the master servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the master servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the master servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the master servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

         Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

Payments on Mortgage Loans; Deposits to Accounts

         In general, each master servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be either

         o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

         o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

         o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

         o an account or accounts otherwise acceptable to each rating agency.

         The master servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The master servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related master servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the master servicer or sub-servicer or with a depository institution that is an affiliate of the master servicer or sub-servicer, provided it meets the standards discussed above.

         Each master servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

         o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, prepayment penalties, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

         o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related master servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related master servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;

         o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance" below;

         o any amount the master servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the master servicer or sub-servicer of funds held in any Accounts; and

         o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a master servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the master servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a master-servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested pending each succeeding distribution date in Permitted Investments. If there is more than one master servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each master servicer. The related master servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the master servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing by Lenders

         Each lender with respect to a mortgage loan or any other servicing entity may act as the master servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related mortgage loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

         o collecting payments from mortgagors or obligors and remitting such collections to the master servicer;

         o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the master servicer to approve in advance any such settlement;

         o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

         o processing assumptions or substitutions, although the master servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

         o        attempting to cure delinquencies;

         o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

         o        maintaining accounting records relating to the mortgage loans;
                  and

         o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The master servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the master servicer would be reimbursed under the Agreement. The master servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the master servicer.

         Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation the master servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the master servicer earlier terminates the sub-servicing agreement or unless servicing is released to the master servicer. Upon written notice to the sub-servicer, the master servicer generally may terminate a sub-servicing agreement without cause.

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



         The master servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the master servicer and us. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The master servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the master servicer is collecting payments on. Consistent with the above, the master servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the master servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the master servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The master servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The master servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of multifamily loans, the master servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The master servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts the master servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Protected Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain 50 kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.


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Realization Upon Defaulted Mortgage Loans

         Primary Insurance Policies. The master servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The master servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

         o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

         o amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),

         o        claim payments the primary insurer previously made and

         o        unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

         o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

         o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

         o        physical damage to the mortgaged property; and

         o the primary insurer not approving the related master servicer as a servicer.

         Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

         (1) advance or discharge:

                  (a) all hazard insurance policy premiums and

                  (b) as necessary and approved in advance by the primary
                      insurer:

         (2) real estate property taxes,

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



         (3) all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

         (4) mortgaged property sales expenses,

         (5) any outstanding liens (as defined in such primary insurance policy) on the mortgaged property and

         (6) foreclosure costs, including court costs and reasonable attorneys' fees;

         (7) in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

         (8) tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The master servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the master servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the master servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to 52 securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the master servicer incurred in connection with such proceedings.

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         Recoveries Under FHA Insurance and VA Guarantees. The master servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

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

Servicing and Other Compensation and Payment of Expenses

         A master servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the master servicer. If the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the master servicer or the sub-servicers generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts. Each sub-servicer generally will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         To the extent specified in the related Agreement, the master servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the master servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each master servicer. Such annual statement will state that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each master servicer without charge upon written request to the master servicer at the address provided in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and Us

         The related prospectus supplement will name one or more master servicers under each Agreement. Each entity serving as master servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a master servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.


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




         Each Agreement will further provide that neither the master servicer, in certain instances, we, nor any director, officer, employee, or agent of the master servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the master servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the master servicer, in certain instances, and any one of our or the master servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that neither the master servicer nor, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We or the master servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The master servicer, or we as the case may be, will be entitled to be reimbursed therefor out of funds otherwise payable to securityholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement, An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

         o any failure by the master servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and

         o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

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

         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         Indenture. An event of default under the indenture for each series of notes will include:

         o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

         o failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

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


         o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

         o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

         o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

          If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.


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

Duties of the Trustee

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the master servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of the Trustee

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

         o if the trustee ceases to be eligible to continue as such under the Agreement,

         o        if the trustee becomes insolvent,

         o        if the trustee becomes incapable of acting, or

         o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

         For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

         o        to cure any ambiguity;

         o to correct any defective provisions or to correct or supplement any provision in the Agreement;

         o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

         o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.


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


In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the master servicer and required to be paid to them pursuant to such Agreement following the later of:

         (1) the final payment or other liquidation of the last of the trust assets subject thereto or the disposition 58 of all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage assets remaining in the trust fund and

         (2) the purchase by us, the master servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on the distribution date and the fact that any component of the purchase price based on existing REO property (i.e. real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued unpaid interest on securities of such series outstanding. The exercise of such right will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.


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

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

         Single Family Loans and Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan prospectus supplement.

         Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperatives Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

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


         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The master servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.


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

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the master servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in 61 such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take such steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

Foreclosure/Repossession

         Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

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

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

         Manufactured Housing Contracts. The master servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.


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Rights of Redemption

         Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan the debtor proposes may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.


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         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, commonly known as the FTC, has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the master servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-on-Sale Clauses

         Each conventional mortgage loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 , subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a manufactured home), the Garn-St Germain Depository Institutions Act of 1982 sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a Mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loan.

Prepayment Charges

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

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Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application 66 of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans. In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Product Liability and Related Litigation

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


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         To the extent related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

Environmental Considerations

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the trust fund and reduce the amounts otherwise distributable to the securityholders if a mortgaged property securing a mortgage loan became the property of the trust fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a priority lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). In such states, even prior recorded liens are subordinated to Superliens. In these states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         This section sets forth (1) the federal income tax opinions of Stroock & Stroock & Lavan LLP and Thacher Proffitt & Wood, each, our federal tax counsel, described below regarding the federal income tax status of the entity issuing the securities and the federal income tax characterization of such securities, and (2) a summary, based on the advice of our federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities. The summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes and the individual circumstances or special treatment under the income tax laws of the owner of a security, we urge you to consult your own tax advisers concerning the federal, state, local and any other tax consequences of the purchase, ownership and disposition of securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "holder" means the beneficial owner of a security.

         The summary is based upon the provisions of the Code, the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The federal income tax consequences with respect to a series of securities to holders will vary depending on whether:

         (1) an election is made to treat the trust fund (or certain assets of the trust fund) relating to a particular series of securities as a REMIC under the Code;


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

         (2) an election is made to treat the trust fund (or certain assets of the trust fund) as a financial asset securitization investment trust ("FASIT") under the Code;

         (3) for federal income tax purposes the trust fund is classified as a grantor trust;

         (4) for federal income tax purposes the trust fund is classified as a partnership or is disregarded as an entity separate from its owner;

         (5) the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; and/or

         (6) the securities of a series are classified as indebtedness for federal income tax purposes.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election, if any, will be made with respect to such series.

REMIC and FASIT Elections

         Under the Code, an election may be made with respect to each trust fund related to a series of securities to treat such trust fund or certain assets of such trust fund as a REMIC or a FASIT. The prospectus supplement for each series of securities will indicate whether a REMIC or a FASIT election will be made with respect to the related trust fund. To the extent provided in the prospectus supplement for a series, holders may also have the benefit of a reserve account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the reserve account or under the Yield Supplement Agreement if interest accrued on the mortgage loans at their specified interest rates is insufficient to pay interest on the securities of such series (a "Basis Risk Shortfall").

REMIC Securities

         General. REMIC securities are securities (or the interests composing securities) of a series with respect to which a REMIC election will be made. If a REMIC election with respect to a trust fund is to be made, the prospectus supplement will designate the securities of such series or the interests composing such securities as "regular interests" ("REMIC regular securities"), which where the context so requires includes a reference to each interest composing a security where such interest has been designated as a regular interest, in lieu of such securities, in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the residual interest in the REMIC ("REMIC residual securities") (within the meaning of Section 860G(a)(2) of the Code). With respect to each series of REMIC securities, the trustee will agree in the Agreement to elect to treat the related trust fund or certain assets of such trust fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC securities, federal tax counsel will deliver its opinion that, with respect to each series of REMIC securities for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related trust fund or certain assets of such trust fund will be a REMIC and the REMIC securities will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

         Allocation of Purchase Price. To the extent the prospectus supplement for a series so provides, holders of REMIC regular securities who are entitled to payments from the reserve account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC regular security. However, a portion of the purchase price of a REMIC regular security should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC regular securities or at any time thereafter. Holders of REMIC regular securities are advised to consult their own advisors concerning the determination of such fair market values. Under the applicable Agreement, holders of applicable REMIC regular securities will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.


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         Status of REMIC Securities. REMIC securities (other than the portion attributable to any Yield Supplement Agreements) will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC securities (other than the portion attributable to Yield Supplement Agreements) will be qualifying assets. Similarly, income on the REMIC securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to the mortgage assets, the REMIC's assets will include payments on the mortgage assets held pending distribution to holders of REMIC securities, amounts in reserve accounts (if any), other credit enhancements (if any), and possibly buydown funds ("buydown funds"). The prospectus supplement will indicate whether the mortgage assets will be qualifying assets under the foregoing sections of the Code. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgages or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on the mortgage assets and held pending distribution to holders of REMIC securities ("cash flow investments") will be treated as qualifying assets. Treasury regulations do not address whether amounts in a reserve account or buydown funds would also constitute qualifying assets. The prospectus supplement for each series will indicate (if applicable) that it has buydown funds. The REMIC securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

Tiered REMIC Structures

         For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs, known as "Tiered REMICs," for federal income tax purposes. Upon the issuance of any such series of securities, federal tax counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

         Solely for purposes of determining whether the REMIC securities (other than the portion attributable to Yield Supplement Agreements) will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC Regular Securities

         Current Income on REMIC Regular Securities-General. Except as this prospectus otherwise indicates, the REMIC regular securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC regular securities and not as beneficial interests in the REMIC or the REMIC's assets. Holders of REMIC regular securities who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular securities under an accrual method.


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         Payments of interest on REMIC regular securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC regular security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities" below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate excludes any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC regular security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC regular security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC regular security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC regular security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

         Original Issue Discount. REMIC regular securities of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC regular securities issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC regular security be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC regular securities.

         Each trust fund will report original issue discount, if any, to the holders of REMIC regular securities based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC regular securities.

         The OID Regulations provide that, in the case of debt instruments such as REMIC regular securities, (1) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (2) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC regular securities will be the rate used in pricing the initial offering of the securities. The prospectus supplement for each series of REMIC regular securities will specify the Prepayment Assumption, but no representation is made that the REMIC regular securities will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.


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

         In general, a REMIC regular security will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag REMIC Regular Securities; Initial Period Considerations," and "--Qualified Stated Interest," and in the case of certain REMIC regular securities having variable interest rates and accrual securities, the stated redemption price at maturity of a REMIC regular security is its principal amount. The issue price of a REMIC regular security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC regular securities is sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC regular security on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC regular security apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC regular security, of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC regular security's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC regular securities.

         The holder of a REMIC regular security issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC regular security. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a distribution date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding distribution date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC regular security, if any, in future periods and (B) the distributions made on the REMIC regular security during the accrual period that are included in such REMIC regular security's stated redemption price at maturity, over (2) the adjusted issue price of such REMIC regular security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that the REMIC regular securities will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and using a discount rate equal to the original yield to maturity of the REMIC regular securities. For these purposes, the original yield to maturity of the REMIC regular securities will be calculated based on their issue price and assuming that the REMIC regular securities will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of such REMIC regular security, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC regular security in prior accrual periods that were included in such REMIC regular security's stated redemption price at maturity.

         The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC regular security in future accrual periods (or, possibly, preceding accrual periods). Such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. However, Treasury regulations do not address this issue.

         A subsequent holder that purchases a REMIC regular security issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC regular security, the daily portions of original issue discount with respect to the REMIC regular security, calculated as described above. However, if (1) the excess of the remaining stated redemption price at maturity over such cost is less than (2) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC regular security, then such daily portions will be reduced proportionately in determining the income of such holder.


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         Qualified Stated Interest. Interest payable on a REMIC regular security which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC regular security. If the interest on a REMIC regular security does not constitute "qualified stated interest," the REMIC regular security will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Treasury regulations do not address whether the terms and conditions of the mortgage assets underlying the REMIC regular securities or the terms and conditions of the REMIC regular securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.
Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

         Premium. A purchaser of a REMIC regular security that purchases such REMIC regular security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC regular security at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC regular security. The Prepayment Assumption is probably taken into account in determining the life of the REMIC regular security for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC regular security.

         Payment Lag REMIC Regular Securities; Initial Period Considerations. Certain REMIC regular securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (1) as part of the issue price and the stated redemption price at maturity of the REMIC regular securities or (2) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate REMIC Regular Securities. Under the OID Regulations, REMIC regular securities paying interest at a variable rate (a "variable rate REMIC regular security") are subject to special rules. A variable rate REMIC regular security will qualify as a "variable rate debt instrument" if:

         1. its issue price does not exceed the total noncontingent principal payments due under the variable rate REMIC regular security by more than a specified de minimis amount;

         2. it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates,
                  (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

         3. it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (1), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC regular securities should not be considered contingent for this purpose.


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         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate REMIC regular security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate REMIC regular security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate REMIC regular security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the variable rate REMIC regular security or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the variable rate REMIC regular security.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if the Internal Revenue Service so designates in the future. An interest rate on a REMIC regular security that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate REMIC regular security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the variable rate REMIC regular security's term will be either 73 significantly less than or significantly greater than the average value of the rate during the final half of the variable rate REMIC regular security's term. Further, an objective rate excludes a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a variable rate REMIC regular security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate REMIC regular security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate REMIC regular security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For variable rate REMIC regular securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "single variable rate REMIC regular security"), original issue discount is computed as described above in "--Current Income on REMIC Regular Securities--Original Issue Discount" based on the following: (1) stated interest on the single variable rate REMIC regular security which is unconditionally payable in cash at least annually will constitute qualified stated interest; (2) by assuming that the variable rate on the single variable rate REMIC security is a fixed rate equal to: (a) in the case of a single variable rate REMIC regular security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a single variable rate REMIC regular security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such single variable rate REMIC regular security; and (3) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (2), above.


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

         In general, any variable rate REMIC regular security other than a single variable rate REMIC regular security (a "multiple variable rate REMIC regular security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate REMIC regular security. The OID Regulations generally require that such a multiple variable rate REMIC regular security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate REMIC regular security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate REMIC regular security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the multiple variable rate REMIC regular security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate REMIC regular security. (A multiple variable rate REMIC regular security may not bear more than one objective rate.) In the case of a multiple variable rate REMIC regular security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the multiple variable rate REMIC regular security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate REMIC regular security as of the multiple variable rate REMIC regular security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate REMIC regular security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the multiple variable rate REMIC regular security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Current Income on REMIC Regular Securities--Original Issue Discount." A holder of the multiple variable rate REMIC regular security will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument if such amounts differ from the actual amount of interest accrued or paid on the multiple variable rate REMIC regular security during the accrual period.

         If a variable rate REMIC regular security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the variable rate REMIC regular security would be treated as a contingent payment debt obligation. The manner in which a variable rate REMIC regular security would be taxed if such REMIC regular security were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to REMIC regular interests and Treasury regulations do not otherwise address this point.

         Interest-Only REMIC Regular Securities. The trust fund intends to report income from interest-only REMIC regular securities to the Internal Revenue Service and to holders of interest-only REMIC regular securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC regular securities will be treated as having original issue discount.

         Market Discount. A holder that acquires a REMIC regular security at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the holder of a REMIC regular security will be required to allocate that principal distribution first to the portion of the market discount on such REMIC regular security that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC regular security may be treated, at the election of the holder of the REMIC regular security, as accruing either (1) under a constant yield method, taking into account the Prepayment Assumption, or (2) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the interest rate).

         In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC regular security purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC regular security that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC regular security. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC regular securities.

         Notwithstanding the above rules, market discount on a REMIC regular security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC regular security multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Current Income on REMIC Regular Securities--Original Issue Discount"), taking into account distributions (including prepayments) before the date of acquisition of such REMIC regular security by the subsequent purchaser. If market discount on a REMIC regular security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such REMIC regular security in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC regular securities should consult their own tax advisors regarding the availability or advisability of such an election.

         Single-Class REMICs. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC regular securities. The deductibility of such expenses may be subject to certain limitations.

         Sales of REMIC Regular Securities. If a REMIC regular security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular security. A holder's adjusted basis in a REMIC regular security generally equals the cost of the REMIC regular security to the holder, increased by income the holder reported with respect to the REMIC regular security and reduced (but not below zero) by distributions on the REMIC regular security the holder received and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC regular security is held as a capital asset.

         Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (1) the amount that would have been includable in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of "the applicable federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC regular security, over (2) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC regular security was held by such seller, reduced by any market discount includable in income under the rules described above under "--Current Income on REMIC Regular Securities--Market Discount."

         REMIC regular securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC regular security by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC regular security should be treated as a payment in full retirement of a debt instrument.


Tax Treatment of Yield Supplement Agreements

         Whether a holder of a REMIC regular security of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related prospectus supplement.

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

REMIC Residual Securities

         Because the REMIC residual securities will be treated as "residual interests" in the REMIC, each holder of a REMIC residual security will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC residual security. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a holder of a REMIC residual security must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day the REMIC designates within such period.

         The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC residual securities, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

         A REMIC regular security will be considered indebtedness of the REMIC. Market discount on any of the mortgage assets the REMIC holds must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the mortgage assets or as principal on the mortgage assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded.

         As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC regular security is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. The related REMIC taxable income may be recognized when the adjusted issue price of such REMIC regular security would exceed the maximum amount of future payments with respect to such REMIC regular security. However, Treasury regulations do not address this issue.

         A REMIC residual security has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC residual security in its holder's hands will be its cost (i.e., the purchase price of the REMIC residual security), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

         If, in any year, cash distributions to a holder of a REMIC residual security exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC residual security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC residual security (but not below zero). If a REMIC residual security basis is reduced to zero, any cash distributions with respect to that REMIC residual security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         The losses of the REMIC taken into account by a holder of a REMIC residual security in any quarter may not exceed the holder's basis in its REMIC residual security. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

         There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC residual security at a premium will not be able to use the premium to reduce its share of the REMIC's taxable income.

         Mismatching of Income and Deductions. The taxable income recognized by the holder of a REMIC residual security in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC regular securities, on the other. In many cases, particularly if there are multiple classes of REMIC regular securities issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC residual securities may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, will increase over time as the shorter term, lower yielding classes of REMIC regular securities are paid, whereas interest income from the mortgage assets may not increase over time as a percentage of the outstanding principal amount of the mortgage assets.

         In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the mortgage assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the trust fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual security will be subject to certain special rules. The excess inclusions with respect to a REMIC residual security are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC residual security is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable federal rate (for quarterly compounding) that would have applied to the REMIC residual securities (if they were debt instruments) on the closing date under Section 1274(d)(1) of the Code and (B) the adjusted issue price of such REMIC residual securities at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC residual security at the beginning of a quarterly period is the issue price of such securities plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such securities before the beginning of such quarterly period.

         The excess inclusions of a REMIC residual security may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

         Statutory rules governing the relationship between excess inclusions and the alternative minimum tax provide that (1) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (2) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (3) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

         If the holder of a REMIC residual security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Section 511 of the Code. In addition, the Code provides that under Treasury regulations, if a real estate investment trust - commonly referred to as a REIT - owns a REMIC residual security, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends the shareholders received from the REIT. Excess inclusions derived by regulated investment companies - referred to as RICS - common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC residual securities is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC residual security may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.


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         Prohibited Transactions. A REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC securities. In addition, a tax is imposed on a REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute mortgage assets or to sell defective mortgage assets.

         A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

         The related prospectus supplement will indicate whether any tax described in the two preceding paragraphs that may be imposed on a trust fund initially would be borne by the REMIC residual securities in the related REMIC rather than by the REMIC regular securities.

         Dealers' Ability to Mark to Market REMIC Residual Securities. Treasury regulations provide that all REMIC residual securities acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.

Transfers of REMIC Residual Securities

         Tax on Disposition of REMIC Residual Securities.

         The sale of a REMIC residual security by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC residual security.

         If the seller of a REMIC residual security held the REMIC residual security as a capital asset, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, the sale of a REMIC residual security by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC residual security that has unrecovered basis after all funds of the trust fund have been distributed is not addressed in Treasury regulations, under general tax principles, the holder would be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC residual security and acquires the same or other REMIC residual securities, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss the seller realized on the sale generally will not be currently deductible.

         A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

         The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent lacks actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.


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         Treatment of Payments to a Transferee in Consideration of Transfer of a
REMIC Residual Security. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the appropriate federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC residual security and has requested comments on this issue from tax practitioners. A transferee of such an interest should consult its own tax advisors.

         Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) the REMIC makes available information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions). The governing instruments of a trust fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC residual security must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC residual security is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

         A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

         The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC residual security will be null and void unless the proposed transferee provides to the trustee an affidavit that such transferee is not a disqualified organization.

         All partners of certain "electing large partnerships" having 100 or more number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. In addition, 70 percent of an electing large partnership's miscellaneous itemized deductions will be disallowed, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions will not be subject to the 2 percent floor applicable to individual partners.

         The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed under a safe harbor not to have improper knowledge if (1) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (2) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC residual security must execute and deliver to the transferor an affidavit containing the representations described in (2) above. A different formulation of this rule applies to transfers of REMIC residual securities by or to foreign transferees.

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         The Treasury recently proposed regulations that would modify the safe harbor relating to transfers of nonecomonic residuals. In order to comply with the safe harbor, the proposed regulations would impose an additional requirement that the present value of the anticipated tax liabilities associated with holding the residual interest not exceed the sum of (a) the present value of any consideration given to the transferee to acquire the residual interest, (b) the present value of the expected future distributions on the residual interest and
(c) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. The regulations are proposed to be effective for transfers of noneconomic residuals on or after February 4, 2000.

         The Internal Revenue Service has also issued additional guidance in Rev. Proc. 2001-12 concerning the safe harbor. The Revenue Procedure provides an alternative means of complying with the safe harbor to the present value test described above. The alternative test is satisfied for a transfer if (a) the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of the transfer, (b) the transferee is an eligible corporation (any domestic subchapter C corporation other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) and agrees in writing that any subsequent transfer of the residual interest will be to another eligible corporation in a manner that satisfies the safe harbor and (c) the facts and circumstances, including the amount of consideration paid to the transferee, do not reasonably indicate to the transferor that the taxes associated with the residual interest will not be paid. The Revenue Procedure further provides that a transfer will not satisfy the alternative test if the transfer is to a foreign branch of an eligible corporation or involves any other arrangement by which the residual interest is at any time subject to net tax by a foreign country or possession of the United States.

Deductibility of Trust Fund Expenses

         A holder of REMIC securities that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Section 67 of the Code, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living after 1990) will be reduced by the lesser of
(1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the master servicer of the mortgage assets. These deductions will be allocated entirely to the holders of the REMIC residual securities in the case of REMIC Trust Funds with multiple classes of REMIC regular securities that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC residual securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC residual securities may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC regular securities and the REMIC residual securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular security who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC regular securities to such a holder. In general terms, a single-class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

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Foreign Investors in REMIC Securities

         REMIC Regular Securities. Except as discussed below, a holder of a REMIC regular security who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in 81 respect of a distribution on a REMIC regular security, provided that (1) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC regular security under penalties of perjury, certifying that the holder of the REMIC regular security is the beneficial owner and is not a United States person (and providing the name and address of the holder), (2) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to apply to a holder of a REMIC regular security who holds a direct or indirect 10 percent interest in the REMIC residual securities, (3) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (4) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC regular security. For these purposes, the term "United States person" means:

         1.       a citizen or resident of the United States,

         2. a corporation, partnership (or other entity treated as a corporation or partnership that is) created or organized in or under the laws of the United States or any political subdivision thereof,

         3. an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and

         4. a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.

Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

         REMIC Residual Securities. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "--Foreign Investors in REMIC Securities--REMIC Regular Securities") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on the mortgage assets that a trust fund holds will not qualify as portfolio interest, although interest on the private mortgage-backed securities, other pass-through certificates, or REMIC regular interests that a trust fund holds may qualify. In any case, a holder of a REMIC residual security will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.


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         The REMIC Regulations provide that a transfer of a REMIC residual security to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC residual security will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

         Gain on Transfers of Certificates. A certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC security, provided that (1) such gain is not effectively connected with a trade or business carried on by the certificateholder in the United States, (2) in the case of a certificateholder that is an individual, such certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (3) in the case of gain representing accrued interest, the certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is the beneficial owner and is not a United States person (and providing the name and address of such holder).

Backup Withholding

         Distributions made on the REMIC securities and proceeds from the sale of REMIC securities to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC securities complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC securities would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC Administrative Matters

         The federal information returns for a trust fund (Form 1066 and Schedules Q thereto) must be filed as if the trust fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC residual securities with respect to every calendar quarter. Each holder of a REMIC residual security will be required to treat items on its federal income tax returns consistently with their treatment on the trust fund's information returns unless the holder either timely files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the trust fund. The trust fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC residual securities will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC residual securities in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

         The prospectus supplement will indicate whether the trustee, its designee or some other party will act as the tax matters person for each REMIC. Each holder of a REMIC residual security, by the acceptance of its interest in the REMIC residual security, agrees that the trustee or its designee will act as the holder's fiduciary in the performance of any duties required of the holder if the holder is the tax matters person.


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FASIT Securities

         If a FASIT election with respect to a trust fund is to be made, the prospectus supplement will designate the securities of such series or the interests composing such securities as "regular interests" ("FASIT regular securities") which, where the context so requires, includes a reference to each interest composing a security where such interest has been designated as a regular interest, in lieu of such securities, in the FASIT (within the meaning of Section 860L(b)(1)(A) of the Code) or an "ownership interest" ("FASIT ownership certificate") in the FASIT (within the meaning of Section 860L(b)(2) of the Code). Each class of FASIT regular securities which are "high-yield interests" within the meaning of Section 860L(b)(1)(B) of the Code ("High-Yield Interests") will be identified as such in the prospectus supplement. The term "FASIT securities" denotes securities (or the interests composing securities) of a series with respect to which a FASIT election will be made.

         With respect to each series of FASIT securities, the trustee will agree in the Agreement to elect to treat the related trust fund or certain assets of such trust fund as a FASIT. Qualification as a FASIT requires ongoing compliance with certain conditions which are generally described below. Upon the issuance of each series of FASIT securities, federal tax counsel will deliver its opinion that, with respect to each series of FASIT securities for which a FASIT election is to be made, under then existing law, and assuming a proper and timely FASIT election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, if any, the related trust fund or certain assets of such trust fund will be a FASIT and the FASIT securities will be considered to evidence ownership of "regular interests" or an "ownership interest" within the meaning of the FASIT provisions of the Code.

Qualification as a FASIT

         The following is a general description of the requirements under the applicable provisions of Sections 860H through 860L of the Code for the trust fund or certain assets of each trust fund to qualify as a FASIT. Treasury regulations have been proposed with respect to FASITs, but no regulations have been finalized. The following discussion does not take account of the proposed FASIT regulations. The proposed, or any temporary or final, regulations relating to any FASIT will be discussed in the prospectus supplement relating to any FASIT securities that are issued.

         In order to qualify as a FASIT, an entity or (segregated group of assets) must fulfill an assets test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the Startup Day and at all times thereafter, must consist of cash or cash equivalents, certain permitted debt instruments (other than debt instruments issued by the holder of the FASIT ownership certificate or a related party) and hedges (including contracts to acquire hedges), foreclosure property and regular interests in another FASIT or in a REMIC. By analogy to the REMIC provisions, it appears that the "substantially all" requirements should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT ownership certificate and "High-Yield Interests" (described below) may be held only by certain fully taxable, domestic corporations ("eligible corporations" described below). The Agreement for each trust fund will provide that no legal or beneficial interests in the FASIT ownership certificate or in any Class of FASIT regular securities which we determine to be a High-Yield Interest may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

         For purposes of the assets test, permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments as provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided that the FASIT had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur. Foreclosure property may generally not be held beyond the close of the third taxable year after the taxable year in which the FASIT acquired such property, with one extension available from the Internal Revenue Service.


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



         In addition to the foregoing requirements, the various interests in a FASIT also must meet the following requirements. All of the interests in a FASIT must be: (1) one or more classes of FASIT regular interests or (2) a single FASIT ownership interest. A FASIT regular interest is an interest that is issued on or after the Startup Day with fixed terms, is designated as a FASIT regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or on a qualified variable rate that would be permitted under the REMIC Regulations, (3) has a stated maturity of generally not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher that the related applicable federal rate (as defined in Section 1274(d) of the Code). A FASIT regular interest 84 that is described in the preceding sentence except that it fails to meet one or more of requirements (1),
(2) (4) or (5) is a "High-Yield Interest." In order for a FASIT to issue a High-Yield Interest that fails requirement (2), such High-Yield Interest must consist of a specified, nonvarying portion of the interest payments on the permitted assets (as provided in the REMIC rules). A FASIT ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated a FASIT ownership interest and is held by an "eligible corporation". An "eligible corporation" is a taxable C corporation which is not a RIC, REIT, REMIC or cooperative and, therefore, would not include tax-exempt entities (including pension funds).

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the entity or applicable portion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage assets and is the obligor with respect to debt obligations with two or more maturities may be treated as a separate taxable mortgage pool (i.e, as an association taxable as a corporation; see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools."), and the FASIT regular securities may be treated as equity interests in such taxable mortgage pool. The legislative history of the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all FASIT regular interests and their reissuance. If the resulting interests would be treated as equity under general tax principles, cancellation of debt income may result.

Tiered FASIT Structures

         For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as FASITs ("Tiered FASITs") for federal income tax purposes. Upon the issuance of any such series of securities, federal tax counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered FASITs will each qualify under then existing law as a FASIT and the FASIT securities issued by the Tiered FASITs, respectively, will be considered to evidence ownership of "regular interests" or "ownership interests" in the related FASIT within the meaning of the FASIT provisions of the Code.

         Solely for purposes of determining whether the FASIT regular securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered FASITs will be treated as one FASIT.

FASIT Regular Securities

         Current Income on FASIT Regular Securities-General. Except as this prospectus otherwise indicates, the FASIT regular securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the FASIT on the date of issuance of the FASIT regular securities and not as beneficial interests in the FASIT or the FASIT's assets. Holders of FASIT regular securities who would otherwise report income under a cash method of accounting will be required to report income with respect to FASIT regular securities under an accrual method.

         As FASIT regular securities will be treated as debt instruments, they are subject to the same original issue discount, premium and market discount provisions that apply to REMIC regular interests and which are described above in "--REMIC regular securities--Current Income on REMIC regular securities--Original Issue Discount," "--Premium" and "--Market Discount," except that those FASIT regular securities which are High-Yield Interests are subject to additional provisions listed below.


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         High-Yield Interests. The taxable income of the holder of any
High-Yield Interest for any tax year will in no event be less than the sum of that holder's taxable income determined solely with respect to that interest (including gains and losses from sales and exchanges of those interests) and the "excess inclusions," if any, as defined under the REMIC rules relating to REMIC residual securities for such tax year. Therefore, holders of High-Yield Interests may not use net operating losses to offset any FASIT income derived from the High-Yield Interest. This rule is coordinated with the rule that limits a taxpayer's ability to offset REMIC excess inclusion income against net operating losses. Any net operating loss carryover is computed by disregarding any income from the disallowed loss. For purposes of the alternative minimum tax, the taxable income of the holder of any High-Yield Interest is determined without regard to the above rules with respect to net operating losses. However, the alternative minimum taxable income of the holder of any High-Yield Interest may not be less than the holder's taxable income from the FASIT. In addition, the alternative tax net operating loss deduction is computed without regard to any increase in taxable income to the holder referred to above. For purposes of these rules, all members of an affiliated group filing a consolidated return will be treated as one taxpayer.

         A transfer of a High-Yield Interest to a "disqualified holder" is not recognized for income tax purposes. A "disqualified holder" is any holder other than a FASIT or an "eligible corporation" (described above). The transferor will continue to be taxed on the income from the High-Yield Interest, and the disqualified holder will not include in its income earnings (other than gain) from the High-Yield Interest, unless the transferee provides the transferor with an affidavit that the transferee is not a disqualified holder or the Internal Revenue Service determines that the High-Yield Interest is no longer held by a disqualified holder and a corporate tax has been paid on the income from the High-Yield Interest while it was held by a disqualified holder. Under this rule, no High-Yield Interests will be treated as issued where the FASIT directly issues these interests to a disqualified holder other than certain securities dealers.

         An excise tax computed at the highest corporate income tax rate is imposed on a securities dealer (in addition to other taxes) if it ceases to be a dealer in securities or subsequently holds the High-Yield Interest for investment. A securities dealer will not be treated as having changed his intent for holding High-Yield Interests to investment for the first 31 days after it acquires the interests unless the holding is a part of a plan to avoid the restriction on the holding of High-Yield Interests by disqualified holders.

         Where a pass-through entity, other than a FASIT, issues either debt or equity interests that are supported (i.e., secured by) FASIT regular interests and those interests bear a yield to maturity greater than that held on the FASIT regular interests or the applicable federal rate plus 5 percentage points, then an excise tax is imposed on the pass-through entity at a rate equal to the highest corporate income tax rate on the income of any holder of that instrument attributable to the FASIT regular interests, unless the pass-through entity did not issue the debt or equity with the principal purpose of avoiding the rule that High-Yield Interests not be owned by disqualified holders.

         Sale of FASIT Regular Securities. If a FASIT regular security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the FASIT regular security. A holder's adjusted basis in a FASIT regular security generally equals the cost of the FASIT regular security to the holder, increased by income reported by the holder with respect to the FASIT regular security and reduced (but not below zero) by distributions on the FASIT regular security received by the holder and by amortized premium. Any such gain or loss generally will be capital gain or loss, provided the FASIT regular security is held as a capital asset.

         FASIT regular securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a FASIT regular security by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Termination. The FASIT will terminate, if not earlier, shortly following the FASIT's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a FASIT regular security should be treated as a payment in full retirement of a debt instrument.

Tax Treatment of Yield Supplement Agreements

         Whether a holder of a FASIT regular security of a series will have a separate contractual right to payments under a Yield Supplement Agreement (which may require an allocation of the purchase price between the FASIT regular securities and the Yield Supplement Agreements) and the tax treatment of such payments, if any, will be addressed in the related prospectus supplement.


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FASIT Ownership Certificate

         Generally. All assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT are treated as assets, liabilities and items of income, gain, deduction, loss and credit of the holder of the FASIT ownership certificate (the "FASIT owner") in determining the FASIT owner's taxable income. The FASIT owner does not take into account any item of income, gain or deduction allocable to prohibited transactions as discussed below and must treat tax-exempt interest accrued by the FASIT as ordinary income. The FASIT owner must use the constant yield method, applied under an accrual method of accounting, in determining all interest, original issue discount, market discount and premium deductions with respect to debt instruments held by the FASIT. Like the holder of a High-Yield Interest, the FASIT owner is not allowed to offset any net taxable income derived from its FASIT ownership certificate (including gains and losses from sales and exchanges of such security) with losses, including net operating losses.

         Net Income from Prohibited Transactions. The FASIT owner is required to pay a tax equal to 100 percent of the net income derived from prohibited transactions. Prohibited transactions include:

         o the receipt of income from an asset that is not a permitted asset;

         o the disposition of a permitted asset, other than a permitted disposition as described below;

         o the receipt of income derived from any loan originated by the FASIT; and

         o compensation for services (other than any fee for a waiver, amendment or consent with respect to permitted assets, other than foreclosure property).

A permitted disposition of a permitted asset includes a disposition pursuant to the complete liquidation of any class of regular interests, even if the FASIT itself is not liquidated. Further, a disposition of a permitted debt instrument is not a prohibited transaction if the disposition is

         o incident to the foreclosure, default or imminent default of the instrument;

         o        pursuant to the bankruptcy or insolvency of the FASIT;

         o        pursuant to a qualified liquidation;

         o required to prevent default on a FASIT regular interest where the threatened default is attributable to a default on one or more debt instruments held by the FASIT;

        o         to facilitate a clean-up call or

         o to substitute one permitted debt instrument for another or to reduce over-collateralization of the FASIT by distributing a debt instrument contributed by the holder of the ownership interest to such holder (but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of loss) as a result of an increase in the market value of the debt instrument after its acquisition by the FASIT).

         Tax on Disposition of FASIT Ownership Certificate. The sale of a FASIT ownership certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the FASIT ownership certificate.

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         If the seller of a FASIT ownership certificate held the underlying assets as capital assets, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, to the extent the sale of those assets by certain banks and other financial institutions would be considered a sale of property other than a capital asset, the resulting income or loss will be ordinary income or loss. The tax treatment with respect to a FASIT ownership certificate that has unrecovered basis after all funds of the trust fund have been distributed has not been addressed in Treasury regulations, but the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not been issued), if a holder sells a FASIT ownership certificate and acquires the same or other FASIT ownership certificates in another FASIT or any similar interests in a "taxable mortgage pool" (see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools" below) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sales" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

         Status of FASIT Securities. The FASIT regular securities (but not FASIT ownership certificates) will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the FASIT's assets are qualifying assets, but not to the extent that the FASIT's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the FASIT's assets are qualifying assets, then 100 percent of the FASIT securities will be qualifying assets. Similarly, income on the FASIT securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to mortgage assets, the FASIT's assets will include payments on the mortgage assets held pending distribution to holders of FASIT securities, amounts in reserve accounts (if any), other credit enhancements (if any), and possibly buydown funds. The related prospectus supplement will indicate whether the mortgage assets will be qualifying assets under the foregoing sections of the Code. The REMIC Regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate and, therefore, by analogy to the REMIC Regulations, credit enhancements generally should be qualifying assets. Similarly, by analogy to the REMIC Regulations, amounts paid on the mortgage assets and held pending distribution to holders of FASIT securities ("cash flow investments") should be treated as qualifying assets. Whether amounts in a reserve account or buydown funds would also constitute qualifying assets has not been addressed in Treasury regulations. The prospectus supplement for each series will indicate (if applicable) that it has buydown funds. The FASIT securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

         Foreign Investors in FASIT Securities. FASIT regular securities are subject to the same United States income tax and withholding tax rules as those that apply to a REMIC regular security as described in "Foreign Investors in REMIC securities" and "Backup Withholding on REMIC securities".

         FASIT ownership certificates and FASIT regular securities which are High-Yield Interests may not be sold or transferred to holders who are not U.S. persons, and such securities will be subject to transfer restrictions as described in the Agreement for the series.

Grantor Trusts

         The discussion under this heading applies only to a series of securities with respect to which neither a REMIC nor a FASIT election is made ("Non-Electing securities") and which are issued by a grantor trust.

         Tax Status of the Trust Fund. Upon the issuance of each series of Non-Electing securities, federal tax counsel will deliver its opinion that, under then current law, assuming compliance with the Agreement, the related trust fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool (see"--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools"). Accordingly, each holder of a Non-Electing security will be treated for federal income tax purposes as the owner of an undivided interest in the mortgage assets included in the trust fund. As further described below, each holder of a Non-Electing security therefore must report on its federal income tax return the gross income from the portion of the mortgage assets that is allocable to such Non-Electing security and may deduct the portion of the expenses incurred by the trust fund that is allocable to such Non-Electing security, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the mortgage assets and received directly its share of the payments on the mortgage assets and incurred directly its share of expenses incurred by the trust fund when those amounts are received or incurred by the trust fund.


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         A holder of a Non-Electing security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living after 1990) will be reduced by the lesser of
(1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-Electing security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage assets. As a result, individuals, estates, or trusts holding Non-Electing securities may have taxable income in excess of the cash received.

         Status of the Non-Electing Securities. The Non-Electing securities generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-Electing securities generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-Electing securities may not be qualifying assets under the foregoing sections of the Code to the extent that the trust fund's assets include buydown funds, amounts in a reserve account, or payments on mortgages held pending distribution to holders. The Non-Electing securities should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

         Taxation of Non-Electing Securities Under Stripped Bond Rules. The federal income tax treatment of the Non-Electing securities will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-Electing securities will be subject to those rules if stripped interest-only securities are issued. In addition, whether or not stripped interest-only securities are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the master servicer's servicing fee, or other amounts, if any, paid to (or retained by) the master servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the mortgage assets. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Section 1286 of the Code.

         If interest retained for the master servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-Electing securities will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-Electing securities will account for any discount on the Non-Electing security (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (1) the amount of original issue discount with respect to the Non-Electing security was treated as zero under the original issue discount de minimis rule when the Non-Electing security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-Electing securities.

         If the original issue discount rules apply, the holder of a Non-Electing security (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-Electing security in each taxable year equal to the income that accrues on the Non-Electing security in that year calculated under a constant yield method based on the yield of the Non-Electing security (or, possibly, the yield of each mortgage loan underlying such Non-Electing security) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the mortgage assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-Electing security. The Taxpayer Relief Act of 1997 amended the original issue discount provisions to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," original issue discount shall be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. This presumably will require the use of the pricing prepayment assumption. The prospectus supplement for each series of Non-Electing securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgage assets will prepay at that rate or at any other rate.

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         In the case of a Non-Electing security acquired at a price equal to the principal amount of the mortgage assets allocable to the Non-Electing security, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-Electing security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If a mortgage loan is prepaid in full, the holder of a Non-Electing security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Non-Electing security and the portion of the adjusted basis of the Non-Electing security (see "Sales of Non-Electing Securities" below) that is allocable to the mortgage loan.

         Non-Electing securities of certain series ("Variable Rate Non-Electing securities") may provide for an interest rate based on the weighted average of the interest rates of the mortgage assets held by the trust fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-Electing security that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount--Variable Rate REMIC Regular Securities" may be applied.

         Taxation of Non-Electing Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-Electing security, then the holder will be required to include in income its share of the interest payments on the mortgage assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-Electing security at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the mortgage assets directly. The treatment of any discount will depend on whether the discount with respect to the mortgage assets is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgage assets. However, original issue discount could arise with respect to a mortgage loan that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. Such mortgage loans are commonly referred to as ARMs. The original issue discount for ARMs generally will be determined under the principals discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities."

         If discount on the mortgage assets other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any mortgage loan, to the amount of principal on such mortgage loan received by the trust fund in that month. Because the mortgage assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-Electing security to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-Electing security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the mortgage assets allocable to the Non-Electing security and (2) the weighted average life (determined using complete years) of the mortgage assets remaining at the time of purchase of the Non-Electing security.

         If a holder purchases a Non-Electing security at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a mortgage loan under a constant yield method based on the yield of the mortgage loan to such holder, provided that such mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before that date should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.


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         Presumably, foregoing adjustments for discount or premium would be made taking account of a reasonable prepayment assumption.

         If a mortgage loan is prepaid in full, the holder of a Non-Electing security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Non-Electing security and the portion of the adjusted basis of the Non-Electing security (see "Sales of Non-Electing Securities" below) that is allocable to the mortgage loan.

         Sales of Non-Electing Securities. A holder that sells a Non-Electing security will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-Electing security. In general, such adjusted basis will equal the holder's cost for the Non-Electing security, increased by the amount of any income previously reported with respect to the Non-Electing security and decreased by the amount of any losses previously reported with respect to the Non-Electing security and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-Electing security were held as capital assets, except that, for a Non-Electing security to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-Electing Securities if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-Electing security and that was not previously included in income.

         Foreign Investors. A holder of a Non-Electing security who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-Electing security will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-Electing security to the extent attributable to mortgage assets that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-Electing security under penalties of perjury, certifying that such holder is the beneficial owner and is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-Electing security attributable to mortgage assets that were originated before July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.

Tax Characterization of the Trust as a Partnership

         If a trust fund is intended to be a partnership for federal income tax purposes the applicable Agreement will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the trust fund as a partnership (such as making an election to treat the trust fund as a corporation for federal income tax purposes). If, however, the trust fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such 91 will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the trust fund as a corporation for federal income tax purposes.


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         Taxable Mortgage Pools. Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (1) the entity is not a REMIC or a FASIT, (2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests in real estate mortgages), (3) the entity is the obligor under debt obligations with two or more maturities, and (4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (3), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the trust fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the re-characterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal tax counsel will deliver its opinion for a trust fund which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, that the trust fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on federal tax counsel's conclusion that either the number or type of classes of debt obligations issued by the trust fund, or the nature of the assets held by the trust fund will exempt the trust fund from treatment as a taxable mortgage pool.

Tax Consequences to Holders of Debt Securities

         General. Certain securities ("Debt Securities") may be issued with the intention to treat them, for federal income tax purposes, either as (1) our nonrecourse debt secured by the related mortgage assets, in which case the related trust fund will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes (or a wholly-owned entity treated as a division of the owner) or (2) debt of a partnership, in which case the related trust fund will constitute a partnership for federal income tax purposes, and in either case federal tax counsel will deliver its opinion that, for federal income tax purposes, assuming compliance with all the provisions of the related Indenture,
(1) Debt Securities will be characterized as debt issued by, and not equity in, the related trust fund and (2) the related trust fund will not be characterized as an association (or publicly traded partnership within the meaning of Code
Section 7704) taxable as a corporation or as a taxable mortgage pool.

         Original Issue Discount. If interest payments on the Debt Securities may, in the event of certain shortfalls, be deferred for periods exceeding one year, it is likely that the Debt Securities will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. As a result, interest payments may not be considered "qualified stated interest" payments.

         In general, a holder of a Debt Security having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." We intend to report any information required with respect to the Debt Securities based on the OID Regulations.

         Market Discount. A purchaser of a Debt Security may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Security issued with original issue discount, the adjusted issue price) of the Debt Security exceeds the purchaser's basis in a Debt Security. The holder of a Debt Security that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includable in the stated redemption price at maturity of such Debt Security are received. The amount of market discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Market Discount."


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         Premium. A Debt Security purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Security which holds a Debt Security as a "capital asset" within the meaning of Section 1221 of the Code may elect under Section
171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt
Security acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities. The treatment of premium incurred upon the purchase of a Debt Security will be determined generally as described above under "--REMIC Regular Securities--Premium."

         Sale or Exchange of Debt Securities. If a holder of a Debt Security sells or exchanges a Debt Security, the holder of a Debt Security will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Security's adjusted basis in the Debt Security. The adjusted basis in the Debt Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Security and reduced by the payments previously received on the Debt Security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Debt Security as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Security has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Debt Securities.

         Backup Withholding. Holders of Debt Securities will be subject to backup withholding rules identical to those applicable to REMIC regular securities and discussed under the heading. "--REMIC Regular Securities--Backup Withholding on REMIC securities."

         Tax Treatment of Foreign Investors. Holders of Debt Securities who are foreign investors will be subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is described under the heading "--REMIC Regular Securities--Foreign Investors in REMIC Securities."

         Status of Debt Securities.

         For federal income tax purposes, (1) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (3) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; and (4) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code.

Tax Consequences to Holders of Certificates Issued by a Partnership

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the we and the trust fund will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes, if any, being debt of the partnership, or if there is a single holder of certificates for federal income tax purposes, to disregard the trust fund as an entity separate from the holder of certificates.

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

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of certificates will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the mortgage assets (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of mortgage assets. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of mortgage assets.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement). The Agreement will provide, in general, that the holders of certificates will be allocated taxable income of the trust fund for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the interest rate for such month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust fund income attributable to discount on the mortgage assets that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) prepayment premium payable to the holders of certificates for such month; and (4) any other amounts of income payable to the holders of certificates for such month. Such allocation will be reduced by any amortization by the trust fund of premium on the mortgage assets that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to us. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire interest rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders may be purchasing certificates at different times and at different prices, such holders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         If notes are also issued, all of the taxable income allocated to a holder of certificates that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the master servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on such holders.


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         Discount and Premium. It is believed that the mortgage assets will not have been issued with OID and, therefore, the trust fund should not have original issue discount income. However, the purchase price paid by the trust fund for the mortgage assets may be greater or less than the remaining principal balance of the mortgage assets at the time of purchase. If so, the mortgage loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan by mortgage loan basis.)

         If the trust fund acquires the mortgage assets at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the mortgage assets or to offset any such premium against interest income on the mortgage assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If such a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as re-contributing those assets to the trust fund as a new partnership. The trust fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates issued by a partnership in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. The tax basis of a holder in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includable in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues. If a holder of certificates is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Sellers and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The legislative history relating to these provisions directs Treasury to establish a convention for such allocations, but no Treasury regulations have been issued or proposed. Accordingly, the use of such a monthly convention may not be permitted. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. If a holder sells its certificates at a profit
(loss), the purchasing holder will have a higher (lower) basis in the certificates than the selling holder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund was to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make such election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.


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
         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         We will be designated as the tax matters partner in the related Agreement. As such, we will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under certain circumstances, a holder of certificates may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of returns of a holder of certificates and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Holders of Certificates. There is no clear authority addressing the issue of whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to holders of certificates that are foreign investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

         Each holder of certificates that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a holder of certificates who is a foreign investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

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


         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the holder of certificates fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates such status.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered (an "ES Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.


         Tax Status

         The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "--Current Income on REMIC Regular Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.



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         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1)for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class (an "Exchanged ES Class") for several ES Classes (each, a "Received ES Class") and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMIC Regular Securities--Investors in REMIC Securities."


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

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMIC Regular Securities--Backup Withholding on REMIC Securities."

         Reporting and Administrative Matters

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

         Callable Classes

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.


                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. We urge you to consult your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

General

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

         o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

         o whether the investment satisfies the applicable diversification requirements; whether the investment is in accordance with the documents and instruments governing the plan; and

         o whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Bear, Stearns & Co. Inc., each master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.


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


ERISA Considerations Relating to Certificates

         Plan Assets. In DOL Regulation ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 831"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be our affiliate;

         o and the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;


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         o        the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.


Underwriter Exemption

         The DOL has granted to Bear, Stearns & Co. Inc. an individual exemption, Prohibited Transaction Exemption 90-30, which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34"), Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 (the "Exemption") which is applicable to certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder.

         First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans.").

         Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. each, a "rating agency".

         Fifth, the trustee generally cannot be an affiliate of any member of the Restricted Group other than the underwriter as defined in the Exemption. The "Restricted Group" consists of any:

         o        underwriter as defined in the Exemption;

         o        us;

         o        the master servicer;

         o        each servicer;


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         o        each insurer;

         o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

         o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

         o the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

         o certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and

         o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

         Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

         o not subordinated to the rights and interests evidenced by securities of the same trust fund;

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         o        such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

                  (a) the outstanding principal balance due under the loan which is held by the trust fund and

                  (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are Subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

         o        is an "eligible Swap";

         o        is with an "eligible counterparty;"

         o        is purchased by a "qualified plan investor;"

         o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

         o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "eligible Swap" is one which:

         o        is denominated in U.S. dollars;

         o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

         o        has a notional amount that does not exceed either:

                  (a) the principal balance of the class of certificates to which the Swap relates, or

                  (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

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         o        is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

         o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

         o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest longterm credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its shortterm rating to establish eligibility hereunder, such counterparty must either have a longterm rating in one of the three highest longterm rating categories or not have a longterm rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

         o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

         o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

         o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:

         o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

         o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:


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         o        obtain a replacement Swap Agreement with an eligible
                  counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

         o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

         o        terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

         o        it is denominated in U.S. dollars;

         o        it pays an Allowable Interest Rate;

         o        it is not Leveraged;

         o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

         o it is entered into between the trust fund and an eligible counterparty; and

         o        it has an Allowable Notional Amount.

         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met.

         First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

         Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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         Fifth, either:

         o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

         o an independent accountant retained by us must provide us with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and:

         o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments").Eighth, certain disclosure requirements must be met.

         Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

         Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

         o        the Plan is not an Excluded Plan,

         o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

         o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

         o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.


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ERISA Considerations Relating to Notes

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under PTE 90-30 when purchased, PTE 90-30 would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under PTE 90-30 and were issued as a Callable Class, the exercise of the Call would be covered under PTE 90-30. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under PTE 90-30 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.


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         A governmental plan as defined in Section (32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT

Secondary Mortgage Market Enhancement Act of 1984

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitation as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 or Thacher Proffitt & Wood, Two World Trade Center, New York, New York, 10048, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.


                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. The SEC maintains an Internet Web site that contains reports, proxy and information statements and other that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any supplement. This prospectus and any supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                    GLOSSARY

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:
                                                                            Page
Accounts......................................................................21
accrual period................................................................69
accrual securities............................................................23
agency securities..............................................................6
Agreement......................................................................6
Allowable Interest Rate......................................................100
Allowable Notional Amount....................................................100
Annual Interest Amount........................................................30
Available Funds...............................................................23
Basis Risk Shortfall..........................................................66
Call Class....................................................................22
Callable Class................................................................22
capitalized interest accounts.................................................17
Class Factor..................................................................33
Cleanup Costs.................................................................65
Clearstream...................................................................26
Code..........................................................................16
Combinations..................................................................29
current principal amount......................................................24
Debt Securities...............................................................89
DTC...........................................................................26
ES Class......................................................................29
ES Pool.......................................................................94
Euroclear.....................................................................26
Exchangeable Securities Trust Fund............................................29
Exchanged ES Class............................................................95
FASIT.........................................................................66
FASIT owner...................................................................84
FASIT ownership certificate...................................................81
FASIT regular securities......................................................80
FASIT securities..............................................................81
Financial Intermediary........................................................26
Floating Rate Class...........................................................30
Housing Act...................................................................10
Insurance Proceeds............................................................45
Inverse Floating Rate Class...................................................30
lenders........................................................................6
Liquidation Expenses..........................................................45
Liquidation Proceeds..........................................................45
Lower Tier REMIC..............................................................75
manufactured homes............................................................10
Manufactured housing contracts.................................................6
Mortgage......................................................................42
mortgage loans.................................................................6
mortgage pool..................................................................5
Multifamily loans .............................................................5
multiple variable rate REMIC regular security.................................71 objective rate................................................................71
OID Regulations...............................................................67

Percentage Interests..........................................................52
Permitted Investments.........................................................40
Plan..........................................................................96
Plan Asset Regulations........................................................97
PMBS pooling and servicing agreement..........................................15
PMBS servicer.................................................................15
PMBS trustee..................................................................15
Prepayment Assumption.........................................................68
Presumed Single Qualified Floating Rate.......................................70
Presumed Single Variable Rate.................................................71
primary insurance policy.......................................................6
primary insurer...............................................................49
Principal Prepayments.........................................................24
Protected Account ............................................................44
PTCE 831......................................................................97
qualified floating rate.......................................................70
qualified inverse floating rate...............................................71
Received ES Class ............................................................95
Refinance Loan.................................................................8
REIT..........................................................................75
REMIC.........................................................................23
REMIC qualified floating rate.................................................68
REMIC regular securities......................................................66
REMIC Regulations ............................................................67
REMIC residual securities.....................................................66
Retained Interest ............................................................21
Rules.........................................................................26
Securities Account............................................................45
Single family loans............................................................5
single variable rate REMIC regular security...................................71
Strip.........................................................................94
Superlien.....................................................................65
taxable mortgage pool.........................................................76
Tiered FASITs.................................................................82
Tiered REMICs.................................................................67
U.S. Government Securities....................................................16
UCC...........................................................................58
United States person......................................................79, 88
variable rate debt instrument.................................................70
Variable Rate Non-Electing securities.........................................87
Variable Rate REMIC Regular Securities........................................68
variable rate REMIC regular security..........................................70
Yield Supplement Agreement....................................................66

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INVESTORS SHOULD RELY ONLY ON THE INFORMATION  CONTAINED
IN  THIS  PROSPECTUS  SUPPLEMENT  AND  THE  ACCOMPANYING
PROSPECTUS.  THE SELLER,  THE ISSUER OR THE  UNDERWRITER
HAVE NOT  AUTHORIZED  ANYONE TO PROVIDE  INVESTORS  WITH
DIFFERENT  INFORMATION.  THIS PROSPECTUS  SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS DO NO CONSTITUTE AN OFFER TO                            $1,166,341,300
SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES                             (APPROXIMATE)
OTHER THAN THE  CERTIFICATES  TO ANY PERSON IN ANY STATE
OR OTHER  JURISDICTION  IN  WHICH  SUCH  OFFER  WOULD BE
UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND
THE  ACCOMPANYING  PROSPECTUS AT ANY TIME DOES NOT IMPLY
THAT  INFORMATION  HEREIN  IS  CORRECT  AS OF  ANY  TIME
SUBSEQUENT TO ITS DATE.

UNTIL  90  DAYS  AFTER  THE  DATE  OF  THIS   PROSPECTUS
SUPPLEMENT,  ALL DEALERS  EFFECTING  TRANSACTIONS IN THE
CERTIFICATES    OFFERED    HEREBY,    WHETHER   OR   NOT                        STRUCTURED ASSET MORTGAGE
PARTICIPATING IN THIS  DISTRIBUTION,  MAY BE REQUIRED TO                             INVESTMENTS INC.
DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS
IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS  SUPPLEMENT  AND  PROSPECTUS  WHEN  ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS
OR SUBSCRIPTIONS.


                   TABLE OF CONTENTS
                 PROSPECTUS SUPPLEMENT
                 ---------------------
                                                    Page
                                                    ----

Summary of Terms ....................................S-4
Risk Factors........................................S-20                      BEAR STEARNS ARM TRUST
Description of the Mortgage Loans ..................S-22                       MORTGAGE PASS-THROUGH
The Master Servicer and the Servicers ..............S-26                           CERTIFICATES,
Mortgage Loan Origination ..........................S-31                          SERIES 2003-1
Description of the Certificates ....................S-36
Yield And Prepayment Considerations ................S-50
The Pooling and Servicing Agreement.................S-60
Federal Income Tax Considerations...................S-68                     __________________________
ERISA Considerations................................S-70
Legal Investment....................................S-71                       PROSPECTUS SUPPLEMENT
Restrictions on Purchase and Transfer of the                                 __________________________
Residual Certificates...............................S-72
Method of Distribution..............................S-73
Legal Matters.......................................S-73
Rating..............................................S-73
Index of Principal Definitions .....................S-75
Mortgage Loan Assumptions...........................AX-1
Certain Characteristics of the Mortgage Loans........A-1

                      PROSPECTUS
                      ----------
                                                    Page
                                                    ----
Prospectus Supplement..................................1
Incorporation of Certain Documents by Reference........1
Risk Factors...........................................2
The Trust Fund.........................................5                    BEAR, STEARNS & CO. INC.
Use of Proceeds.......................................17
The Seller............................................18
The Mortgage Loans....................................18
Description of the Securities.........................21
Exchangeable Securities...............................29
Credit Enhancement....................................34
Yield and Prepayment Considerations...................40
Administration........................................42
Legal Aspects of the Mortgage Loans...................56
Federal Income Tax Consequences.......................65
State Tax Consequences................................96                        FEBRUARY 26, 2003
ERISA Considerations..................................96
Legal Investment.....................................105
Method of Distribution...............................106
Legal Matters........................................107
Financial Information................................107
Rating...............................................107
Where You Can Find More Information..................107
Glossary.............................................108

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